PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED FEBRUARY 7, 2000)

                           $158,598,000 (APPROXIMATE)
                    PROVIDENT HOME EQUITY LOAN TRUST 2000-A

               HOME EQUITY LOAN ASSET-BACKED NOTES, SERIES 2000-A

                               THE PROVIDENT BANK
                     SELLER, TRANSFEROR AND MASTER SERVICER

THE TRUST WILL ISSUE                         THE CLASS A NOTES REPRESENT NON-RECOURSE
                                             OBLIGATIONS OF THE TRUST ONLY AND DO NOT
o  two classes of Class A Notes, which       REPRESENT AN INTEREST IN OR OBLIGATION OF
   are offered hereby.                       THE PROVIDENT BANK, THE INDENTURE TRUSTEE,
                                             THE OWNER TRUSTEE OR ANY OF THEIR
o  two transferor interests, which are       AFFILIATES.
   not offered hereby.
                                                This prospectus supplement may be used to
THE NOTES                                       offer and sell the Class A Notes only if
                                                accompanied by the prospectus.
o  are principally secured by the
   assets of the trust, which consist
   of one group of adjustable rate
   home equity revolving credit line
   loan agreements and one group of
   closed-end home equity loans that
   have fixed rates of interest.



CREDIT ENHANCEMENT

o  The spread account will fund shortfalls in payments due on the Class A Notes.

o The transferor interests will absorb up to a certain percentage of all losses on the mortgage loans in the related loan group.

o An irrevocable and unconditional guaranty insurance policy issued by MBIA Insurance Corporation will guarantee interest and ultimate principal payments on the Class A Notes.

o If MBIA Insurance Corporation defaults, certain payments to the holder of the transferor interests will only be paid after payments due on the related Class A Notes are made.

REVIEW THE INFORMATION IN "RISK FACTORS" ON PAGE S-8 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 1 IN THE PROSPECTUS.

Lehman Brothers Inc., on behalf of the underwriters, will buy the Class A Notes from The Provident Bank at a price equal to approximately 99.70% of their face value. The underwriters will sell the Class A Notes from time to time in negotiated transactions.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE NOTES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          ---------------------------

LEHMAN BROTHERS                                            PRUDENTIAL SECURITIES

June 28, 2000

For 90 days following the date of this prospectus supplement, all dealers selling the Class A Notes will deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the Class A Notes and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Class A Notes in any state where the offer is not permitted.

                               TABLE OF CONTENTS

                                                                                                           PAGE
                                                                                                           -----
                                             PROSPECTUS SUPPLEMENT
Summary.................................................................................................     S-3
Risk Factors............................................................................................     S-8
The Insurer.............................................................................................    S-12
The Trust...............................................................................................    S-13
The Provident Bank......................................................................................    S-15
Description of the Mortgage Loans.......................................................................    S-20
Description of the Notes................................................................................    S-36
Pool Factor.............................................................................................    S-51
Maturity and Prepayment Considerations..................................................................    S-52
Description of the Agreements...........................................................................    S-53
Use of Proceeds.........................................................................................    S-62
Federal Income Tax Consequences.........................................................................    S-63
State Taxes.............................................................................................    S-65
ERISA Considerations....................................................................................    S-66
Legal Investment Considerations.........................................................................    S-68
Underwriting............................................................................................    S-68
Legal Matters...........................................................................................    S-69
Experts.................................................................................................    S-69
Ratings.................................................................................................    S-69
Index of Defined Terms..................................................................................    S-70
Annex I--Global Clearance, Settlement and Tax Documentation Procedures..................................     I-1

                                               PROSPECTUS
Risks Factors...........................................................................................       1
The Trust Fund..........................................................................................       2
Use of Proceeds.........................................................................................       7
The Provident Bank......................................................................................       7
Loan Program............................................................................................       8
Description of the Securities...........................................................................      11
Credit Enhancement......................................................................................      21
Yield and Prepayment Consideration......................................................................      26
The Agreements..........................................................................................      28
Legal Aspects of the Loans..............................................................................      40
Federal Income Tax Consequences.........................................................................      47
State Tax Considerations................................................................................      71
ERISA Considerations....................................................................................      71
Legal Investment........................................................................................      76
Method of Distribution..................................................................................      77
Legal Matters...........................................................................................      78
Financial Information...................................................................................      78
Rating..................................................................................................      78
Index of Defined Terms..................................................................................      80

                                    SUMMARY

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus for additional information about the Class A Notes.

               HOME EQUITY LOAN ASSET-BACKED NOTES, SERIES 2000-A

                                                              INITIAL NOTE
 CLASS/INTEREST                         NOTE RATE           PRINCIPAL BALANCE            MATURITY DATE
-------------------------------    --------------------         ------------         ----------------------
Class A-1 Notes                          Variable               $ 70,652,000             June 25, 2030
Class A-2 Notes                          Variable               $ 87,946,000             June 25, 2021
Group 1 Transferor Interest                N.A.                 $    713,888                  N.A.
Group 2 Transferor Interest                N.A.                 $    888,847                  N.A.

     The initial principal balance of the Class A Notes and the transferor interests is subject to a variance of 5%.

     The actual maturity date for the notes will be significantly earlier than the maturity date specified above.

     The note rate on the Class A-1 Notes on any payment date will be a per annum rate equal to the lesser of (a) one-month LIBOR plus 0.29% and (b) the weighted average net loan rate of the mortgage loans in loan group 1. If the note rate for the Class A-1 Notes is based on the weighted average net loan rate of the mortgage loans in loan group 1 on any payment date, on future payment dates, you will be entitled to the amount of interest that otherwise would have accrued on the Class A-1 Notes had the note rate been calculated without regard to the weighted average net loan rate. These amounts are not insured by the insurance policy.

     The note rate on the Class A-2 Notes on any payment date will equal the lesser of (a) one-month LIBOR plus 0.30% (or 0.60% on or after the call option date for the Class A-2 Notes) and (b) 13% per annum. We refer you to "Description of the Notes--Payments on the Notes" for more information.

     The Class A-1 Notes and Group 1 Transferor Interest receive payments from the mortgage loans in loan group 1. The Class A-2 Notes and Group 2 Transferor Interest receive payments from the mortgage loans in loan group 2.

     The transferor interests are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

THE SELLER, TRANSFEROR AND MASTER SERVICER

o The Provident Bank

o The Provident Bank maintains its principal office at One East Fourth Street, Cincinnati, Ohio. Its telephone number is (513) 579-2000.

o The master servicer will receive a monthly fee from the interest payments on the mortgage loans equal to 0.50% per annum on the principal balance of each mortgage loan.

We refer you to "The Provident Bank" in this prospectus supplement for additional information.

TRUST

o Provident Home Equity Loan Trust 2000-A.

INDENTURE TRUSTEE

o Bankers Trust Company of California, N.A.

OWNER TRUSTEE

o Wilmington Trust Company

INSURER

o MBIA Insurance Corporation, a New York stock insurance company

We refer you to "The Insurer" in this prospectus supplement for additional information.

CUT-OFF DATE

o June 1, 2000.

CLOSING DATE

o June 30, 2000.


PAYMENT DATE

o The 25th day of each month, or if that day is not a business day, the next business day. The first payment date is July 25, 2000.

COLLECTION PERIOD

o The calendar month preceding the month of a payment date.

REGISTRATION OF NOTES

We will issue the Class A Notes in book-entry form. You will hold your interests either through a depository in the United States or through one of two depositories in Europe. While the Class A Notes are book-entry, they will be registered in the name of the applicable depository, or in the name of the depository's nominee.

Transfers within any depository system will be made in accordance with the usual rules and operating procedures of that system. Cross-market transfers between two different depository systems may be made through a third-party bank and/or the related depositories. The limited circumstances under which definitive notes will replace the book-entry notes are described in this prospectus supplement.

We refer you to "Risk Factors--Consequences on Liquidity and Payment Delay Because of Owning Book-Entry Notes", "Description of the Notes--Book-Entry Notes" and "Annex I" in this prospectus supplement for additional information.

ASSETS OF THE TRUST

The trust's assets include:

o a pool, which is divided into two groups, of adjustable rate home equity revolving credit line loan agreements, which we also refer to herein as the revolving credit-line loans, and closed-end home equity loans that have fixed rates of interest, secured by either first or junior deeds of trust or mortgages primarily on one- to four-family residential properties;

o payments of interest and principal on the mortgage loans received on and after the cut-off date, except for certain amounts described in this prospectus supplement;

o property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure and the net proceeds from the sale of a mortgage loan;

o rights under the hazard insurance policies covering the mortgaged properties;

o amounts on deposit in the accounts described in this prospectus supplement;
  and

o the insurance policy for the benefit of the holders of the Class A Notes.

During the life of the trust, new advances made to mortgagors under credit line loan agreements will become assets of the trust. However, neither the trust nor the indenture trustee shall be obligated or permitted to fund any future advances. Due to these advances and principal payments on the mortgage loans, the aggregate principal balance of loan group 1 will generally fluctuate.

THE MORTGAGE LOANS

1. Mortgage Loan Statistics

On the closing date, the trust will acquire a pool of mortgage loans which consist of adjustable rate revolving credit line loans and closed-end home equity loans that have fixed rates of interest. The mortgage loans will have the following characteristics as of June 1, 2000:

o number of mortgage loans: 5,987

o number of revolving credit-line loans: 2,740

o number of closed-end loans: 3,247

o aggregate principal balance: $160,200,735.19

The mortgage loans in loan group 1 are all adjustable rate revolving credit line loans and have the following approximate characteristics as of June 1, 2000:

o number of revolving credit-line loans: 2,740

o aggregate principal balance: $71,365,888.43

o average credit limit of revolving credit-line loans: $46,666.60

o credit limits on the revolving credit-line loans range: $2,000.00 to
  $750,000.00

o mortgaged property location: 23 states

o interest rates on the revolving credit-line loans range: 5.750% to 12.500%

o weighted average interest rate on the revolving credit-line loans: 7.921%

o loan age range: 0 to 120 months

o weighted average loan age: 11 months

o credit limit utilization rate range for revolving credit-line loans: 0.29% to 102.40%

o average credit limit utilization rate for revolving credit-line loans: 59.76%

o margin range for revolving credit-line loans: -2.010% to 3.500%

o weighted average margin for revolving credit-line loans: 0.457%

o combined loan-to-value ratio range: 2.32% to 100.79%

o weighted average combined loan-to-value ratio: 75.70%

o all of the revolving credit-line loans bear interest at an adjustable rate based on the prime rate published in The Wall Street Journal.

The mortgage loans in loan group 2 are all fixed rate closed-end home equity loans and have the following approximate characteristics as of June 1, 2000:

o number of closed-end loans: 3,247

o aggregate principal balance: $88,834,846.76

o average principal balance of closed-end loans:
  $27,359.05

o principal balances of closed-end loans range: $313.06 to $191,000.00

o mortgaged property location: 27 states

o interest rates on the closed-end loans range: 7.000% to 11.750%

o weighted average interest rate on the closed-end loans: 9.676%

o loan age range: 0 to 92 months

o weighted average loan age: 4 months

o combined loan-to-value ratio range: 2.75% to 101.24%

o weighted average combined loan-to-value ratio: 86.37%

2. Payment Terms of Mortgage Loans

A. Revolving Credit-Line Loans

o Each borrower under a revolving credit-line loan may borrow amounts from time to time up to the maximum amount of that borrower's line of credit. If borrowed amounts are repaid, they can again be borrowed.

o Interest--Interest on each revolving credit-line loan is payable monthly on the outstanding principal balance for each day in the billing cycle. The loan rate is variable and is equal to the prime rate published in The Wall Street Journal plus a margin, which, in some cases, may be negative.

o Principal--The revolving credit-line loans have either:

     (1) a one year draw period which is renewable by Provident, in some cases for a period not to exceed nine years, during which time amounts may be borrowed under the credit line agreement. This draw period is followed by either a two or five year repayment period during which the borrower must repay the outstanding principal of the loan; or

     (2) a ten year draw period during which time amounts may be borrowed under the credit line agreement. This draw period is followed by a ten year repayment period during which the borrower must repay the outstanding principal of the loan.

B. Closed-End Loans

o The amount borrowed under a closed-end loan is fully disbursed on the date of origination of that closed-end loan. The borrower is not entitled to future advances of cash under that loan.

o Interest on each closed-end loan is payable monthly on the outstanding principal balance of the closed-end loan. The loan rate for all of the closed-end loans is fixed at origination.

C. Simple Interest Loans

o All of the loans compute interest based on a simple interest method. This means that interest is computed and charged to the borrower on the outstanding principal balance of the loan, based on the number of days elapsed between the date on which interest was last paid through the date on which the borrower's most current payment is received. The portions of each monthly payment that are allocated to interest and principal are adjusted based on the actual amount of interest charged on that basis.

We refer you to "Description of the Mortgage Loans" in this prospectus supplement for additional information.

MONTHLY ADVANCES

If the master servicer reasonably believes that cash advances can be recovered from future monthly payments or collections on the mortgage loans, the master servicer will make cash advances to the trust to cover delinquent interest payments on the mortgage loans. The master servicer will make advances only to maintain a regular flow of scheduled interest payments on the notes, not to guarantee or insure against losses.

We refer you to "Description of the Notes--Monthly Advances" in this prospectus supplement for additional information.

THE NOTES

1. General

o Each month, the indenture trustee will calculate the amount you are owed.

o If you hold a book-entry Class A Note on the day immediately preceding a payment date, you will be entitled to receive payments on that payment date.

2. Interest Payments: Interest on the Class A Notes accrues during the period beginning on the prior payment date, or in the case of the first payment date, beginning on the closing date, and ending on the day before the applicable payment date. The indenture trustee will calculate interest based on the actual number of days in the interest period and a year assumed to consist of 360 days. On each payment date, you will be entitled to the following amounts:

o interest at the related note rate that accrued during the interest period on your note balance; and

o any interest that was due on a prior payment date that was not paid. In addition, interest will have accrued on the amount of interest which was previously due and not paid.

3. Principal Payments: From the first payment date and ending on the payment date in June 2005 and so long as certain events causing an acceleration of payment of principal do not occur, holders of the Class A-1 Notes will be entitled to the lesser of:

    (a) 99% of the principal collected during the prior collection period on the mortgage loans in loan group 1; or

    (b) the amount of principal collected on mortgage loans in loan group 1 during the prior collection period minus advances made to the borrowers on the mortgage loans in loan group 1 under the related credit line agreements during that collection period.

On each payment date following June 2005, or if certain events causing an acceleration of principal occur, holders of the Class A-1 Notes will be entitled to receive the amount described in clause (a) above.

Holders of the Class A-2 Notes will be entitled to receive on any payment date 99% of the principal collected during the prior collection period on the mortgage loans in loan group 2.

We refer you to "Description of the Notes--Payments on the Notes" in this prospectus supplement for additional information.

CREDIT ENHANCEMENT

1. The Insurance Policy: The insurance policy guarantees the payment of:

o accrued and unpaid interest due on the Class A Notes;

o principal losses on the mortgage loans;

o any principal amounts owed to noteholders on the maturity date; and

o any amounts distributed on the Class A Notes that are recoverable and sought to be recovered as a voidable preference payment.

We refer you to "Description of the Notes--The Policy" in this prospectus supplement for additional information.

2. The Spread Account: Amounts on deposit in the spread account will be available to the indenture trustee to pay interest due on the Class A Notes and to cover principal losses on the mortgage loans prior to a draw on the insurance policy.

We refer you to "Description of the Notes--The Spread Account" in this prospectus supplement for additional information.

3. Limited Subordination of each Transferor Interest: After the spread account is depleted and prior to a draw on the insurance policy, losses on the mortgage loans in a loan group will be allocable to the related transferor interest up to certain levels. In addition, if the Insurer defaults under the insurance policy, certain payments to the holder of a transferor interest will be made after payments to the holders of the related Class A Notes.

OPTIONAL TERMINATION

The mortgage loans in each loan group will be subject to an optional transfer to the owner of the related transferor interest on any payment date on which:

o the principal balance of the related Class A Notes is less than or equal to 10% of the original principal balance of that Class; and

o all amounts due and owing to the Insurer, including unreimbursed draws on the insurance policy, with respect to the related Class A Notes, with interest thereon have been paid.

The first date on which a Class of Class A Notes is subject to an optional transfer is referred to in this prospectus supplement as a call option date.

We refer you to "Description of the Agreements--Termination; Retirement of the Notes" in this prospectus supplement for additional information.

FEDERAL TAX CONSIDERATIONS

For federal income tax purposes:

o Tax counsel is of the opinion that the Class A Notes will be treated as debt instruments.

o You must agree to treat your Class A Note as indebtedness for federal, state and local income and franchise tax purposes.

We refer you to "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for additional information.

ERISA CONSIDERATIONS

The fiduciary responsibility provisions and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code can limit investments by pension, employee benefit and other plans subject to those laws. Pension and other employee benefit plans should be able to purchase investments like the Class A Notes so long as the investments are treated as debt under applicable state law and have no "substantial equity features." Any plan fiduciary considering whether to purchase the Class A Notes on behalf of a plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Internal Revenue Code and the availability of any exemptions.

We refer you to "ERISA Considerations" in this prospectus supplement and the prospectus for additional information.

LEGAL INVESTMENT CONSIDERATIONS

The Secondary Mortgage Market Enhancement Act of 1984 defines "mortgage related securities" to include only securities backed by first mortgages, and not second mortgages. Because the mortgage pool includes junior mortgage loans, the Class A Notes will not be "mortgage related securities" under that definition. Some institutions may be limited in their legal investment authority to only first mortgages or "mortgage related securities" and will be unable to invest in the Class A Notes.

We refer you to "Legal Investment Considerations" in this prospectus supplement and "Legal Investment" in the prospectus for additional information.

NOTE RATINGS

The trust will not issue the Class A Notes unless they receive the following ratings:

o "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

o "Aaa" by Moody's Investors Service, Inc.

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal by either rating agency.

We refer you to "Ratings" and "Risk Factors--Note Rating Based Primarily on the Financial Strength of the Insurer" in this prospectus supplement for additional information.

                                  RISK FACTORS

     YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS PRIOR TO ANY PURCHASE OF THE CLASS A NOTES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.

CONSEQUENCES ON LIQUIDITY AND PAYMENT DELAY BECAUSE OF OWNING BOOK-ENTRY NOTES

     o Limit on Liquidity of Notes. Issuance of the Class A Notes in book-entry form may reduce the liquidity of the Class A Notes in the secondary trading market since investors may be unwilling to purchase Class A Notes for which they cannot obtain physical notes.

     o Limit on Ability to Transfer or Pledge. Since transactions in the book-entry notes can be effected only through DTC, participating organizations, indirect participants and some banks, your ability to transfer or pledge a book-entry note to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of the notes, may be limited due to lack of a physical note representing the book-entry Class A Notes.

     o Delays in Payments. You may experience some delay in the receipt of payments on the book-entry notes since the payments will be forwarded by the indenture trustee to DTC for DTC to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

     We refer you to "Description of Notes--Book-Entry Notes" in this prospectus supplement.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN MORTGAGE LOAN BALANCE

     Substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the Insurer fails to perform its obligations under the insurance policy and the other forms of credit enhancement are insufficient to cover the loss.

     We refer you to "Legal Aspects of the Loans--Foreclosure and Repossession" in the prospectus.

PREPAYMENTS AFFECT TIMING AND RATE OF RETURN ON YOUR INVESTMENT

     The yield to maturity on your Class A Notes will be directly related to the rate of principal payments on the mortgage loans in the related loan group. Please consider the following:

     o Mortgagors may fully or partially prepay their mortgage loan at any time. However, some mortgage loans require that the mortgagor pay a fee with any prepayments in full within three or five years of origination, except that generally no fee is required for any prepayment in full made after the expiration of the applicable time period. This fee may result in the rate of prepayments being slower than would otherwise be the case.

     o With respect to the Group 1 Loans, during the period that a borrower may borrow money under a revolving credit-line loan, the borrower may make monthly payments only for the accrued interest or may also repay some or all of the amounts previously borrowed. In addition, borrowers may borrow additional amounts up to the maximum amounts of their lines of credit. As a result, the amount the trust receives in any month, and in turn the amount of principal paid to a holder of a Class A-1 Note, may change significantly.

     o All of the mortgage loans compute interest due on a simple interest method. This means that the amount of each monthly payment applied to the payment of principal and interest will vary each month depending on when the monthly payment is received.

     o All the mortgage loans contain due-on-sale provisions. Due-on-sale provisions require the mortgagor to fully pay the mortgage loan when the mortgaged property is sold. Generally, the master servicer will enforce the due-on-sale provision unless prohibited by applicable law.

     o The rate of principal payments on pools of mortgage loans is influenced by a variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility.

     o Home equity loans generally are not viewed by borrowers as permanent financing. Accordingly, the mortgage loans may experience a higher rate of prepayment than purchase money first lien mortgage loans.

     o We cannot predict the rate at which borrowers will repay their mortgage loans, nor are we aware of any publicly available studies or statistics on the rate of prepayment of mortgage loans similar to the mortgage loans in the pool.

     o If you purchased your Class A Note at a premium and you receive your principal faster than expected, your yield to maturity will be lower than you anticipated. If you purchased your Class A Note at a discount and you receive your principal slower than expected, your yield to maturity will be lower than you anticipated.

     We refer you to "Maturity and Prepayment Considerations" in this prospectus supplement.

NOTE RATING BASED PRIMARILY ON THE FINANCIAL STRENGTH OF THE INSURER

     The rating on the Class A Notes depends primarily on an assessment by the rating agencies of the mortgage loans in the related loan group and upon the financial strength of the Insurer. Any reduction of the rating assigned to the financial strength of the Insurer may cause a corresponding reduction in the ratings assigned to the Class A Notes. A reduction in the rating assigned to the Class A Notes will reduce the market value of the Class A Notes and may affect your ability to sell them. In general, the rating on your Class A Notes addresses credit risk and does not address the likelihood of prepayments.

     We refer you to "Ratings" in this prospectus supplement.

LIEN PRIORITY COULD RESULT IN PAYMENT DELAY AND LOSS

     Most of the mortgage loans are secured by mortgages which are junior in priority. Mortgage loans that are secured by junior mortgages will receive proceeds from a sale of the related mortgaged property only after any senior mortgage loans and prior statutory liens have been paid. If the remaining proceeds are insufficient to satisfy the mortgage loan in the trust, the Insurer fails to perform its obligations under the insurance policy and the other forms of credit enhancement are insufficient to cover the loss, then:

     o there will be a delay in payments to you while a deficiency judgment against the borrower is sought; and

     o you may incur a loss if a deficiency judgment cannot be obtained or, if obtained, cannot be collected in full.

     We refer you to "Legal Aspects of the Loans" in the prospectus.

PAYMENTS TO AND RIGHTS OF INVESTORS ADVERSELY AFFECTED BY INSOLVENCY OF
PROVIDENT

     The sale of the mortgage loans from Provident to the trust will be treated by Provident and the trust for financial accounting purposes as a sale of the mortgage loans. If Provident were to become insolvent, a receiver or conservator for, or a creditor of, Provident may argue that the transaction between Provident and the depositor is a pledge of mortgage loans as security for a borrowing rather than a sale. This attempt, even if unsuccessful, could result in delays in payments to you.

     In the event of Provident's insolvency, there is a possibility that the Federal Deposit Insurance Corporation could be appointed as a receiver or conservator and prevent the indenture trustee or the owner trustee from taking any action with respect to the trust. The Federal Deposit Insurance Corporation may enforce Provident's contracts and may have the power to cause Provident to continue to perform the master servicer's duties. This would prevent the appointment of a successor master servicer and prevent the liquidation of the mortgage loans or the early retirement of the notes.

     Provident will deliver to the indenture trustee on the closing date the mortgage notes relating to the closed-end loans and the revolving credit line loan agreements and, within ninety days of the closing date, the assignments of each mortgage in recordable form relating to the closed-end loans. However, Provident will maintain possession of all other documentation relating to the mortgage loans and no assignment of any mortgage is required to be recorded in the name of the indenture trustee, unless Provident's long-term senior unsecured debt rating is reduced below "BBB" by Standard & Poor's or "Baa2" by Moody's or upon the occurrence of certain other events. In the event that Provident's long-term senior unsecured debt is not so rated or such other events occur, Provident will deliver the mortgage documents to the indenture trustee and either record the assignments or deliver a legal opinion to the effect that recordation of such assignments is not necessary in order to perfect the interest of the trust in the mortgages. Prior to delivery and recording, the interest of the indenture trustee in the mortgages, the mortgage notes and any proceeds from the mortgage loans may be subject to the claims of creditors or to sale to a third party, as well as to a receiver or conservator appointed in the event of the insolvency of Provident.

     In certain states in which the mortgaged properties are located, failure to record the assignments of the related mortgages to the indenture trustee will have the result of making the sale of the mortgage loans potentially ineffective against:

     o any creditor of Provident who may have been fraudulently or inadvertently induced to rely on the mortgage loans as assets of Provident, or

     o any purchaser of a mortgage loan who had no notice of the prior conveyance to the trust if such purchaser perfects his interest in the mortgage loan by taking possession of the related documents or other evidence of indebtedness.

     If these events occur, the trust would be an unsecured creditor of Provident.

YIELD ON GROUP 1 LOANS MAY NEGATIVELY IMPACT YIELD ON CLASS A-1 NOTES

     The Class A-1 Notes accrue interest at a note rate based on one-month LIBOR plus a specified margin, but are subject to a cap. The cap on interest paid on the Class A-1 Notes is based on the weighted average of the interest rates on the Group 1 Loans, net of certain trust expenses. All of the Group 1 Loans have interest rates that are based on the prime rate plus a specified margin. Substantially all of the Group 1 Loans have maximum limitations on adjustments to the mortgage interest rate. As a result, the Class A-1 Notes may accrue less interest than they would accrue if their rates were based solely on one-month LIBOR plus the specified margin.

     A variety of factors could limit the note rate on the Class A-1 Notes. Some of these factors are described below:

     o The rate on the Class A-1 Notes adjusts monthly while the loan rates on the one-year draw period loans adjust less frequently. Consequently, the cap on the Class A-1 Notes may limit increases in the note rate for extended periods in a rising interest rate environment.

     o The loan rates on the Group 1 Loans may respond to different economic and market factors than one-month LIBOR. It is possible that interest rates on the Group 1 Loans may decline while one-month LIBOR is stable or rising. It is also possible that interest rates on the Group 1 Loans and one-month LIBOR may decline or increase during the same period, but that one-month LIBOR may decline more slowly or increase more rapidly.

     These factors may adversely affect the yield to maturity on the Class A-1 Notes.

     Although the Class A-1 Notes are entitled to LIBOR carryover, there may not be sufficient interest collections to make such payments. Neither the spread account nor the policy covers the payment of any LIBOR carryover.

     We refer you to "Payments on the Notes--Application of Interest Collections" in this prospectus supplement.

INTEREST PAYMENTS ON THE MORTGAGE LOANS MAY BE REDUCED

     o Prepayments of Principal May Reduce Interest Payments. If a mortgagor prepays a mortgage loan in full, the mortgagor is charged interest only up to the date of the prepayment, instead of a full month. The master servicer is obligated to reduce its master servicing fee in the month of the prepayment so that one month's interest is paid with that prepayment in full. If the master servicing fee is insufficient to pay the interest shortfalls attributed to prepayments, a shortfall in interest due on the Class A Notes may result. The

Insurer is required to cover this shortfall. If the other credit enhancements are insufficient to cover the loss and the Insurer fails to perform its obligations under the insurance policy, you may incur a loss.

     o Certain Interest Shortfalls Are Not Covered by the Master Servicer or the Insurance Policy. The Soldiers' and Sailors' Civil Relief Act of 1940 permits modifications to the payment terms for mortgage loans, including a reduction in the amount of interest paid by the borrower, under certain circumstances. Neither the master servicer nor the Insurer will pay for any interest shortfalls created by the Soldiers' and Sailors' Civil Relief Act of 1940 (a "Civil Relief Act Interest Shortfall").

RISK OF LOSSES AS A RESULT OF GEOGRAPHIC CONCENTRATION

     The mortgaged properties securing the mortgage loans are located in 29 states. However, 63.93% of the mortgaged properties relating to the mortgage loans in loan group 1 and 50.88% of the mortgaged properties relating to the mortgage loans in loan group 2, each by aggregate principal balance of the mortgage loans in the related loan group as of the cut-off date, are secured by mortgaged properties located in Ohio. If Ohio experiences weaker economic conditions in the future, or greater rates of decline in real estate values than the United States generally, then the mortgage loans may experience higher rates of delinquencies, defaults and foreclosures than would otherwise be the case.

                                  THE INSURER

     The information set forth in this section and in the financial statements of MBIA Insurance Corporation (the "Insurer") incorporated by reference herein as described below have been provided by the Insurer. No representation is made by the underwriters, the seller, the indenture trustee, the owner trustee, the master servicer or any of their affiliates as to the accuracy or completeness of any such information.

     The Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the note guaranty insurance policy (the "Policy") and the Insurer set forth under the headings "The Insurer" and "Description of the Notes--The Policy." Additionally, the Insurer makes no representation regarding the Class A Notes or the advisability of investing in the Class A Notes.

THE INSURER

     The Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Insurer. The Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Insurer, changes in control and transactions among affiliates. Additionally, the Insurer is required to maintain contingency reserves on its liabilities in specified amounts and for specified periods of time.

INSURER FINANCIAL INFORMATION

     The consolidated financial statements of the Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1999 and December 31, 1998 and for each of the three years in the period ended December 31, 1999, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1999 and the consolidated financial statements of the Insurer and its subsidiaries as of March 31, 2000 and for the three month periods ended March 31, 2000 and March 31, 1999 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended March 31, 2000 are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

     All financial statements of the Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Class A Notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing those documents.

     The tables below present selected financial information of the Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities and generally accepted accounting principles:

                                                               STATUTORY ACCOUNTING PRACTICES
                                                             -----------------------------------
                                                             DECEMBER 31, 1999    MARCH 31, 2000
                                                             -----------------    --------------
                                                                 (AUDITED)         (UNAUDITED)
                                                                        (IN MILLIONS)
Admitted Assets...........................................        $ 7,045             $7,188
Liabilities...............................................        $ 4,632             $4,770
Capital and Surplus.......................................        $ 2,413             $2,418

                                                                GENERALLY ACCEPTED ACCOUNTING
                                                                         PRINCIPLES
                                                             -----------------------------------
                                                             DECEMBER 31, 1999    MARCH 31, 2000
                                                             -----------------    --------------
                                                                 (AUDITED)         (UNAUDITED)
                                                                        (IN MILLIONS)
Assets....................................................        $ 7,446             $7,675
Liabilities...............................................        $ 3,218             $3,315
Shareholder's Equity......................................        $ 4,228             $4,360

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION ABOUT THE INSURER

     Copies of the financial statements of the Insurer incorporated by reference herein and copies of the Insurer's 1999 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Insurer. The address of the Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Insurer is (914) 273-4545.

FINANCIAL STRENGTH RATINGS OF THE INSURER

     Moody's Investors Service, Inc. rates the financial strength of the Insurer "Aaa."

     Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., rates the financial strength of the Insurer "AAA."

     Fitch rates the financial strength of the Insurer "AAA."

     Each rating of the Insurer should be evaluated independently. The ratings reflect each respective rating agency's current assessment of the creditworthiness of the Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the Class A Notes, and the ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class A Notes. The Insurer does not guaranty the market price of the Class A Notes nor does it guaranty that the ratings on the Class A Notes will not be revised or withdrawn.

THE TRUST

GENERAL

     Provident Home Equity Loan Trust 2000-A is a business trust formed under the laws of the State of Delaware pursuant to the trust agreement dated as of June 1, 2000, between The Provident Bank and Wilmington Trust Company, as owner trustee. The trust will not engage in any activity other than:

     o acquiring, holding and managing the mortgage loans and the other assets of the trust and proceeds therefrom;

     o issuing the Class A Notes and the transferor interests;

     o making payments on the Class A Notes and the transferor interests; and

     o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or in connection therewith.

     On the closing date, the trust will purchase the mortgage loans having an aggregate cut-off date principal balance of $160,200,735.19 from the seller pursuant to a sale and servicing agreement, dated as of June 1, 2000, between the trust, Provident, as seller, master servicer and transferor and the indenture trustee.

     The assets of the trust will consist primarily of the mortgage loans, which will be secured by first or junior lien mortgages on the mortgaged properties. See "Description of the Mortgage Loans" herein. The assets of the trust will also include:

     o collections on the mortgage loans received after the cut-off date (exclusive of (1) certain payments in respect of interest accrued on the mortgage loans during May 2000 and (2) payments in respect of interest on the delinquent mortgage loans due prior to the cut-off date and received thereafter);

     o amounts on deposit in the collection accounts, the distribution accounts and the spread account;

     o other ancillary or incidental funds, rights and properties related to the foregoing;

     o all proceeds of the foregoing; and

     o the Policy.

     The assets of the trust, consisting of the Group 1 Loans, the related collection account and distribution account and the spread account will be pledged to the indenture trustee as security for the Class A-1 Notes pursuant to the indenture dated as of June 1, 2000, between the trust and the indenture trustee. The assets of the trust, consisting of the Group 2 Loans, the related collection account and distribution account and the spread account will be pledged to the indenture trustee as security for the Class A-2 Notes pursuant to the indenture.

     The master servicer is obligated to service the mortgage loans pursuant to the sale and servicing agreement and will be compensated for servicing the mortgage loans as described under "Description of the Agreements--Servicing Compensation and Payment of Expenses" herein.

     The trust's principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee, at the address set forth below.

THE OWNER TRUSTEE

     Wilmington Trust Company will act as the owner trustee under the trust agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The owner trustee has not participated in the preparation of this prospectus supplement and assumes no responsibility for its content.

                               THE PROVIDENT BANK

GENERAL

     The Provident Bank, as seller, will sell the mortgage loans to the trust pursuant to the sale and servicing agreement. Provident, as master servicer, will service the mortgage loans in accordance with the terms set forth in the sale and servicing agreement. As of the closing date, the master servicer will service the mortgage loans without subservicing arrangements. The master servicer may perform any of its obligations under the sale and servicing agreement through one or more subservicers and is permitted under the sale and servicing agreement to transfer servicing to affiliates, provided that the affiliate meets the standards specified in the sale and servicing agreement. See "Description of the Agreements--Certain Matters Regarding the Master Servicer." Notwithstanding any subservicing arrangements, the master servicer will remain liable for its servicing duties and obligations under the sale and servicing agreement as if the master servicer alone were servicing the mortgage loans.

     Provident is the principal banking subsidiary of Provident Financial Group, Inc., a Cincinnati based commercial banking and financial services holding company registered under the Bank Holding Company Act. Provident Financial Group, Inc. operates throughout Ohio, Northern Kentucky, Southeastern Indiana and Florida. As of March 31, 2000, Provident Financial Group, Inc. had total assets of $11.7 billion, net loans and leases of $6.7 billion, deposits of $7.6 billion and total shareholders' equity of $928 million. Provident Financial Group, Inc.'s tier 1 and total risk-based capital ratios were 9.29% and 10.83%, respectively. For the fiscal year ended December 31, 1999, Provident Financial Group, Inc. had net earnings of $146 million. For the three months ended
March 31, 2000, Provident Financial Group, Inc. had net earnings of $44 million prior to a deduction of $27 million for merger and restructuring charges. Provident represents approximately 95% of Provident Financial Group, Inc.'s assets.

CREDIT AND UNDERWRITING GUIDELINES

     All of the mortgage loans were either acquired by Provident in connection with its merger with Centennial Bank in February 2000 or originated by Provident through its branch offices, direct mail and telemarketing campaigns, internet referral sources and, with respect to a small portion of the mortgage loans, referrals from mortgage loan brokers. The following is a description of the underwriting guidelines customarily employed by Provident with respect to all of its originations of mortgage loans similiar to the mortgage loans in the pool. Provident believes that the underwriting guidelines for the mortgage loans acquired in connection with the merger are substantially similar to the following description of underwriting guidelines. Provident believes its underwriting guidelines are consistent with those utilized by home equity lenders generally.

     Provident's underwriting guidelines require an assessment of a prospective borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. Each prospective borrower is required to complete an application that lists assets, liabilities, income, credit history, employment history and other demographic and personal information. If the information in the application demonstrates sufficient income and equity in the mortgaged property to justify the making of the mortgage loan, Provident will conduct a further credit investigation, including obtaining and reviewing an independent credit bureau report in order to evaluate the applicant's ability to repay.

     Exceptions to Provident's underwriting guidelines are made when compensating factors are present. Such factors include the quality of the mortgaged property, length of employment, credit history, prior banking relationships with Provident, current and pending debt obligations, payment habits and status of past and currently existing mortgages.

     Provident has historically used a debt-to-income ratio to determine whether a prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to any senior mortgage loan payments, including any escrows for property taxes and hazard insurance premiums and other monthly credit obligations. The debt-to-income ratio is the ratio of a borrower's total monthly payments to the borrower's gross monthly income. Since December 1996, Provident has also utilized a credit scoring procedure as an additional guideline in evaluating applications for mortgage loans. Generally, applicants must meet a minimum score predetermined by Provident. Scores are calculated on the basis of a standardized scoring model, which utilizes data provided by financial institutions that originate home equity loans.

     The debt-to-income ratio is reviewed in conjunction with the prospective borrower's combined loan-to-value ratio and credit score. Generally, the debt-to-income ratio does not exceed fifty percent; however, the ratio for prospective borrowers with excellent credit scores and additional compensating factors may exceed that amount. A majority of the mortgage loan borrowers have debt-to-income ratios of forty-five percent or less.

     The foregoing combined loan-to-value ratio and debt-to-income limitations may be exceeded if one or more of the compensating factors described above are present. In addition, these limitations may be exceeded if approved by an authorized officer of Provident.

     The maximum amount permitted to be drawn, or the credit limit, under the revolving credit line loan agreements generally range from a minimum of $5,000 to a maximum of $250,000. For mortgage loans with combined loan-to-value ratios in excess of 80%, the portion of the credit limit which increases the combined loan-to-value ratio above 80% is generally limited to $50,000. These limitations may be exceeded if approval is obtained from an authorized officer of Provident.

     Provident requires a valuation of all mortgaged property representing security for a loan. The mortgaged property used as collateral to secure the mortgage loans may be either primary residential, which includes second homes and vacation homes, or investor owned one to four-family homes, planned unit developments and condominiums. Commercial or agricultural land is not accepted as collateral. In some cases, the mortgage loan may be secured by the owner-occupied residence plus additional collateral.

     Provident personnel decide whether property value will be determined by a full appraisal, a drive-by appraisal, an appraisal based on tax assessment valuation, or an alternative valuation. A drive-by appraisal consists of the appraiser reviewing appropriate records concerning the tax valuation of the mortgaged property and the recent sale prices of homes in the same neighborhood and an inspection of the exterior of the mortgaged property. If the exterior inspection indicates that the mortgaged property is well maintained, the appraiser determines a market value based upon the available records; if the exterior inspection reveals signs of improper maintenance, Provident requires a full appraisal, which includes an interior inspection of the mortgaged property. In some cases, an alternative valuation has been used to obtain the value of the property. This valuation is obtained from various sources and consists of an analysis of multiple listing service data, Fannie Mae appraisal information and tax assessment data to determine the value of the mortgaged property. An alternative valuation is only used for prospective loans that meet defined credit score and loan amount guidelines.

     A current-owner title search of the mortgaged property is also obtained by Provident in addition to an appraisal. In connection with originating a mortgage loan which is in a junior lien position, Provident typically assumes that the first mortgage lender has obtained an ALTA title insurance policy, although Provident does not independently verify whether the title insurance policy has been obtained. Provident does not require borrowers to obtain title insurance.

     Applicants are required to secure property insurance in an amount sufficient to cover the new loan and any prior mortgage. If the sum of any outstanding first mortgage and the mortgage loan originated by Provident exceeds replacement value, insurance equal to replacement value may be accepted. Provident requires that its name and address is properly added to the mortgage clause of the insurance policy. In the event Provident's name is added to a loss payee clause and the policy does not provide for written notice of policy changes or cancellation, an endorsement adding this provision is obtained.

     As a part of Provident's loan application process, each mortgage applicant is typically required to provide personal financial information. Applicants who are salaried employees may be required to provide current employment information in addition to two recent years of employment history and Provident may verify this information. Verifications are based on the two most recent pay periods, the two most recent years' W-2 tax forms or the two most recent years' complete federal income tax returns. Self-employed applicants should be self-employed in the same field of work for a minimum of two years. Self-employed applicants are typically required to provide signed copies of complete federal income tax returns filed for the most recent two years.

     Credit reports are obtained from independent credit reporting agencies reflecting each applicant's credit history. Credit reports usually reflect all delinquencies of 30 days or more, repossessions, judgments, foreclosures, garnishments, bankruptcies, divorce actions and other adverse credit events that can be discovered by a search of public records. If a credit report is obtained more than 60 days prior to the loan closing, Provident may obtain an updated credit report to verify that the reported information has not changed. Verification is obtained of any first mortgage balance if not reported in the credit report.

     Any applicable rescission period must have expired prior to funding any mortgage loan. The rescission period may not be waived by the applicant except as permitted by law.

DELINQUENCY AND CHARGE-OFF EXPERIENCE

     The following tables set forth Provident's delinquency and charge-off experience on its servicing portfolio of home equity revolving credit-line loans and closed-end home equity loans similar to and including the mortgage loans for the periods indicated. Provident has serviced all of the mortgage loans since their origination. There can be no assurance that the delinquency and charge-off experience on the mortgage loans will be consistent with the historical information provided below. Accordingly, this information should not be considered to reflect the credit quality of the mortgage loans included in the trust, or a basis for assessing the likelihood or amount of losses on the mortgage loans. The statistical data in the tables set forth below are based on all of the home equity loans in Provident's servicing portfolio.

     Delinquency as a percentage of aggregate principal balance of mortgage loans serviced for each period would be higher than those shown if a group of mortgage loans were artificially isolated at a point in time and the information showed the activity only in that isolated group.

          DELINQUENCY EXPERIENCE OF THE MASTER SERVICER'S PORTFOLIO OF
                    HOME EQUITY REVOLVING CREDIT-LINE LOANS

     The following table sets forth information relating to the delinquency experience of mortgage loans similar to and including the revolving credit-line loans in the pool for the three months ended March 31, 2000, and the years ended December 31, 1999, December 31, 1998, December 31, 1997 and December 31, 1996.




                                                             YEAR ENDED
                   ----------------------------------------------------------------------------------------------
                     DECEMBER 31, 1996       DECEMBER 31, 1997       DECEMBER 31, 1998       DECEMBER 31, 1999
                   ----------------------  ----------------------  ----------------------  ----------------------
                   NUMBER       DOLLAR     NUMBER       DOLLAR     NUMBER       DOLLAR      NUMBER      DOLLAR
                   OF LOANS     AMOUNT     OF LOANS     AMOUNT     OF LOANS     AMOUNT     OF LOANS     AMOUNT
                   --------  ------------  --------  ------------  --------  ------------  --------  ------------
Portfolio.........   7,496   $173,670,000    7,845   $195,838,000    9,435   $230,949,491    11,246  $277,667,138
Delinquency
  Percentage
  30-59 days......  0.45%       0.40%       0.25%       0.17%       0.11%       0.09%       0.24%       0.05%
  60-89 days......  0.08%       0.11%       0.09%       0.06%       0.06%       0.04%       0.08%       0.01%
  90 days or
    more..........  0.21%       0.23%       0.18%       0.16%       0.13%       0.16%       0.11%       0.12%
Total.............  0.74%       0.74%       0.52%       0.39%       0.30%       0.29%       0.43%       0.18%


                     THREE MONTHS ENDED
                  -------------------------
                        MARCH 31, 2000
                  -------------------------
                   NUMBER         DOLLAR
                  OF LOANS        AMOUNT
                  --------     ------------
Portfolio.........  12,954     $317,598,621
Delinquency
  Percentage
  30-59 days...... 0.12%          0.05%
  60-89 days...... 0.05%          0.05%
  90 days or
    more.......... 0.18%          0.12%
Total............. 0.35%          0.22%

------------------

The delinquency percentage represents the number and principal balance of mortgage loans with monthly payments which are contractually past due for 30 days or more. Mortgage loans for which the related borrower has declared bankruptcy are not included unless or until the loans are delinquent pursuant to their repayment terms.

The delinquency percentage for 90 days or more includes the principal balance of loans currently in process of foreclosure and loans acquired through foreclosure or deed in lieu of foreclosure.

All dollar amounts in the table above are rounded to the nearest $1,000.

           DELINQUENCY EXPERIENCE OF THE MASTER SERVICER'S PORTFOLIO
                        OF CLOSED-END HOME EQUITY LOANS

     The following table sets forth information relating to the delinquency experience of mortgage loans similar to and including the closed-end loans in the pool for the three months ended March 31, 2000, and the years ended December 31, 1999, December 31, 1998, December 31, 1997 and December 31, 1996.



                                                              YEAR ENDED
                     ---------------------------------------------------------------------------------------------

                       DECEMBER 31, 1996       DECEMBER 31, 1997      DECEMBER 31, 1998       DECEMBER 31, 1999
                     ----------------------  ---------------------  ----------------------  ----------------------
                     NUMBER       DOLLAR     NUMBER      DOLLAR     NUMBER       DOLLAR     NUMBER       DOLLAR
                     OF LOANS     AMOUNT     OF LOANS    AMOUNT     OF LOANS     AMOUNT     OF LOANS     AMOUNT
                     --------  ------------  --------  -----------  --------  ------------  --------  ------------
Portfolio...........   5,455   $104,444,000    5,262   $92,264,000    5,116   $107,728,243    6,950   $183,373,480
Delinquency
  percentage
  30-59 days........  0.66%       0.62%       0.67%       0.55%      0.22%       0.12%       0.24%       0.11%
  60-89 days........  0.31%       0.21%       0.27%       0.17%      0.14%       0.09%       0.01%       0.02%
  90 days or more...  0.46%       0.34%       0.49%       0.46%      0.18%       0.20%       0.01%       0.02%
Total...............  1.43%       1.17%       1.43%       1.19%      0.53%       0.41%       0.26%       0.15%






                      THREE MONTHS ENDED
                     -------------------
                        MARCH 31, 2000
                     -------------------
                     NUMBER       DOLLAR
                     OF LOANS   AMOUNT(4)
                     --------  ------------
Portfolio...........  12,034   $210,932,487
Delinquency
  percentage
  30-59 days........  0.25%       0.15%
  60-89 days........  0.07%       0.05%
  90 days or more...  0.07%       0.06%
Total...............  0.39%       0.26%




------------------

The delinquency percentage represents the number and principal balance of mortgage loans with monthly payments which are contractually past due for 30 days or more. Mortgage loans for which the related borrower has declared bankruptcy are not included unless or until such loans are delinquent pursuant to their repayment terms.

The delinquency percentage for 90 days or more includes the principal balance of loans currently in process of foreclosure and loans acquired through foreclosure or deed in lieu of foreclosure.

All dollar amounts in the table above are rounded to nearest $1,000.

            CHARGE-OFF EXPERIENCE OF THE MASTER SERVICER'S PORTFOLIO
                   OF HOME EQUITY REVOLVING CREDIT-LINE LOANS

     The following table sets forth information relating to the loan charge-off experience of mortgage loans similar to and including the revolving credit-line loans in the pool for the three months ended March 31, 2000, and the years ended December 31, 1999, December 31, 1998, December 31, 1997 and December 31, 1996.

                                                                         YEAR ENDED
                                        -----------------------------------------------------------------------------
                                        DECEMBER 31, 1996   DECEMBER 31, 1997   DECEMBER 31, 1998   DECEMBER 31, 1999
                                        -----------------   -----------------   -----------------   -----------------
                                             DOLLAR              DOLLAR              DOLLAR              DOLLAR
                                             AMOUNT              AMOUNT              AMOUNT              AMOUNT
                                        -----------------   -----------------   -----------------   -----------------
Average Portfolio Balance.............    $ 166,948,000       $ 184,754,000       $ 213,394,000       $ 254,293,000
Charge-Offs...........................    $     162,385       $     126,763       $     267,210       $     547,219
Charge-Offs as a percentage of Average
  Portfolio Balance...................            0.10%               0.07%               0.13%               0.22%

                                        THREE MONTHS ENDED
                                        ------------------
                                          MARCH 31, 2000
                                        ------------------
                                              DOLLAR
                                              AMOUNT
                                        ------------------
Average Portfolio Balance.............     $297,633,000
Charge-Offs...........................     $    188,527
Charge-Offs as a percentage of Average
  Portfolio Balance...................            0.25%

------------------

Average portfolio balance during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the first and last days of each period. The average portfolio balance has been rounded to the nearest $1,000.

Charge-offs are amounts which have been determined by Provident to be uncollectable for each respective period and do not include any amount of collections or recoveries received by Provident subsequent to charge-off dates. Provident's policy regarding charge-offs provides that mortgaged properties are reappraised when a mortgage loan has been delinquent for 120 days and based upon the appraisals, a decision is then made concerning the amounts determined to be uncollectable.

The charge-offs as a percentage of average portfolio balance is annualized.

            CHARGE-OFF EXPERIENCE OF THE MASTER SERVICER'S PORTFOLIO
                        OF CLOSED-END HOME EQUITY LOANS

     The following table sets forth information relating to the loan charge-off experience of mortgage loans similar to and including the closed-end loans in the pool for the three months ended March 31, 2000, and the years ended December 31, 1999, December 31, 1998, December 31, 1997 and December 31, 1996.

                                                                         YEAR ENDED
                                        -----------------------------------------------------------------------------
                                        DECEMBER 31, 1996   DECEMBER 31, 1997   DECEMBER 31, 1998   DECEMBER 31, 1999
                                        -----------------   -----------------   -----------------   -----------------
                                             DOLLAR              DOLLAR              DOLLAR              DOLLAR
                                             AMOUNT              AMOUNT              AMOUNT              AMOUNT
                                        -----------------   -----------------   -----------------   -----------------
Average Portfolio Balance.............     $95,491,000         $98,354,000         $99,996,000        $ 145,551,000
Charge-offs...........................     $   165,050         $   197,988         $   407,458        $     671,692
Charge-offs as a Percentage of Average
  Portfolio Balance...................           0.17%               0.20%               0.41%                0.46%

                                        THREE MONTHS ENDED
                                        ------------------
                                          MARCH 31, 2000
                                        ------------------
                                              DOLLAR
                                              AMOUNT
                                        ------------------
Average Portfolio Balance.............     $197,153,000
Charge-offs...........................     $     41,889
Charge-offs as a Percentage of Average
  Portfolio Balance...................            0.08%

------------------

Average portfolio balance during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the first and last days of each period. The average portfolio balance has been rounded to the nearest $1,000.

Charge-offs are amounts which have been determined by Provident to be uncollectable for each respective period and do not include any amount of collections or recoveries received by Provident subsequent to charge-off dates. Provident's policy regarding charge-offs provides that mortgaged properties are reappraised when a mortgage loan has been delinquent for 120 days and based upon the appraisals, a decision is then made concerning the amounts determined to be uncollectable.

The charge-offs as a percentage of average portfolio balance is annualized.

                       DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

     The statistical information presented in this prospectus supplement with respect to the mortgage loans is as of the cut-off date. Set forth below is information regarding the mortgage loans as of the cut-off date. Prior to the closing date, mortgage loans may be removed and other mortgage loans with similar characteristics may be substituted. Provident believes that the information set forth with respect to the mortgage loans as presently constituted is representative of the mortgage loans as they will be constituted at the closing date, although characteristics of these mortgage loans may vary. This variance, however, will not be material.

     As of the cut-off date, the mortgage pool consisted of 5,987 mortgage loans with a cut-off date pool balance of approximately $160,200,735.19. Approximately 2,740 of these mortgage loans are revolving credit-line loans and comprise the group 1 loans (the "Group 1 Loans") and 3,247 of these mortgage loans are closed-end loans and comprise the group 2 loans (the "Group 2 Loans").

     The pool balance will be equal to the aggregate of the principal balances of all mortgage loans on any day of determination. A loan group balance will be equal to the aggregate of the principal balances of all the mortgage loans on any day of determination in the related loan group. The principal balance of a mortgage loan, other than a liquidated mortgage loan, on any day is equal to its cut-off date principal balance, plus, with respect to the revolving credit-line loans, any additional balances drawn thereunder, minus all collections credited against the principal balance of that mortgage loan in accordance with the related credit line agreement or mortgage note prior to that day. The principal balance of a liquidated mortgage loan after final recovery of related liquidation proceeds shall be zero.

MORTGAGE LOAN TERMS

     Revolving Credit-Line Loans. The home equity revolving credit-line loans were originated pursuant to credit line agreements. Under the credit line agreements, the borrowers may receive advances, which are referred to as an advance or a draw, at any time during the draw period; provided, however, neither the trust nor the indenture trustee shall be obligated or permitted to fund any of these draws. The minimum amount of any draw on a one-year draw period loan is $100. There is no minimum draw amount for a ten-year draw period loan. The maximum amount of each draw with respect to any revolving credit-line loan is equal to the excess, if any, of the credit limit over the principal balance outstanding under the credit line agreement at the time of the draw.

     One-Year Draw Period/Two-Year Repayment Loans: Approximately 23.98% (by group 1 loan balance as of the cut-off date) of the Group 1 Loans are one-year draw period/two-year repayment loans. The draw period under each credit line agreement for the one-year draw period/two-year repayment loans is renewable up to nine successive one-year terms unless Provident notifies the borrower of its election to terminate its obligation to makes draws. After this draw period ends, a two-year amortization period begins. During the amortization period the borrower is obligated to make monthly payments equal to the sum of 1/24 of the unpaid principal balance of the mortgage loan at the end of the draw period, plus accrued finance charges. Minimal monthly principal payments may be required to be made during the draw period, but these payments will not be sufficent to fully amortize the loan during the draw period. Provident will agree in the sale and servicing agreement that it will not terminate its obligation to make draws for any mortgage loan included in the trust for a period of 48 months after the closing date, unless the borrower is in default under the credit line agreement or there has been material adverse change to the mortgaged property or the financial circumstances of the borrower.

     One-Year Draw Period/Five-Year Repayment Loans: Approximately 28.74% (by group 1 loan balance as of the cut-off date) of the Group 1 Loans are one-year draw period/five-year repayment loans. The draw period under each credit line agreement for the one-year draw period/five-year repayment loans automatically renews for an unlimited number of successive one-year terms unless Provident notifies the borrower of its election to terminate its obligation to make draws. After this draw period ends, a five year amortization period begins. During the amortization period, the borrower is obligated to make monthly payments equal to the sum of 1/60 of the unpaid principal balance of the mortgage loan at the end of the draw period, plus accrued finance charges. Minimal monthly principal payments may be required to be made during the draw period, but these payments will not be sufficient to fully amortize the loan during the draw period. Provident will agree in the sale and servicing agreement that it will not terminate its obligation to make draws for any mortgage loan included in the trust for a period of 48 months after the closing date, unless the borrower is in default under the credit line agreement or there has been material adverse change to the mortgaged property or the financial circumstances of the borrower.

     The one-year draw period/two-year repayment period loans and the one-year draw period/five-year repayment period loans are collectively referred to as the one-year draw period loans.

     Ten-Year Draw Period Loans: Approximately 47.28% (by group 1 loan balance as of the cut-off date) of the Group 1 Loans are ten-year draw period loans. The ten-year draw period loans have original terms of twenty years. This twenty year original term consists of a ten year draw period and a ten year amortization period. These loans are referred to as ten-year draw period loans. During the amortization period, the borrower is obligated to make monthly payments equal to the sum of 1/120 of the unpaid principal balance of the mortgage loan at the end of the draw period, plus accrued finance charges. Minimal monthly principal payments may be required to be made during the draw period, but these payments will not be sufficient to fully amortize the loan during the draw period.

     The borrower's right to make a draw under a revolving credit-line loan may be suspended, or the credit limit may be reduced due to a number of circumstances; for example, a borrower is in default of a material obligation under the credit line agreement or a material adverse change has occurred with respect to the mortgaged property or the financial circumstances of the borrower. Generally, a suspension or reduction will not affect the payment terms for previously drawn balances. In the event of default under a revolving credit-line loan, the right of the borrower to make a draw may be terminated and the entire outstanding principal balance may be declared immediately due and payable. A default includes, but is not limited to, the borrower's failure to make any payment as required, any action or inaction by the borrower that adversely affects the mortgaged property or the rights of the borrower in the mortgaged property or any fraud or material misrepresentation by the borrower in connection with the origination of the revolving credit-line loan. The credit limits may also be increased upon completion of a satisfactory underwriting review, as described below.

     Finance charges accrue on each revolving credit-line loan on the average daily outstanding principal balance for each day during the billing cycle (which is the calendar month preceding each due date) at a specified loan rate. The finance charge is payable monthly. For one-year draw period loans, the loan rate is adjusted quarterly on the first day of January, April, July and October. The loan rate for one-year draw period loans is equal to the Index (as defined below) on the last day of the month immediately preceding the adjustment date plus a fixed percentage or margin specified in the related credit line agreement. The loan rate on ten-year draw period loans is adjusted monthly on the first day of each month. The loan rate for ten-year draw period loans is equal to the Index on the twentieth day of the month immediately preceding the adjustment date plus a margin. The finance charges are computed on the basis of a 365 day year times the actual number of days elapsed since the most recent payment due date.

     The due date for payments under the revolving credit-line loans is the fifth, tenth, fifteenth, twentieth or twenty-fifth of each month.

     Approximately 90.65% of the revolving credit-line loans (by group 1 loan balance as of the cut-off date) bear interest at various promotional rates for the first six months following the first draw. After the expiration of the six-month promotional period, the interest rate on these revolving credit-line loans will be the loan rate described above.

     The finance charges are calculated based on the "Prime Rate" as published in the "Money Rates" table in The Wall Street Journal (the "Index"). The margins for the revolving credit-line loans as of their cut-off date ranged from -2.01% to 3.50% and the weighted average margin as of their cut-off date for the revolving credit-line loans was 0.46%. Approximately 54.50% of the one-year draw period loans (by aggregate principal balance of the one-year draw period loans as of the cut-off date) and all of the ten-year draw period loans are subject to a maximum loan rate of 25.0% per annum and the remainder of the one-year draw period loans are subject to a maximum loan rate of 18.0%. The revolving credit-line loans have a minimum loan rate equal to the margin. No revolving credit-line loan is subject to a periodic rate cap.

     Payments made by or on behalf of the borrower for each revolving credit-line loan are generally required to be applied, first, to any unpaid finance charges and second, to the principal balance outstanding.

     One-year draw period loans are subject to a $250 termination fee to the extent the related borrower prepays that loan within either a three or five year period following origination, as indicated in the related credit line agreement. Ten-year draw period loans are subject to the lesser of a $250 termination fee or 1% of the credit limit if they prepay within a three or five year period following origination, as indicated in the related credit line agreement.

     Closed-End Loans. The closed-end home equity loans are evidenced by mortgage notes that accrue interest at a fixed rate and are secured by deeds of trust or mortgages on the mortgaged property. The closed-end loans have due dates that occur on different days during each month. Interest is computed on a simple interest basis and is charged to the borrower on the outstanding principal balance of the loan on the basis of the number of days elapsed between each interest payment. The portions of each monthly payment that are allocated to interest and principal are adjusted based on the actual amount of interest charged. Interest accrues on the closed-end loans during the calendar month preceding each due date, computed based on a 365 day year times the actual number of days elapsed.

LOAN GROUP 1 STATISTICS

     Unless otherwise specified, all percentages set forth herein with respect to the Group 1 Loans are percentages of the group 1 loan balance as of the cut-off date. All weighted averages described below are weighted on the basis of the group 1 loan balance as of the cut-off date.

     All of the Group 1 Loans are revolving credit-line loans.

     All of the Group 1 Loans were originated between August 1990 and May 2000. The group 1 loan balance as of the cut-off date was $71,365,888.43, which is equal to the aggregate principal balances of the Group 1 Loans as of the close of business on the cut-off date. Approximately 20.65% of the Group 1 Loans were secured by a first mortgage on the related mortgaged property and 79.35% of the Group 1 Loans were secured by junior liens. No Group 1 Loan had a combined loan-to-value ratio greater than 100.79%. Approximately 63.93% and 5.40% of the Group 1 Loans were secured by mortgaged properties in Ohio and Illinois, respectively. As of the cut-off date, no Group 1 Loan was delinquent 30 days or more.

     For Group 1 Loans in the first lien position, the maximum original principal balance was $382,887.81. No Group 1 Loan which was secured by a junior lien had an original principal balance of more than $500,842.62. For each Group 1 Loan in the junior lien position, the sum of the unpaid principal balance of the first and junior liens as of the cut-off date did not exceed $1,104,000.00.

     As of the cut-off date the minimum principal balance of the Group 1 Loans was $73.38, the maximum principal balance was $500,842.62, and the average principal balance was $26,045.94. As of the cut-off date, the weighted average loan rate of the Group 1 Loans is 7.921% per annum. The average credit limit utilization rate of the Group 1 Loans was 59.76% as of the cut-off date. As of the cut-off date, the weighted average combined loan-to-value ratio of the Group 1 Loans was 75.70% and the weighted average junior mortgage ratio of the Group 1 Loans was approximately 37.17%.

     The combined loan-to-value ratio or CLTV of each revolving credit-line loan is the ratio, expressed as a percentage, of (a) the sum of (1) the greater of the credit limit and the current balance as of the cut-off date and (2) the remaining principal balance of any senior mortgage loan on the date of origination of the revolving credit-line loan divided by (b) the value based on an appraised value or other acceptable valuation method for the related mortgaged property determined at the origination of the mortgage loan. The average credit limit utilization rate of the revolving credit-line loans as of the cut-off date is determined by dividing the aggregate cut-off date principal balance of the mortgage loans by the aggregate credit limits of such mortgage loans as of the cut-off date.

     Provident has computed the following additional information as of the cut-off date with respect to the Group 1 Loans. The following tables are based on the cut-off date principal balances of the Group 1 Loans.

                                  LOAN GROUP 1
                         COMBINED LOAN-TO-VALUE RATIOS

                                                                                                         PERCENT BY
                                                                                                        CUT-OFF DATE
                                                                  NUMBER OF        CUT-OFF DATE         LOAN GROUP 1
COMBINED LOAN-TO-VALUE RATIOS (%)                               GROUP 1 LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------------------------------------------------------   -------------    -----------------    -----------------
  0.01- 10.00................................................           9         $     52,933.07             0.08%
 10.01- 15.00................................................           9              109,623.47             0.15
 15.01- 20.00................................................          14              210,101.18             0.29
 20.01- 25.00................................................          18              424,494.55             0.59
 25.01- 30.00................................................          23              523,229.90             0.73
 30.01- 35.00................................................          37            1,015,569.34             1.42
 35.01- 40.00................................................          38            1,508,951.99             2.11
 40.01- 45.00................................................          45            1,508,462.37             2.11
 45.01- 50.00................................................          59            1,634,217.28             2.29
 50.01- 55.00................................................          44            1,162,523.47             1.63
 55.01- 60.00................................................          97            3,836,951.05             5.38
 60.01- 65.00................................................          97            2,938,220.01             4.12
 65.01- 70.00................................................         139            4,341,608.34             6.08
 70.01- 75.00................................................         184            6,198,417.51             8.69
 75.01- 80.00................................................         908           21,498,863.38            30.12
 80.01- 85.00................................................         192            4,989,955.08             6.99
 85.01- 90.00................................................         350            7,760,843.64            10.87
 90.01- 95.00................................................         114            2,676,885.97             3.75
 95.01-100.00................................................         348            8,597,726.97            12.05
100.01-105.00................................................          15              376,309.86             0.53
                                                                    -----         ---------------          -------
     Total...................................................       2,740         $ 71,365,888.43           100.00%
                                                                    =====         ===============          =======

                                  LOAN GROUP 1
                          GEOGRAPHIC DISTRIBUTION (1)

                                                                                                         PERCENT BY
                                                                                                        CUT-OFF DATE
                                                                  NUMBER OF        CUT-OFF DATE         LOAN GROUP 1
STATE                                                           GROUP 1 LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------------------------------------------------------   -------------    -----------------    -----------------
Arizona......................................................          17         $    540,842.07             0.76%
California...................................................           1               10,575.14             0.01
Colorado.....................................................          44            1,172,771.74             1.64
Connecticut..................................................           1               77,608.32             0.11
Florida......................................................          84            3,514,492.90             4.92
Georgia......................................................          74            2,241,245.99             3.14
Illinois.....................................................         124            3,854,113.43             5.40
Indiana......................................................          40              963,342.40             1.35
Kentucky.....................................................         123            2,427,384.27             3.40
Michigan.....................................................          76            2,651,880.55             3.72
Minnesota....................................................          30              643,127.08             0.90
Missouri.....................................................          14              479,678.90             0.67
New Jersey...................................................           1               84,332.92             0.12
New York.....................................................          14              426,456.40             0.60
North Carolina...............................................          48            1,541,974.99             2.16
Ohio.........................................................       1,916           45,621,978.58            63.93
Pennsylvania.................................................          58            1,930,628.92             2.71
South Carolina...............................................          11              878,220.64             1.23
Tennessee....................................................          17              518,947.65             0.73
Virginia.....................................................           6               64,770.43             0.09
Washington...................................................          24              962,434.52             1.35
West Virginia................................................           5              383,690.30             0.54
Wisconsin....................................................          12              375,390.29             0.53
                                                                    -----         ---------------          -------
     Total...................................................       2,740         $ 71,365,888.43           100.00%
                                                                    =====         ===============          =======

------------------
(1) Geographic location is determined by address of the mortgaged property securing each Group 1 Loan.

                                  LOAN GROUP 1
                         OUTSTANDING PRINCIPAL BALANCES

                                                                                                         PERCENT BY
                                                                                                        CUT-OFF DATE
                                                                 NUMBER OF         CUT-OFF DATE         LOAN GROUP 1
PRINCIPAL BALANCES ($)                                         GROUP 1 LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
------------------------------------------------------------   --------------    -----------------    -----------------
      0.00-  2,500.00.......................................          157         $    187,752.42             0.26%
  2,500.01-  5,000.00.......................................          204              767,634.94             1.08
  5,000.01-  7,500.00.......................................          207            1,297,288.74             1.82
  7,500.01- 10,000.00.......................................          252            2,236,338.59             3.13
 10,000.01- 15,000.00.......................................          381            4,730,913.18             6.63
 15,000.01- 20,000.00.......................................          340            5,965,987.28             8.36
 20,000.01- 30,000.00.......................................          471           11,566,101.26            16.21
 30,000.01- 40,000.00.......................................          248            8,597,245.28            12.05
 40,000.01- 50,000.00.......................................          167            7,557,409.47            10.59
 50,000.01- 60,000.00.......................................           90            4,953,283.86             6.94
 60,000.01- 70,000.00.......................................           62            4,029,073.10             5.65
 70,000.01- 80,000.00.......................................           48            3,603,031.82             5.05
 80,000.01- 90,000.00.......................................           25            2,106,369.13             2.95
 90,000.01-100,000.00.......................................           17            1,641,738.45             2.30
100,000.01-150,000.00.......................................           44            5,290,926.78             7.41
150,000.01-200,000.00.......................................           10            1,768,559.39             2.48
200,000.01-250,000.00.......................................            8            1,751,421.63             2.45
250,000.01-300,000.00.......................................            3              806,620.01             1.13
300,000.01-350,000.00.......................................            1              345,893.29             0.48
350,000.01-400,000.00.......................................            3            1,165,538.82             1.63
450,000.01-500,000.00.......................................            1              495,918.37             0.69
500,000.01-510,000.00.......................................            1              500,842.62             0.70
                                                                   ------         ---------------          -------
     Total..................................................        2,740         $ 71,365,888.43           100.00%
                                                                   ======         ===============          =======

                                  LOAN GROUP 1
                                 CREDIT LIMITS

                                                                                                         PERCENT BY
                                                                                                        CUT-OFF DATE
                                                                 NUMBER OF        CUT-OFF DATE          LOAN GROUP 1
CREDIT LIMITS ($)                                              GROUP 1 LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
------------------------------------------------------------   -------------    -----------------    -----------------
      0.01- 10,000.00.......................................         213         $  1,182,916.01             1.66%
 10,000.01- 20,000.00.......................................         495            5,559,764.91             7.79
 20,000.01- 30,000.00.......................................         543            8,766,279.98            12.28
 30,000.01- 40,000.00.......................................         286            6,531,967.05             9.15
 40,000.01- 50,000.00.......................................         442           10,805,495.48            15.14
 50,000.01- 60,000.00.......................................         164            5,222,865.58             7.32
 60,000.01- 70,000.00.......................................         110            3,743,013.49             5.24
 70,000.01- 80,000.00.......................................         181            6,784,926.17             9.51
 80,000.01- 90,000.00.......................................          48            2,211,830.51             3.10
 90,000.01-100,000.00.......................................          96            4,510,355.25             6.32
100,000.01-150,000.00.......................................          94            6,693,749.46             9.38
150,000.01-200,000.00.......................................          36            2,911,935.66             4.08
200,000.01-250,000.00.......................................          14            2,189,731.48             3.07
250,000.01-300,000.00.......................................           7            1,100,096.84             1.54
300,000.01-750,000.00.......................................          11            3,150,960.56             4.42
                                                                   -----         ---------------          -------
     Total..................................................       2,740         $ 71,365,888.43           100.00%
                                                                   =====         ===============          =======

                                  LOAN GROUP 1
                       CREDIT LIMIT UTILIZATION RATES(1)

                                                                                                          PERCENT BY
                                                                                                         CUT-OFF DATE
                                                                  NUMBER OF        CUT-OFF DATE          LOAN GROUP 1
CREDIT LIMIT UTILIZATION RATES (%)                              GROUP 1 LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------------------------------------------------------   -------------    -----------------    -----------------
  0.01-  5.00................................................         105         $    158,962.90             0.22%
  5.01- 10.00................................................         121              491,256.21             0.69
 10.01- 15.00................................................         112              954,028.53             1.34
 15.01- 20.00................................................         108            1,022,974.86             1.43
 20.01- 25.00................................................         118            1,254,208.91             1.76
 25.01- 30.00................................................         110            1,444,973.98             2.02
 30.01- 35.00................................................         113            1,951,792.21             2.73
 35.01- 40.00................................................         104            2,082,030.87             2.92
 40.01- 45.00................................................          86            1,970,034.17             2.76
 45.01- 50.00................................................         100            2,259,133.97             3.17
 50.01- 55.00................................................          94            2,076,988.80             2.91
 55.01- 60.00................................................         107            3,064,629.50             4.29
 60.01- 65.00................................................         104            2,677,323.49             3.75
 65.01- 70.00................................................         120            3,672,241.18             5.15
 70.01- 75.00................................................         125            3,662,043.84             5.13
 75.01- 80.00................................................         121            3,797,264.96             5.32
 80.01- 85.00................................................         110            3,909,823.23             5.48
 85.01- 90.00................................................         145            5,181,534.46             7.26
 90.01- 95.00................................................         171            6,224,916.48             8.72
 95.01-100.00................................................         496           20,321,051.84            28.47
100.01-105.00................................................          70            3,188,674.04             4.47
                                                                    -----         ---------------          -------
     Total...................................................       2,740         $ 71,365,888.43           100.00%
                                                                    =====         ===============          =======

------------------
(1) The credit limit utilization rate of a revolving credit-line loan as of the cut-off date is determined by dividing the cut-off date principal balance of that mortgage loan by the credit limit of that mortgage loan.

                                  LOAN GROUP 1
                                    LOAN AGE

                                                                                                          PERCENT BY
                                                                                                         CUT-OFF DATE
                                                                  NUMBER OF        CUT-OFF DATE          LOAN GROUP 1
LOAN AGE (MONTHS)                                               GROUP 1 LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------------------------------------------------------   -------------    -----------------    -----------------
  0- 12......................................................       1,943         $ 55,564,874.28            77.86%
 13- 24......................................................         248            5,137,855.54             7.20
 25- 36......................................................         157            3,529,989.05             4.95
 37- 48......................................................          94            1,792,523.39             2.51
 49- 60......................................................         116            2,306,878.34             3.23
 61- 72......................................................          62            1,345,138.62             1.88
 73- 84......................................................          39              504,289.92             0.71
 85- 96......................................................          39              573,979.82             0.80
 97-108......................................................          30              447,806.46             0.63
109-120......................................................          12              162,553.01             0.23
                                                                    -----         ---------------          -------
     Total...................................................       2,740         $ 71,365,888.43           100.00%
                                                                    =====         ===============          =======

                                  LOAN GROUP 1
                                   LOAN RATES

                                                                                                         PERCENT BY
                                                                                                        CUT-OFF DATE
                                                                  NUMBER OF        CUT-OFF DATE         LOAN GROUP 1
LOAN RATES (%)                                                  GROUP 1 LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------------------------------------------------------   -------------    -----------------    -----------------
 5.501- 6.500................................................         247         $  8,601,003.31            12.05%
 6.501- 7.000................................................       1,166           30,478,569.18            42.71
 7.001- 8.000................................................          58              643,496.14             0.90
 8.001- 8.500................................................         147            5,871,694.40             8.23
 8.501- 9.000................................................         433           12,103,820.04            16.96
 9.001- 9.500................................................         149            3,415,006.52             4.79
 9.501-10.000................................................         251            4,921,861.18             6.90
10.001-10.500................................................          63            1,512,816.18             2.12
10.501-11.000................................................         102            1,796,518.61             2.52
11.001-11.500................................................          96            1,659,567.79             2.33
11.501-12.500................................................          28              361,535.08             0.51
                                                                    -----         ---------------          -------
     Total...................................................       2,740         $ 71,365,888.43           100.00%
                                                                    =====         ===============          =======

                                  LOAN GROUP 1
                                    MARGINS

                                                                                                          PERCENT BY
                                                                                                      CUT-OFF DATE LOAN
                                                                  NUMBER OF        CUT-OFF DATE            GROUP 1
MARGIN (%)                                                      GROUP 1 LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------------------------------------------------------   -------------    -----------------    -----------------
-2.010.......................................................           2         $     61,074.59             0.09%
-0.750.......................................................          16              649,740.38             0.91
-0.500.......................................................         286           11,771,183.35            16.49
-0.250.......................................................         547           17,723,371.11            24.83
 0.000.......................................................         508           12,349,385.39            17.30
 0.250.......................................................          13              173,974.43             0.24
 0.500.......................................................         186            4,342,193.80             6.08
 0.750.......................................................          62            1,411,399.83             1.98
 1.000.......................................................         425            8,443,313.29            11.83
 1.250.......................................................          20              440,368.61             0.62
 1.500.......................................................          90            2,417,334.11             3.39
 1.750.......................................................          27            1,025,734.99             1.44
 2.000.......................................................         112            2,056,365.16             2.88
 2.250.......................................................          54            1,342,668.67             1.88
 2.500.......................................................         295            5,683,646.27             7.96
 2.750.......................................................          30              444,845.43             0.62
 3.000.......................................................          23              473,901.27             0.66
 3.250.......................................................          22              346,207.31             0.49
 3.500.......................................................          22              209,180.44             0.29
                                                                    -----         ---------------          -------
     Total...................................................       2,740         $ 71,365,888.43           100.00%
                                                                    =====         ===============          =======

                                  LOAN GROUP 1
                                 LIEN PRIORITY

                                                                                                         PERCENT BY
                                                                                                        CUT-OFF DATE
                                                                  NUMBER OF        CUT-OFF DATE         LOAN GROUP 1
LIEN PRIORITY                                                   GROUP 1 LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------------------------------------------------------   -------------    -----------------    -----------------
1............................................................         378         $ 14,736,597.70            20.65%
2............................................................       2,358           56,559,665.90            79.25
3............................................................           4               69,624.83             0.10
                                                                    -----         ---------------          -------
     Total...................................................       2,740         $ 71,365,888.43           100.00%
                                                                    =====         ===============          =======

                                  LOAN GROUP 1
                                 PROPERTY TYPE

                                                                                                          PERCENT BY
                                                                                                         CUT-OFF DATE
                                                                  NUMBER OF        CUT-OFF DATE          LOAN GROUP 1
PROPERTY TYPE                                                   GROUP 1 LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------------------------------------------------------   -------------    -----------------    -----------------
Single-Family................................................       2,541         $ 66,737,618.92            93.51%
Two- to Four-Family..........................................          19              384,484.90             0.54
Multi-Family.................................................           7              134,370.46             0.19
Condominium..................................................          88            2,133,169.85             2.99
PUD..........................................................           1               32,024.75             0.04
Manufactured Housing.........................................          84            1,944,219.55             2.72
                                                                    -----         ---------------          -------
     Total...................................................       2,740         $ 71,365,888.43           100.00%
                                                                    =====         ===============          =======

                                  LOAN GROUP 1
                             OWNER OCCUPANCY STATUS

                                                                                                         PERCENT BY
                                                                                                        CUT-OFF DATE
                                                                  NUMBER OF        CUT-OFF DATE         LOAN GROUP 1
OWNER OCCUPANCY STATUS                                          GROUP 1 LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------------------------------------------------------   -------------    -----------------    -----------------
Owner Occupied...............................................       2,659         $ 68,220,604.93            95.59%
Non-Owner Occupied...........................................          81            3,145,283.50             4.41
                                                                    -----         ---------------          -------
     Total...................................................       2,740         $ 71,365,888.43           100.00%
                                                                    =====         ===============          =======

LOAN GROUP 2 STATISTICS

     Unless otherwise specified, all percentages set forth herein with respect to the Group 2 Loans are percentages of the group 2 loan balance as of the cut-off date. All weighted averages described below are weighted on the basis of the group 2 loan balance as of the cut-off date.

     All of the Group 2 Loans are closed-end loans and accrue interest at fixed rates.

     All of the Group 2 Loans were originated between September 1992 and October 2000. The group 2 loan balance as of the cut-off date was $88,834,846.76, which is equal to the aggregate principal balances of the Group 2 Loans as of the close of business on the cut-off date. Approximately 9.61% of the Group 2 Loans were secured by a first mortgage on the related mortgaged property and 90.34% of the Group 2 Loans were secured by junior liens. No Group 2 Loan had a combined loan-to-value ratio greater than 101.24%. Approximately 50.88%, 6.25% and 5.56% of the Group 2 Loans were secured by mortgaged properties in Ohio, Florida and Illinois, respectively. As of the cut-off date, approximately 0.12% of the Group 2 Loans were contractually delinquent 30 days or more. No Group 2 Loan was delinquent more than 60 days as of the cut-off date.

     The minimum principal balance of a Group 2 Loan as of the cut-off date was $313.06, the maximum principal balance of a Group 2 Loans as of the cut-off date was $191,000.00, and the average principal balance of the Group 2 Loans as of the cut-off date was $27,359.05. As of the cut-off date, the weighted average loan rate with respect to the Group 2 Loans was 9.676% per annum. As of the cut-off date, the weighted average combined loan-to-value ratio of the Group 2 Loans was 86.37% and the weighted average junior mortgage ratio of the Group 2 Loans was approximately 26.99%.

     The combined loan-to-value ratio or CLTV of each Group 2 Loan is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of such Group 2 Loan at the date of origination plus (b) the remaining principal balance of the senior lien(s), if any, at the date of origination of such Group 2 Loan divided by (ii) the value of the related mortgaged property, based upon the appraisal or other acceptable valuation method made at the time of origination of such Group 2 Loan.

     Provident has computed the following additional information as of the cut-off date with respect to the Group 2 Loans. The following tables are based on the cut-off date principal balances of the Group 2 Loans.

                                  LOAN GROUP 2
                         COMBINED LOAN-TO-VALUE RATIOS

                                                                                                       PERCENT BY
                                                                                                      CUT-OFF DATE
                                                                NUMBER OF          CUT-OFF DATE       LOAN GROUP 2
COMBINED LOAN-TO-VALUE RATIOS (%)                               GROUP 2 LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------------------------------------------------------   -------------    -----------------    -----------------
  0.01-  5.00................................................           4         $     38,630.05             0.04%
  5.01- 10.00................................................          15              134,086.05             0.15
 10.01- 15.00................................................          20              218,147.29             0.25
 15.01- 20.00................................................          30              438,500.60             0.49
 20.01- 25.00................................................          21              340,726.16             0.38
 25.01- 30.00................................................          29              703,976.69             0.79
 30.01- 35.00................................................          20              404,867.95             0.46
 35.01- 40.00................................................          31              744,406.87             0.84
 40.01- 45.00................................................          32              821,209.96             0.92
 45.01- 50.00................................................          46              987,963.11             1.11
 50.01- 55.00................................................          49            1,165,515.49             1.31
 55.01- 60.00................................................          69            1,924,002.60             2.17
 60.01- 65.00................................................          60            1,439,921.24             1.62
 65.01- 70.00................................................         108            2,653,076.69             2.99
 70.01- 75.00................................................         143            3,639,481.16             4.10
 75.01- 80.00................................................         228            5,743,490.36             6.47
 80.01- 85.00................................................         227            6,334,887.76             7.13
 85.01- 90.00................................................         469           12,765,671.83            14.37
 90.01- 95.00................................................         404           11,660,999.83            13.13
 95.01-100.00................................................         642           18,463,439.45            20.78
100.01-105.00................................................         600           18,211,845.62            20.50
                                                                    -----         ---------------          -------
     Total...................................................       3,247         $ 88,834,846.76           100.00%
                                                                    =====         ===============          =======

                                  LOAN GROUP 2
                                 LIEN PRIORITY

                                                                                                       PERCENT BY
                                                                                                      CUT-OFF DATE
                                                                NUMBER OF          CUT-OFF DATE       LOAN GROUP 2
LIEN PRIORITY                                                   GROUP 2 LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------------------------------------------------------   -------------    -----------------    -----------------
1............................................................         257         $  8,537,350.54             9.61%
2............................................................       2,988           80,256,456.67            90.34
3............................................................           2               41,039.55             0.05
                                                                    -----         ---------------          -------
     Total...................................................       3,247         $ 88,834,846.76           100.00%
                                                                    =====         ===============          =======

                                  LOAN GROUP 2
                           GEOGRAPHIC DISTRIBUTION(1)

                                                                                                       PERCENT BY
                                                                                                      CUT-OFF DATE
                                                                NUMBER OF          CUT-OFF DATE       LOAN GROUP 2
STATE                                                           GROUP 2 LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------------------------------------------------------   -------------    -----------------    -----------------
Arizona......................................................          74         $  2,193,763.27             2.47%
California...................................................           1               11,296.61             0.01
Colorado.....................................................         119            3,519,579.44             3.96
Florida......................................................         200            5,556,345.31             6.25
Georgia......................................................          96            2,543,570.51             2.86
Illinois.....................................................         162            4,939,914.82             5.56
Indiana......................................................          80            2,356,590.16             2.65
Kentucky.....................................................         150            3,944,986.94             4.44
Louisiana....................................................           1               14,889.32             0.02
Maine........................................................           1                9,845.27             0.01
Maryland.....................................................           2               81,279.42             0.09
Michigan.....................................................          97            2,873,268.23             3.23
Minnesota....................................................          40            1,359,169.18             1.53
Missouri.....................................................          25              730,395.86             0.82
New York.....................................................          32            1,037,671.70             1.17
North Carolina...............................................          63            1,703,177.76             1.92
Ohio.........................................................       1,742           45,201,922.70            50.88
Oregon.......................................................           1               28,613.42             0.03
Pennsylvania.................................................         141            3,798,922.92             4.28
South Carolina...............................................          15              452,370.73             0.51
Tennessee....................................................          24              741,347.67             0.83
Texas........................................................          70            2,419,039.84             2.72
Utah.........................................................           1              104,071.08             0.12
Virginia.....................................................           2               74,215.22             0.08
Washington...................................................          66            1,982,293.15             2.23
Wisconsin....................................................          31              909,978.86             1.02
West Virginia................................................          11              246,327.37             0.28
                                                                    -----         ---------------          -------
     Total...................................................       3,247         $ 88,834,846.76           100.00%
                                                                    =====         ===============          =======

------------------
(1) Geographic location is determined by address of mortgaged property securing each Group 2 Loan.

                                  LOAN GROUP 2
                               PRINCIPAL BALANCES

                                                                                                       PERCENT BY
                                                                                                      CUT-OFF DATE
                                                                NUMBER OF          CUT-OFF DATE       LOAN GROUP 2
PRINCIPAL BALANCES ($)                                          GROUP 2 LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------------------------------------------------------   -------------    -----------------    -----------------
      0.01- 10,000.00........................................         316         $  2,220,865.02             2.49%
 10,000.01- 20,000.00........................................       1,012           15,417,012.07            17.35
 20,000.01- 30,000.00........................................         833           20,718,554.81            23.32
 30,000.01- 40,000.00........................................         500           17,350,048.27            19.53
 40,000.01- 50,000.00........................................         275           12,334,900.24            13.89
 50,000.01- 60,000.00........................................         151            8,210,594.11             9.24
 60,000.01- 70,000.00........................................          76            4,917,460.12             5.54
 70,000.01- 80,000.00........................................          38            2,845,840.28             3.20
 80,000.01- 90,000.00........................................          18            1,516,091.21             1.71
 90,000.01-100,000.00........................................           8              748,734.46             0.84
100,000.01-150,000.00........................................          17            2,021,944.49             2.28
150,000.01-200,000.00........................................           3              532,801.68             0.60
                                                                    -----         ---------------          -------
     Total...................................................       3,247         $ 88,834,846.76           100.00%
                                                                    =====         ===============          =======

                                  LOAN GROUP 2
                                    LOAN AGE

                                                                                                       PERCENT BY
                                                                                                      CUT-OFF DATE
                                                                NUMBER OF          CUT-OFF DATE       LOAN GROUP 2
LOAN AGE (MONTHS)                                               GROUP 2 LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------------------------------------------------------   -------------    -----------------    -----------------
 0-12........................................................       3,048         $ 85,862,379.45            96.65%
13-24........................................................         135            2,275,506.74             2.56
25-36........................................................          39              393,520.69             0.44
37-48........................................................          17              198,346.22             0.22
49-60........................................................           5               66,021.18             0.07
61-96........................................................           3               39,072.48             0.04
                                                                    -----         ---------------          -------
     Total...................................................       3,247         $ 88,834,846.76           100.00%
                                                                    =====         ===============          =======

                                  LOAN GROUP 2
                       ORIGINAL MONTHS TO STATED MATURITY

                                                                                                       PERCENT BY
                                                                                                      CUT-OFF DATE
ORIGINAL TERM TO                                                NUMBER OF          CUT-OFF DATE       LOAN GROUP 2
STATED MATURITY (MONTHS)                                        GROUP 2 LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------------------------------------------------------   -------------    -----------------    -----------------
  1- 12......................................................           5         $    409,044.44             0.46%
 13- 24......................................................          12               65,605.27             0.07
 25- 36......................................................          35              251,933.31             0.28
 37- 48......................................................         112            1,122,937.16             1.26
 49- 60......................................................         271            3,943,372.45             4.44
 61- 72......................................................          20              417,791.23             0.47
 73- 84......................................................         164            3,305,476.18             3.72
 85- 96......................................................          13              526,953.30             0.59
 97-108......................................................           1                9,035.28             0.01
109-120......................................................         712           16,230,846.90            18.27
121-132......................................................           2               44,726.24             0.05
133-144......................................................           2               51,210.31             0.06
169-180......................................................       1,580           49,691,708.56            55.94
229-240......................................................         318           12,764,206.13            14.37
                                                                    -----         ---------------          -------
     Total...................................................       3,247         $ 88,834,846.76           100.00%
                                                                    =====         ===============          =======

                                  LOAN GROUP 2
                      REMAINING MONTHS TO STATED MATURITY

                                                                                                       PERCENT BY
                                                                                                      CUT-OFF DATE
REMAINING TERM TO                                               NUMBER OF          CUT-OFF DATE       LOAN GROUP 2
STATED MATURITY (MONTHS)                                        GROUP 2 LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------------------------------------------------------   -------------    -----------------    -----------------
  0- 12......................................................          19         $    445,707.39             0.50%
 13- 24......................................................          28              179,832.23             0.20
 25- 36......................................................          59              491,772.56             0.55
 37- 48......................................................          94            1,082,798.55             1.22
 49- 60......................................................         239            3,653,819.24             4.11
 61- 72......................................................          24              489,532.76             0.55
 73- 84......................................................         172            3,483,707.72             3.92
 85- 96......................................................          34              776,816.87             0.87
 97-108......................................................          55            1,101,405.17             1.24
109-120......................................................         624           14,627,807.07            16.47
121-132......................................................           1               22,985.93             0.03
133-144......................................................           2               51,210.31             0.06
145-156......................................................           1               16,994.73             0.02
157-168......................................................          38            1,156,220.32             1.30
169-180......................................................       1,539           48,490,029.78            54.58
229-240......................................................         318           12,764,206.13            14.37
                                                                    -----         ---------------          -------
     Total...................................................       3,247         $ 88,834,846.76           100.00%
                                                                    =====         ===============          =======

                                  LOAN GROUP 2
                                   LOAN RATES

                                                                                                       PERCENT BY
                                                                                                      CUT-OFF DATE
                                                                NUMBER OF          CUT-OFF DATE       LOAN GROUP 2
LOAN RATES (%)                                                  GROUP 2 LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------------------------------------------------------   -------------    -----------------    -----------------
 6.501- 7.500................................................          57         $    722,006.98             0.81%
 7.501- 8.000................................................         107            2,063,210.79             2.32
 8.001- 8.500................................................         202            4,853,248.25             5.46
 8.501- 9.000................................................         613           17,108,456.02            19.26
 9.001- 9.500................................................         592           16,281,148.80            18.33
 9.501-10.000................................................         553           15,799,367.42            17.79
10.001-10.500................................................         823           23,459,514.86            26.41
10.501-11.000................................................         187            5,744,806.59             6.47
11.001-11.500................................................         108            2,700,703.10             3.04
11.501-12.000................................................           5              102,383.95             0.12
                                                                    -----         ---------------          -------
     Total...................................................       3,247         $ 88,834,846.76           100.00%
                                                                    =====         ===============          =======

                                  LOAN GROUP 2
                                 PROPERTY TYPE

                                                                                                       PERCENT BY
                                                                                                      CUT-OFF DATE
                                                                NUMBER OF          CUT-OFF DATE       LOAN GROUP 2
PROPERTY TYPE                                                   GROUP 2 LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------------------------------------------------------   -------------    -----------------    -----------------
Single Family................................................       3,140         $ 86,841,389.79            97.76%
Two- to Four-Family..........................................           9              242,632.61             0.27
Multi-Family.................................................           1                4,370.88             0.00
Condominium..................................................          44              934,517.89             1.05
PUD..........................................................           2               51,750.87             0.06
Manufactured Housing.........................................          51              760,184.72             0.86
                                                                    -----         ---------------          -------
     Total...................................................       3,247         $ 88,834,846.76           100.00%
                                                                    =====         ===============          =======

                                  LOAN GROUP 2
                             OWNER OCCUPANCY STATUS

                                                                                                       PERCENT BY
                                                                                                      CUT-OFF DATE
                                                                NUMBER OF          CUT-OFF DATE       LOAN GROUP 2
OWNER OCCUPANCY STATUS                                          GROUP 2 LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------------------------------------------------------   -------------    -----------------    -----------------
Owner Occupied...............................................       3,138         $ 86,358,549.52            97.21%
Non-Owner Occupied...........................................         109            2,476,297.24             2.79
                                                                    -----         ---------------          -------
     Total...................................................       3,247         $ 88,834,846.76           100.00%
                                                                    =====         ===============          =======

                            DESCRIPTION OF THE NOTES

     The Provident Home Equity Loan Trust 2000-A will issue two classes of Home Equity Loan Asset-Backed Notes, the Class A-1 Notes and the Class A-2 Notes, pursuant to the indenture to be dated as of June 1, 2000, between the trust and Bankers Trust Company of California, N.A., as indenture trustee. Pursuant to the indenture, the Class A-1 Notes will be secured by the Group 1 Loans and the Class A-2 Notes will be secured by the Group 2 Loans. The Class A-1 Notes and the Class A-2 Notes are referred to herein collectively as the Class A Notes. The trust will also issue the Group 1 Transferor Interest and the Group 2 Transferor Interest pursuant to the trust agreement. The indenture, the trust agreement and the sale and servicing agreement are collectively referred to as the agreements. The forms of the agreements have been filed as exhibits to the registration statement of which this prospectus supplement and the prospectus are a part. The following summaries describe material provisions of the agreements. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreements. Wherever particular sections or defined terms of the agreements are referred to, these sections or defined terms are incorporated by reference.

GENERAL

     The Class A Notes will be issued in minimum denominations of $1,000 and multiples of $1 in excess thereof. The Class A Notes will represent non-recourse obligations of the trust. The property of the trust will include:

          o each of the mortgage loans sold by Provident to the trust pursuant to the sale and servicing agreement, including, with respect to the Group 1 Loans, any additional balances arising after the cut-off date, and the mortgage files;

          o collections on the mortgage loans received on and after the cut-off date (exclusive of certain payments in respect of (1) interest accrued on the mortgage loans during May 2000, (2) payments in respect of interest on the delinquent mortgage loans due prior to the cut-off date and received thereafter); mortgaged properties relating to the mortgage loans that are acquired by foreclosure or deed in lieu of foreclosure; the collection accounts, the distribution accounts, and the spread account; and the policy.

     If definitive notes are issued, they will be transferable and exchangeable at the corporate trust office of the indenture trustee, which will initially act as note registrar. See "--Book-Entry Notes" below. No service fee will be charged for any registration of exchange or transfer of Class A Notes, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     On the closing date, the original note principal balance of the Class A-1 Notes will equal approximately $70,652,000, which is also referred to as the group 1 original invested amount. The group 1 original invested amount represents approximately 99% of the group 1 loan balance as of the cut-off date. On the closing date, the original note principal balance of the Class A-2 Notes will equal approximately $87,946,000, which is also referred to as the group 2 original invested amount. The group 2 original invested amount represents approximately 99% of the group 2 loan balance as of the cut-off date. After the closing date, the invested amount for either group on any payment date will be equal to the original invested amount for that group, minus (1) the amount of principal collections previously distributed to the related holders of Class A Notes minus (2) an amount equal to the product of (a) the related Investor Floating Allocation Percentage and (b) Liquidation Loss Amounts for the mortgage loans in the related loan group not allocated to the related transferor interest. The outstanding note principal balance of a Class of Class A Notes on any payment date is equal to the original note principal balance of the notes of that Class minus the amounts actually distributed as principal to the related noteholders.

     At any time of determination, the principal balance of either transferor interest is equal to the aggregate principal balance of the mortgage loans in the related loan group less the related invested amount at that time. The
Group 1 Transferor Interest will initially equal approximately $713,888.43, representing approximately 1% of the cut-off date principal balance of the Group 1 Loans. The Group 2 Transferor Interest will initially equal approximately $888,846.76, representing approximately 1% of the cut-off date principal balance of the Group 2 Loans. On any date, Provident will be the owner of the transferor interests.

     Generally, the pool balance and each loan group balance will vary each day as principal is paid on the mortgage loans, liquidation losses are incurred and, with respect to the Group 1 Loans, additional balances are drawn down by borrowers.

BOOK-ENTRY NOTES

     The Class A Notes will be book-entry notes. Persons acquiring beneficial ownership interests in the Class A Notes may elect to hold their notes through the Depository Trust Company in the United States, or Cedelbank or the Euroclear System in Europe if they are participants in those systems, or indirectly through organizations that are participants in those systems. Investors in the Class A Notes may hold beneficial interests in the book-entry notes in minimum denominations representing note principal balances of $1,000 and in multiples of $1 in excess of $1,000. Note owners will not be noteholders as that term is used in the agreements. Note owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies, and clearing corporations and other participants in DTC, and DTC.

     For information with respect to tax documentation procedures relating to the notes, see "Federal Income Tax Consequences--Foreign Investors" and "--Backup Withholding" herein and "Global, Clearance, Settlement And Tax Documentation Procedures--U.S. Federal Income Tax Documentation Requirements" in Annex I to this prospectus supplement.

     Distributions on the book-entry notes will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of those payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing those payments to the beneficial owners of the book-entry notes that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry notes that it represents.

     For further discussion about DTC, the European depositaries, and book-entry procedures see "Description of the Securities--Book-Entry Registration of Securities" in the prospectus.

     If definitive notes are issued, they will be transferable and exchangeable at the office designated for such purposes by the indenture trustee, which will initially maintain the note register for the Class A Notes. As of the closing date, the indenture trustee has established its office located at 123 Washington Street, New York, New York 10006 for the transfer and exchange of definitive notes. No service charge will be made for any registration of exchange or transfer of Class A Notes, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

ASSIGNMENT OF MORTGAGE LOANS

     The transfer of the mortgage loans by Provident to the trust will be treated by Provident and the trust as a sale of the mortgage loans for financial accounting purposes. Provident will warrant that the transfer constitutes a sale of its interest in the mortgage loans. In the event of an insolvency of Provident, it is possible that a receiver or conservator for, or a creditor of, Provident, may argue that the transfer of the mortgage loans by Provident was a pledge of the mortgage loans in connection with a borrowing by Provident rather than a true sale. Such an attempt, even if unsuccessful, could result in delays in payments on the Class A Notes.

     If the FDIC were appointed receiver or conservator for Provident, the FDIC could exercise legal authority to prevent the indenture trustee from taking any action based solely upon the appointment or insolvency of Provident. For example, the FDIC has the power to enforce contracts of Provident and may have the power to cause Provident to continue to perform the duties of the master servicer. In addition, the FDIC may also prevent the appointment of a successor master servicer, or cause the sale or liquidation of the mortgage loans and early retirement of the Class A Notes, notwithstanding instructions of the noteholders or the Insurer to the contrary. The FDIC may void some transfers determined to be fraudulent which occurred prior to the appointment of a receiver or conservator and has the power to repudiate or disaffirm any contract of Provident. In the event of any repudiation or disaffirmance, damages for the repudiation or disaffirmance are limited by statute, and the FDIC as receiver may require the indenture trustee to comply with certain claims procedures. Consequently, payments on the Class A Notes could be delayed or reduced. In addition, the FDIC as conservator or receiver may have the power to transfer to another party all of Provident's rights and obligations with respect to the trust, the noteholders and the related property.

     Provident believes that even if the FDIC were appointed as a receiver or conservator and a security interest in the mortgage loans were deemed to have been granted, the FDIC would not void the security interest in the mortgage loans granted to the trust if:

     o the agreement granting the security interest was undertaken in the ordinary course of business and not in contemplation of Provident's insolvency;

     o the grant of the security interest was not intended to hinder, delay or defraud Provident or its creditors or any Federal banking regulator;

     o the trust, as the secured party, is not an insider or affiliate of Provident;

     o the grant of the security interest and the obligation created under the grant represents a bona fide arms' length transaction;

     o the grant or creation of the security interest was for adequate consideration;

     o the agreement creating the security interest is in writing, approved by Provident's board of directors or loan committee, with the approval reflected in the minutes of the board;

     o the agreement creating the security interest, since the time of its execution, has been continuously an official record of Provident; and

     o the security interest is otherwise legally perfected and enforceable.

     This conclusion assumes that the FDIC will abide by its Statement of Policy Regarding Treatment of Security Interests After Appointment of the FDIC as Conservator or Receiver, dated March 31, 1993. However, even if the FDIC does not void the security interest of the trust in the mortgage loans, it could still require compliance with the claims procedures and limit the amount recoverable from the mortgage loans or seek to redeem or repay secured obligations of Provident, to the extent that it recognized a claim for a secured obligation without permitting the sale of the property. If any claim of the indenture trustee or the noteholders allowed by the FDIC were not satisfied from the mortgage loans, the indenture trustee and the noteholders would be unsecured creditors of Provident, entitled to payment on the claim in the same manner as other unsecured creditors. The payment of this claim would follow only after payment of other secured claims, administrative expenses of the receiver and deposit liabilities of Provident.

     On the closing date for the mortgage loans, Provident will transfer to the trust all of its interests in each mortgage loan, including with respect to the Group 1 Loans, any additional balances arising in the future, and the related credit line loan agreements and the mortgage notes, mortgages and other related documents. Concurrently with this transfer on the closing date, the trust will deliver or cause to be delivered the Class A Notes and the transferor interests to Provident. Each mortgage loan transferred to the trust will be identified on a mortgage loan schedule that will be attached as an exhibit to the indenture. The loan schedule will include information as to the cut-off date principal balance of each mortgage loan, as well as information about the loan rate.

     The sale and servicing agreement will permit Provident to maintain possession of the mortgage files other than the revolving credit line loan agreements and, for each closed-end loan, the mortgage note and the assignment of the related mortgage. Assignments of the related mortgages to the indenture trustee will not be required to be recorded for so long as the long-term senior unsecured debt of Provident is rated at least "BBB" by Standard and Poor's and "Baa2" by Moody's and other conditions are satisifed. If Provident's long-term senior unsecured debt is not so rated or these ratings are suspended or withdrawn or another assignment event has occurred under the sale and servicing agreement, Provident will have 30 days for the closed-end mortgage loans and 90 days for revolving credit-line loans to record an assignment of mortgage for each mortgage loan in favor of the indenture trustee and 30 days for the closed-end mortgage loans and 45 days for the revolving credit-line loans to deliver the mortgage file held by Provident for each mortgage loan to the indenture trustee, each to be undertaken at Provident's expense. However, the recording of the assignments and delivery of the mortgage files will not be required if opinions of counsel are delivered to and satisfactory to the rating agencies and the Insurer to the effect that recording the assignments or delivery of the mortgage files is not required in the relevant jurisdiction to protect the interest of the trust in the mortgage loans. In lieu of delivery of original documentation and only to the extent the original documentation is unavailable, Provident may deliver documents that have been imaged optically upon delivery of an opinion of counsel to the rating agencies and the Insurer, satisfactory to each, that failure to deliver those documents does not impair the enforceability of the transfer to the trust of the mortgage loans and the optical images of those documents are enforceable in the relevant jurisdictions to the same extent as the original documents.

     The indenture trustee will review or cause to be reviewed the revolving credit line loan agreements and the mortgage notes within 60 days of the closing date and, with respect to the Group 2 Loans, the assignments of each mortgage within 180 days of the closing date. The indenture trustee will review or cause to be reviewed the mortgage files within 90 days of an assignment event. If any related document is found to be defective in any material respect and the defect is not cured within 60 days following notification of the defect to Provident by the indenture trustee, the trust or the Insurer, Provident will be obligated, with respect to a defective Group 1 Loan to accept the transfer of the related mortgage loan from the trust. Upon that transfer, the principal balance of the mortgage loan will be deducted from the group 1 loan balance, reducing the amount of the Group 1 Transferor Interest. If the deduction would cause the Group 1 Transferor Interest to become less than the Minimum Transferor Interest at that time (a "Transfer Deficiency"), Provident will be obligated either to substitute an Eligible Substitute Mortgage Loan or to deposit (the "Transfer Deposit Amount") into the related collection account an amount equal to the Transfer Deficiency, or a combination of a substitution of an Eligible Substitute Mortgage Loan and a deposit of a Transfer Deposit Amount. Any such deduction, substitution, or deposit will be considered for the purposes of the sale and servicing agreement a payment in full of the mortgage loan. Any Transfer Deposit Amount will be treated as a principal collection. With respect to a defective Group 2 Loan, Provident will be obligated to either substitute an Eligible Substitute Mortgage Loan for the defective loan or purchase the defective mortgage loan at a price equal to the outstanding principal balance of the defective mortgage loan as of the date of purchase, plus all accrued and unpaid interest on the defective mortgage loan, computed at its interest rate, plus the amount of any unreimbursed Servicing Advances made by the master servicer.

     The obligation of Provident to accept a transfer of a defective mortgage loan is the sole remedy regarding any defects in the mortgage file and related documents available to the owner trustee, the indenture trustee or the noteholders.

     Eligible Substitute Mortgage Loans are mortgage loans substituted by Provident for a defective mortgage loan that must, on the date of substitution:

     o have an aggregate outstanding principal balance not greater than, with respect to the Group 1 Loans, the Transfer Deficiency or, with respect to the Group 2 Loans, the principal balance of the defective mortgage loan and no more than 10% less than the Transfer Deficiency or principal balance, as applicable;

     o have a loan rate not less than the loan rate of the defective mortgage loan, and not more than 1% in excess of the loan rate of the defective mortgage loan;

     o if the defective mortgage loan is an adjustable rate mortgage loan, have a loan rate based on the same index with adjustments to the interest rate made on the same interest rate adjustment date as that of the defective mortgage loan and have a margin that is not less than the margin of the defective mortgage loan and not more than 100 basis points higher than the margin for the defective mortgage loan;

     o with respect to the Group 2 Loans, have a remaining term to maturity not more than 6 months earlier and not later than the remaining term to maturity of the defective mortgage loan;

     o have a mortgage of the same or higher level of priority as the mortgage relating to the defective mortgage loan;

     o comply with each mortgage loan representation and warranty set forth in the sale and servicing agreement (deemed to be made as of the date of substitution);

     o have an original combined loan-to-value ratio not greater than that of the defective mortgage loan; and

     o satisfy the other conditions specified in the sale and servicing agreement.

     More than one Eligible Substitute Mortgage Loan may be substituted for a defective mortgage loan if the Eligible Substitute Mortgage Loans meet the attributes listed above in the aggregate and the substitution is approved in writing in advance by the Insurer.

     Provident will make representations and warranties as to the accuracy, in all material respects, of information furnished to the indenture trustee with respect to each mortgage loan, e.g., cut-off date principal balance and the loan rate on the mortgage loans. In addition, Provident will represent and warrant on the closing date that, among other things, at the time of transfer to the trust, Provident has transferred or assigned all of its right, title and interest in and to each mortgage loan and the related documents, free of any lien (subject to specified exceptions) and each mortgage loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any of those representations and warranties that materially and adversely affects the interests of the noteholders or the Insurer in the related mortgage loan and its related documents, Provident will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, Provident will be obligated to accept a transfer of the defective mortgage loan from the trust, if the defective mortgage loan is a Group 1 Loan or, if the defective mortgage loan is a Group 2 Loan, to purchase the defective mortgage loan from the trust or substitute for the defective mortgage loan an Eligible Substitute Mortgage Loan. The same procedures and limitations that apply to the transfer of mortgage loans to Provident as a result of defective documentation will apply to the transfer of a mortgage loan that is required to be transferred to Provident as a result of a breach of a representation or warranty.

OPTIONAL TRANSFERS OF GROUP 1 LOANS TO THE TRANSFEROR

     Subject to the conditions specified in the sale and servicing agreement, on any payment date, the transferor may, but shall not be obligated to, remove Group 1 Loans without notice to the noteholders. The transferor is permitted to randomly designate the Group 1 Loans to be removed. Mortgage loans so designated will only be removed upon satisfaction of certain conditions specified in the sale and servicing agreement, including:

          (1) the Group 1 Transferor Interest as of the proposed transfer date after giving effect to such removal is at least equal to the Minimum Transferor Interest;

          (2) the transferor shall have delivered to the indenture trustee and the Insurer a revised mortgage loan schedule containing a list of all Group 1 Loans remaining in the trust after the removal;

          (3) the transferor shall represent and warrant that no selection procedures which the transferor reasonably believes are adverse to the interests of the noteholders or the Insurer were used by the transferor in selecting Group 1 Loans and Group 1 Loans were selected on a random basis;

          (4) in connection with each transfer of Group 1 Loans, the rating agencies shall have been notified of the proposed transfer and prior to the proposed date of transfer, the rating agencies shall have provided the transferor, the indenture trustee, the owner trustee and the Insurer with confirmation that the transfer will not result in a reduction or withdrawal of the ratings assigned to the Class A-1 Notes without regard to the policy; and

          (5) the transferor shall have delivered to the indenture trustee, the owner trustee and the Insurer an officer's certificate confirming the satisfaction of the conditions set forth in clauses (1) through (3) above.

     As of any date of determination, the "Minimum Transferor Interest" is an amount equal to the Group 1 Transferor Interest as of the closing date.

     The Group 2 Loans are not subject to removal by the transferor.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO THE COLLECTION ACCOUNTS AND THE DISTRIBUTION ACCOUNTS

     The master servicer shall establish and maintain in the name of the indenture trustee a collection account for each loan group for the benefit of the related noteholders, the transferor and the Insurer, as their interests may appear. The collection accounts will be Eligible Accounts. Subject to the investment provisions described in the following paragraphs, upon receipt by the master servicer of amounts in respect of the mortgage loans, excluding amounts representing the master servicing fee, the master servicer will deposit these amounts in the related collection account. Not later than the eighteenth day of the calendar month of each payment date, which is referred to as a determination date, the master servicer will notify the indenture trustee of the amount on deposit in each collection account available for payment to the related noteholders and the holder of the related transferor interest for that payment date. Amounts deposited in the collection accounts may be invested in Eligible Investments maturing no later than one business day prior to the date on which amounts on deposit therein are required to be deposited in the applicable distribution account.

     The indenture trustee will establish a distribution account for each group into which will be deposited on the determination date amounts withdrawn from the related collection account for payment to related noteholders. The distribution accounts will be Eligible Accounts. Amounts on deposit in a distribution account may be invested in Eligible Investments maturing on or before the business day prior to the next payment date. Net investment earnings on amounts in the distribution accounts will be paid to Provident.

     An "Eligible Account" is a segregated account that is:

     o maintained with a depository institution whose debt obligations at the time of any deposit have the highest short-term debt rating by the rating agencies and whose accounts are fully insured by either the Savings Association Insurance Fund or the Bank Insurance Fund of the FDIC with a minimum long-term unsecured debt rating of "A1" by Moody's and "AA-" by S&P, and which is any of (a) a federal savings and loan association duly organized, validly existing and in good standing under the applicable banking laws of any state, (b) an institution or association duly organized, validly existing and in good standing under the applicable banking laws of any state, (c) a national banking association duly organized, validly existing and in good standing under the federal banking laws or (d) a principal subsidiary of a bank holding company, and in each case of (a) - (d), approved in writing by the Insurer,

     o a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or

     o otherwise acceptable to each rating agency and the Insurer as evidenced by confirmation from each rating agency and the Insurer to the indenture trustee, without reduction or withdrawal of their then current ratings of the Class A Notes without regard to the policy.

     Eligible Investments are specified in the sale and servicing agreement and are limited to investments which are acceptable to the Insurer and meet the criteria of the rating agencies from time to time as being consistent with their then current ratings of the Class A Notes.

MONTHLY ADVANCES

     Not later than five business days prior to each payment date, the master servicer will remit to the indenture trustee for deposit in a distribution account an amount equal to interest due but not received on each mortgage loan in the related loan group during the previous collection period, net of the master servicing fee (the "Monthly Advance"). The Monthly Advances will be included in the payments on the Class A Notes on that payment date. The obligation of the master servicer continues with respect to each mortgage loan until that mortgage loan becomes a liquidated mortgage loan.

     In the course of performing its servicing obligations, the master servicer will pay all reasonable and customary out-of-pocket costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of the preservation, restoration and protection of the mortgaged properties, any enforcement or judicial proceedings, including foreclosures, and the management and liquidation of mortgaged properties acquired in satisfaction of the related mortgage. Each of these expenditures will constitute a "Servicing Advance."

     The master servicer's right to reimbursement for Servicing Advances is limited to late collections on the related mortgage loan, including liquidation proceeds, insurance proceeds and other amounts as may be collected by the master servicer from the related mortgagor. The master servicer's right to reimbursement for Monthly Advances shall be limited to late collections of interest on any mortgage loan and to liquidation proceeds and insurance proceeds on the related mortgage loan. The master servicer's right to these reimbursements is prior to the rights of the noteholders.

     The master servicer is not required to make any Monthly Advance or Servicing Advance, if, in its good faith judgment and sole discretion, the master servicer determines that the advance will not be ultimately recoverable from collections received from the borrower for the related mortgage loan or other recoveries for that mortgage loan (a "Nonrecoverable Advance"). If any Servicing Advance or Monthly Advance is determined by the master servicer to be nonrecoverable from those sources, the amount of the Nonrecoverable Advance may be reimbursed to the master servicer from other amounts on deposit in the related collection account. The master servicer's right to this reimbursement is prior to the rights of the noteholders.

SIMPLE INTEREST EXCESS SUB-ACCOUNTS

     The sale and servicing agreement requires that the master servicer establish and maintain in the name of the indenture trustee a simple interest excess sub-account to each collection account, which must be an Eligible Account. The indenture trustee will transfer to each simple interest excess sub-account all Net Simple Interest Excess for the related loan group.

     "Net Simple Interest Excess" means, as of any payment date and for each loan group, any excess of the aggregate amount of Simple Interest Excess over the amount of Simple Interest Shortfall. "Net Simple Interest Shortfall" means, as of any payment date and for each loan group, any excess of the aggregate amount of Simple Interest Shortfall over the amount Simple Interest Excess.

     "Simple Interest Shortfall" means, as of any payment date and for each Simple Interest Qualifying Loan in a loan group, any excess of 30 days' interest on the principal balance of the Simple Interest Qualifying Loan at its loan rate over the portion of the monthly payment received on the Simple Interest Qualifying Loan allocable to interest for the related collection period.

     "Simple Interest Excess" means, as of any payment date and for each Simple Interest Qualifying Loan in a loan group, any excess of the portion of the monthly payment received on the Simple Interest Qualifying Loan allocable to interest for the related collection period over 30 days' interest on the principal balance of the Simple Interest Qualifying Loan at the loan rate.

     A "Simple Interest Qualifying Loan" as of any determination date is any mortgage loan that was not prepaid in full during the related collection period and is not delinquent with respect to a payment that became due during the related collection period as of the close of business on that determination date.

     The master servicer will withdraw amounts on deposit in each simple interest excess sub-account for deposit in the related collection account before each payment date to pay Net Simple Interest Shortfalls for the related loan group.

     All funds in the simple interest excess sub-accounts may be invested in Eligible Investments. So long as no event of servicing termination has occurred and is continuing, net investment earnings on funds held in the simple interest excess sub-accounts will be paid to the master servicer. Upon receipt of notification of a net investment loss on amounts in a simple interest excess sub-account, the master servicer shall promptly remit the amount of the loss from its own funds to that simple interest excess sub-account.

ALLOCATIONS AND COLLECTIONS

     All collections on the mortgage loans will generally be allocated in accordance with the credit line agreements for the revolving credit-line loans or the mortgage notes for the closed-end loans between principal amounts and interest amounts.

     For any payment date, interest collections for a loan group will be equal to the amounts collected during the related collection period on the mortgage loans in such loan group, including the portion of net liquidation proceeds, allocated to interest pursuant to the terms of the credit line agreements and the mortgage notes, as applicable, and, with respect to the Group 2 Loans, the interest portion of the purchase prices for repurchased defective mortgage loans, less the master servicing fee for the related loan group and collection period and as adjusted for related Simple Interest Shortfalls and Simple Interest Excess as described above under "--Simple Interest Excess Sub-Accounts."

     For any payment date, principal collections for a loan group will be equal to the sum of:

     (1) the amounts collected during the related collection period on the mortgage loans in such loan group, including the portion of net liquidation proceeds, allocated to principal pursuant to the terms of the credit line agreements and mortgage notes, and

     (2) with respect to the Group 1 Loans, any Transfer Deposit Amounts and, with respect to the Group 2 Loans, the principal portion of the purchase prices for repurchased defective mortgage loans.

     Liquidation proceeds are the proceeds (excluding any amounts drawn on the policy) received in connection with the liquidation of any mortgage loan, whether through trustee's sale, foreclosure sale or otherwise. Net liquidation proceeds with respect to a mortgage loan are equal to the liquidation proceeds, reduced by related expenses, but not including any portion of the amount that exceeds the sum of the principal balance of the mortgage loan plus accrued and unpaid interest to the end of the collection period during which the mortgage loan became a liquidated mortgage loan. A liquidated mortgage loan is any mortgage loan for which the master servicer has determined, based on the servicing procedures specified in the sale and servicing agreement, that all liquidation proceeds that it expects to recover in the disposition of the related mortgaged property have been recovered.

     Interest collections for a loan group will be allocated between the noteholders of the related group ("Investor Interest Collections") and the transferor. For any payment date and loan group, Investor Interest Collections will equal the product of (a) interest collections for that payment date and such loan group and (b) the related Investor Floating Allocation Percentage for that payment date.

     For any payment date and group, the "Investor Floating Allocation Percentage" is the percentage equivalent of a fraction determined by dividing
(a) the invested amount for that group at the close of business on the preceding payment date, or the closing date in the case of the first payment date, by
(b) the loan group balance of the related loan group at the beginning of the collection period. The remaining amount of interest collections will be allocated to the related transferor interest.

     For any payment date, the "Investor Fixed Allocation Percentage" is 99%.

     Principal collections for a loan group will be allocated between the noteholders of the related group and the transferor as described below under "--Payments on the Notes--Payments of Principal Collections."

     The "Liquidation Loss Amount" on any liquidated mortgage loan is its unrecovered principal balance as of the end of the collection period in which the mortgage loan became a liquidated mortgage loan, after giving effect to the net liquidation proceeds. The "Investor Loss Amount" for a group is the product of the related Investor Floating Allocation Percentage and the aggregate of the Liquidation Loss Amounts for all mortgage loans in the related loan group.

     With respect to group 1, Investor Loss Amounts equal to the amount of the Minimum Transferor Interest will be allocated to the Group 1 Transferor Interest after the spread account is depleted and will not reduce the group 1 invested amount. With respect to group 2, all Investor Loss Amounts will be allocated to the Group 2 Transferor Interest after the spread account is depleted and until the principal amount of the Group 2 Transferor Interest is reduced to zero. Any amounts so allocated will not reduce the group 2 invested amount.

     As to any payment date, the collection period is the calendar month preceding each payment date.

PAYMENTS ON THE NOTES

     Beginning with the first payment date, payments on the Class A Notes will be remitted by the indenture trustee or the paying agent to the persons in whose names the Class A Notes are registered at the close of business on the record date. The record date for any payment date is the business day prior to each payment date or, if the Class A Notes are no longer book-entry notes, at the close of business on the last day of the month preceding that payment date. The payment date is the twenty-fifth day of each month or, if that day is not a business day, then the next succeeding business day. Payments in amounts calculated as described herein on the determination date will be made by check or money order mailed, or upon the request of a noteholder owning Class A Notes having denominations aggregating at least $1,000,000, by wire transfer or otherwise, to the address of the person entitled thereto, which, in the case of book-entry notes, will be DTC or its nominee, as it appears on the note register. However, the final payment for the Class A Notes will be made only upon presentation and surrender of the Class A Notes at the office or the agency of the indenture trustee specified in the notice to noteholders of the final payment. For purposes of the agreements, a business day is any day other than a Saturday or Sunday or a day on which the Insurer or banking institutions in the States of Ohio or New York are required or authorized by law to be closed.

     Application of Interest Collections.

     A. On each payment date, the indenture trustee or the paying agent will apply the Investor Interest Collections for group 1 in the following manner and order of priority:

          (1) as payment to the indenture trustee for its fees for services rendered pursuant to the sale and servicing agreement in respect of the Class A-1 Notes and as payment to the owner trustee for its fees for services rendered pursuant to the trust agreement in respect of the Class A-1 Notes;

          (2) as payment to the Insurer for the premium for the policy in respect of the Class A-1 Notes; and

          (3) concurrently, as follows:

             (a) to the holders of the Class A-1 Notes, as payment for the accrued interest due and any overdue accrued interest, with interest on overdue accrued interest to the extent permitted by law, on the note principal balance of the Class A-1 Notes; and

             (b) to the holder of the Group 1 Transferor Interest, the amount to which it is entitled in accordance with the provisions of the sale and servicing agreement, which will generally be equal to the amount accrued on a notional balance equal to the note principal balance of the Class A-1 Notes at a rate equal to the excess of the net funds cap for loan group 1 over the Class A-1 note rate, subject to reduction as described in the sale and servicing agreement;

provided, however, if Investor Interest Collections for group 1, prior to giving effect to withdrawals from the spread account or draws on the policy, on that payment date are insufficient to make the payments required to be made pursuant to this clause (3), then these Investor Interest Collections will be allocated between subclauses (a) and (b) above, pro rata, based on the amount required to be paid pursuant to each subclause without giving effect to any shortfall in these Investor Interest Collections; provided, further, amounts otherwise payable on any payment date on the Group 1 Transferor Interest, pursuant to clause (3) (b) above will first be paid to the holders of the Class A-1 Notes in respect of any outstanding LIBOR carryover due to the Class A-1 Notes on that payment date; provided, further, that if the Insurer defaults under the policy the amount payable pursuant to clause (3) (b) above on any payment date thereafter will be paid to the holder of the Group 1 Transferor Interest after payment of principal and interest due on the Class A-1 Notes are made on that payment date, including any LIBOR carryover. The policy does not cover the payment of any LIBOR carryover due the holders of the Class A-1 Notes.

     B. On each payment date, the indenture trustee or the paying agent will apply the Investor Interest Collections for group 2 in the following manner and order of priority:

          (1) as payment to the indenture trustee for its fees for services rendered pursuant to the sale and servicing agreement in respect of the Class A-2 Notes and as payment to the owner trustee for its fees for services rendered pursuant to the trust agreement in respect of the Class A-2 Notes.

          (2) as payment to the Insurer for the premium for the policy in respect of the Class A-2 Notes; and

          (3) concurrently, as follows:

             (a) to the holders of the Class A-2 Notes, as payment for the accrued interest due and any overdue accrued interest, with interest on overdue accrued interest to the extent permitted by law, on the note principal balance of the Class A-2 Notes; and

             (b) to the holder of the Group 2 Transferor Interest, the amount to which it is entitled in accordance with the provisions of the sale and servicing agreement, which will generally be equal to the amount accrued on a notional balance equal to the note principal balance of the Class A-2 Notes at a rate equal to the excess of the net funds cap for loan group 2 over the Class A-2 note rate, subject to reduction as described in the sale and servicing agreement;

provided, however, if Investor Interest Collections for group 2, prior to giving effect to withdrawals from the spread account or draws on the policy, on that payment date are insufficient to make the payments required to be made pursuant to this clause (3), then these Investor Interest Collections will be allocated between subclauses (a) and (b) above, pro rata, based on the amount required to be paid pursuant to each subclause without giving effect to any shortfall in these Investor Interest Collections; provided, however, that if the Insurer defaults under the policy the amount payable pursuant to clause (3) (b) above on any payment date thereafter will be paid to the holder of the Group 2 Transferor Interest after payments of principal and interest due on the Class A-2 Notes are made on that payment date.

     Interest paid on the Class A Notes on each payment date will have accrued on the related note principal balance during an interest period commencing on the preceding payment date, or in the case of the first payment date, the closing date, through the day preceding that payment date on the basis of the actual number of days in the interest period and a 360-day year. Interest for any payment date due but not paid on that payment date will be due on the next succeeding payment date together with additional interest on that amount at the applicable Class A note rate.

     Calculation of the Note Rate.

     The Class A-1 note rate for a payment date will equal the lesser of (A) the sum of (a) LIBOR, as of the second LIBOR business day prior to the immediately preceding payment date, or as of two LIBOR business days prior to the closing date, for the first payment date, plus (b) 0.29% per annum and (B) the net funds cap for loan group 1.

     The Class A-2 note rate for a payment date will equal the lesser of (A) the sum of (a) LIBOR, as of the second LIBOR business day prior to the immediately preceding payment date, or as of two LIBOR business days prior to the closing date, for the first payment date, plus (b) 0.30% (or 0.60% on or after the call option date for the Class A-2 Notes) and (B) 13.0% per annum.

     The net funds cap for any payment date and loan group shall be the average of the loan rates of the mortgage loans in that loan group net of the master servicing fee rate and the rates at which the indenture trustee fee, the owner trustee fee and the premium on the policy in respect of the related Class of Class A Notes are paid, weighted based on the principal balances of the mortgage loans outstanding on the first day of the related collection period in that loan group.

     With respect to any payment date and the Class A-1 Notes, LIBOR carryover is the sum of (1) if on that payment date the note rate for the Class A-1 Notes is based on the net funds cap for loan group 1, the excess of (a) the amount of interest the Class A-1 Notes would otherwise be entitled to receive had the note rate been calculated without regard to the net funds cap for loan group 1 over
(b) the amount of interest payable in respect of the Class A-1 Notes at the net funds cap for loan group 1 for that payment date, (2) the LIBOR carryover for all previous payment dates not previously paid, and (3) one month's interest on the amount calculated in (2) at the note rate for the Class A-1 Notes, without regard to the net funds cap. Neither the spread account nor the policy covers the payment of any LIBOR carryover.

     "Civil Relief Act Interest Shortfalls" means for any payment date and loan group any shortfall in interest collections on the mortgage loans in the related loan group during the prior Collection Period that are attributable to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     Calculation of the LIBOR Rates. For any payment date, LIBOR shall be established by the indenture trustee and will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related interest period. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service, or another page that may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page, or another page as may replace that page on that service, or if the service is no longer offered, another service for displaying LIBOR or comparable rates as may be selected by the master servicer after consultation with the indenture trustee, the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the master servicer after consultation with the indenture trustee, as of 11:00 A.M., London time, on the day that is two LIBOR business days prior to the immediately preceding payment date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the Class A Notes then outstanding. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by two or more major banks in New York City, selected by the master servicer after consultation with the indenture trustee, as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the Class A Notes then outstanding. If no quotations can be obtained, the rate will be LIBOR for the prior payment date.

     LIBOR business day is any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

     Payments of Principal Collections. With respect to the Class A-1 Notes, on any payment date during the period beginning on the first payment date and, unless a Rapid Amortization Event shall have earlier occurred, ending immediately after the payment date in June 2005 (such period, the "Managed Amortization Period"), the amount of principal collections for loan group 1 payable to the holders of the Class A-1 Notes will equal, to the extent funds are available therefor, the Scheduled Principal Collections Payment Amount. The "Scheduled Principal Collections Payment Amount" shall equal the lesser of
(1) the Maximum Principal Payment for group 1 and (2) the Alternative Principal Payment. Beginning with the first payment date following the end of the Managed Amortization Period, the amount of principal collections on the Group 1 Loans payable to the holders of the Class A-1 Notes on each payment date will be equal to the Maximum Principal Payment for group 1.

     With respect to the Class A-2 Notes, on any payment date, the amount of principal collections on the Group 2 Loans payable to holders of the Class A-2 Notes will equal, to the extent funds are available therefor, the Maximum Principal Payment for group 2.

     For any payment date, the "Maximum Principal Payment" for a group will equal the product of the Investor Fixed Allocation Percentage and principal collections on mortgage loans in the related loan group for that payment date. For any payment date, the "Alternative Principal Payment" will equal the amount, but not less than zero, of principal collections on the Group 1 Loans for that payment date less the aggregate of additional balances created with respect thereto during the related collection period.

     The "Rapid Amortization Period" is the period beginning at the earlier of
(1) the occurrence of a Rapid Amortization Event and (2) immediately following the payment date in June 2005 and continuing until the aggregate note principal balance of the Class A-1 Notes is reduced to zero, all amounts then due and owing to the Insurer have been paid and the trust is terminated. See "Description of the Agreements--Termination; Retirement of the Notes."

     With respect to the Class A-1 Notes, payments of principal collections based upon the Investor Fixed Allocation Percentage may result in payments of principal to the holders of the Class A-1 Notes in amounts that are greater relative to the declining principal balance of the Group 1 Loans than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of principal collections distributed in respect of the invested amount. The aggregate payments of principal to the noteholders will not exceed the original note principal balance.

     In addition, to the extent of funds available therefor, including funds available in the spread account and under the policy, on the payment dates in June 2030 and June 2021, noteholders of the Class A-1 Notes and the Class A-2 Notes, respectively, will be entitled to receive as a payment of principal an amount equal to the outstanding note principal balance.

     Transferor Collections. Interest collections allocable to a transferor interest will be paid to the transferor on each payment date; provided, however, if the Class A-1 Notes have any outstanding LIBOR carryover on any payment date, after giving effect to the payment of the Investor Interest Collections for group 1, interest collections allocable to the related transferor interest will be paid to the holders of the Class A-1 Notes in respect of any LIBOR carryover.

     Principal collections for a loan group not allocated to the noteholders of the related group will be allocated to the related transferor interest. Principal collections allocable to the Group 1 Transferor Interest will be distributed to the transferor only to the extent that the payment will not reduce the amount of the transferor interest below the Minimum Transferor Interest. Amounts not distributed to the transferor because of this limitation will be retained in the related distribution account until the Group 1 Transferor Interest exceeds the Minimum Transferor Interest, at which time the excess shall be released to the transferor.

     The Paying Agent. The paying agent shall initially be the indenture trustee. The paying agent shall have the revocable power to withdraw funds from the distribution account for the purpose of making payments to the noteholders.

THE SPREAD ACCOUNT

     The sale and servicing agreement requires the master servicer to establish in the name of the indenture trustee on the closing date and to maintain a spread account. The spread account is for the benefit of the Insurer and the noteholders. On the closing date, the transferor will make a deposit to the spread account, as specified in the sale and servicing agreement. No additional deposits will be required to be made to the spread account.

     On any payment date, prior to giving effect to any draw on the policy, any amounts on deposit in the spread account will be available to cover any shortfall in the amount required to be paid in respect of interest (other than LIBOR carryover) on the Class A Notes, after giving effect to the payment of related Investor Interest Collections. In addition, prior to giving effect to any draw on the policy, any amounts on deposit in a spread account will be available on any payment date, other than the final payment date, to pay principal on the Class A Notes in an amount, if any, by which the aggregate note principal balance of a Class exceeds the related invested amount as of that payment date, after giving effect to the payment of related principal collections on the notes of such Class on that payment date. On the final payment date for a Class of Class A Notes, prior to giving effect to any draw on the policy, amounts in the spread account will be available to pay the aggregate outstanding note principal balance of such Class, after giving effect to the payment of related principal collections on that payment date.

     Amounts withdrawn from the spread account on any payment date will first cover interest shortfalls on the Class A Notes on that payment date and then cover principal payments required to be made on the Class A Notes on that payment date. If the amount on deposit in the spread account is insufficient to make required payments on the Class A Notes on any payment date, such amount shall be allocated between the

Class A-1 Notes and Class A-2 Notes, pro rata, based on the amount each such Class is entitled to receive from the spread account on that payment date.

     The sale and servicing agreement permits reduction of the amount on deposit in the spread account as specified in the sale and servicing agreement. Any reduction will be dependent on the delinquency and loss performance of the mortgage loans. The maximum amount required to be on deposit at any time in the spread account is the spread account requirement.

     The amounts on deposit in the spread account in excess of the spread account requirement will first be available to compensate holders of the Class A-1 Notes for any LIBOR carryover then outstanding and then will be distributed to the transferor. The transferor will not be required to refund any amounts previously and properly distributed to it, regardless of whether there are sufficient funds on a subsequent payment date to make a full payment to the holders of the notes. Funds credited to the spread account may be invested in Eligible Investments or other investments specified in the sale and servicing agreement that are scheduled to mature on or prior to the next payment date. The spread account is required to be an Eligible Account.

     The spread account may be terminated or other assets, including mortgage loans or a guarantee of Provident or a letter of credit issued on behalf of Provident, may be substituted for some or all of the assets held therein, if any, provided that the Insurer and the rating agencies consent to this action and the then current ratings of the notes assigned by the rating agencies without regard to the policy are not lowered as a result.

RAPID AMORTIZATION EVENTS

     As described above, the Managed Amortization Period for group 1 will continue through the payment date in June 2005, unless a Rapid Amortization Event occurs prior to the date, in which case the Rapid Amortization Period will commence. The "Rapid Amortization Period" is the period commencing on the end of the Managed Amortization Period and concluding upon the date on which all amounts due and owing to the Insurer and the holders of the Class A-1 Notes have been paid. A "Rapid Amortization Event" refers to any of the following events:

          (a) failure on the part of Provident to make a payment or deposit required under the agreements or to observe or perform in any material respect any other covenant or obligation of Provident set forth in the agreements, which failure materially and adversely affects the interests of the holders of the Class A-1 Notes or the Insurer and continues unremedied for a period of 30 days after written notice;

          (b) any representation or warranty made by Provident in the agreements proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 30 days after written notice and as a result of which the interests of the holders of the Class A-1 Notes or the Insurer are materially and adversely affected; provided, however, that a Rapid Amortization Event shall not be deemed to occur with respect to a breach of representation and warranty relating to a Group 1 Loan if Provident has purchased or made a substitution for that Group 1 Loan during that period, or within an additional 60 days, with the consent of the indenture trustee and the Insurer, in accordance with the provisions of the sale and servicing agreement;

          (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to Provident;

          (d) the trust becomes subject to regulation by the SEC as an investment company within the meaning of the Investment Company Act, of 1940, as amended;

          (e) the aggregate of all draws under the policy with respect to the Class A-1 Notes exceeds 1% of the group 1 loan balance as of the closing date;

          (f) an Event of Default under the indenture resulting in the principal amount of the Class A Notes being then due and payable; or

          (g) any other events specified in the sale and servicing agreement.

     In the case of any event described in clause (a), (b) or (g), a Rapid Amortization Event will be deemed to have occurred only if after the applicable grace period described in such clauses, either the indenture trustee or holders of Class A-1 Notes evidencing more than 51% of the note principal balance, with the consent of the Insurer, or the Insurer--so long as there is no default by the Insurer in the performance of its obligations under the policy--by written notice to the transferor and the master servicer (and to the indenture trustee, if given by the holders of Class A-1 Notes or the Insurer) declare that a Rapid Amortization Event has occurred as of the date of the notice. In the case of any event described in clause (c), (d), (e) or (f) a Rapid Amortization Event will be deemed to have occurred without any notice or other action on the part of the indenture trustee, the Insurer or the noteholders immediately upon the occurrence of the event.

     In addition to the consequences of a Rapid Amortization Event discussed above, if the transferor of the Group 1 Transferor Interest goes into liquidation or any person is appointed a receiver of the transferor, on the day of any appointment no further additional balances will be transferred to the trust, the transferor will immediately cease to transfer additional balances to the trust and the transferor will promptly give notice to the indenture trustee and the Insurer of the appointment.

     Notwithstanding the foregoing, if a conservator or receiver is appointed for the transferor of the Group 1 Transferor Interest and no Rapid Amortization Event exists other than the conservatorship, receivership or insolvency of the transferor, the conservator or receiver may have the power to prevent the commencement of the Rapid Amortization Period or the cessation of the transfer of additional balances to the trust.

THE POLICY

     The following information has been supplied by the Insurer for inclusion in this prospectus supplement. Accordingly, Provident does not make any representation as to the accuracy and completeness of such information.

     The Insurer, in consideration of the payment of a premium and subject to the terms of the note guaranty insurance policy (the "Policy"), thereby unconditionally and irrevocably guarantees to any noteholder that an amount equal to each full and complete Insured Payment will be received from the Insurer by the indenture trustee or its successors, as trustee for the noteholders on behalf of the noteholders for distribution by the indenture trustee to each noteholder of that noteholder's proportionate share of the Insured Payment.

     The Insurer's obligations under the Policy, with respect to a particular Insured Payment, will be discharged to the extent funds equal to the applicable Insured Payment are received by the indenture trustee, whether or not those funds are properly applied by the indenture trustee. Insured Payments will be made only at the time set forth in the Policy, and no accelerated Insured Payments will be made regardless of any acceleration of the Class A Notes, unless such acceleration is at the sole option of the Insurer.

     Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the trust or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes) or any LIBOR carryover.

     The Insurer will pay any Insured Payment that is a Preference Amount on the business day following receipt on a business day by the fiscal agent of the following:

          o a certified copy of the order requiring the return of a preference payment,

          o an opinion of counsel satisfactory to the Insurer that the order is final and not subject to appeal,

          o an assignment in a form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the noteholder relating to or arising under the Class A Notes against the debtor which made the preference payment or otherwise with respect to the preference payment and

          o appropriate instruments to effect the appointment of the Insurer as agent the noteholder in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to the Insurer, provided that if these documents are received after 12:00 p.m., New York time, on that business day, they will be deemed to be received on the following business day. Payments by the Insurer will be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the noteholder and not to any noteholder directly unless the noteholder has returned principal or interest paid on the Class A Notes to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to the noteholder.

     The Insurer will pay any other amount payable under the Policy no later than 12:00 p.m., New York time, on the later of the payment date on which the related Deficiency Amount is due or the third business day following receipt in New York, New York on a business day by State Street Bank and Trust Company, N.A., as fiscal agent for the Insurer or any successor fiscal agent appointed by the Insurer of a notice from the indenture trustee specifying the Insured Payment which is due and owing on the applicable payment date; provided that if the notice is received after 12:00 p.m., New York time, on that business day, it will be deemed to be received on the following business day. If any notice received by the Insurer's fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it will be deemed not to have been received by the Insurer's fiscal agent for purposes of this paragraph, and the Insurer or the fiscal agent, as the case may be, will promptly so advise the Indenture Trustee and the indenture trustee may submit an amended notice.

     Insured Payments due under the Policy unless otherwise stated therein will be disbursed by the Insurer's fiscal agent to the indenture trustee on behalf of the noteholders by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the indenture trustee for the payment of such Insured Payment and legally available therefor.

     The fiscal agent is the agent of the Insurer only and the fiscal agent in no event be liable to the noteholders for any acts of the fiscal agent or any failure of the Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Policy.

     Subject to the terms of the sale and servicing agreement, the Insurer shall be subrogated to the rights of each noteholder to receive payments under the Class A Notes to the extent of any payment by the Insurer under the Policy.

     As used in the Policy, the following terms shall have the following meanings:

     "Deficiency Amount" means for any payment date and Class of Class A Notes the sum of (A) the excess, if any, of (1) accrued and unpaid interest for the related interest period due on such Class A Notes at the related note rate on the applicable note principal balance as of the first day of such interest period (after giving effect to distributions made on such date) net of Civil Relief Act Shortfalls allocable to such Class of Class A Notes over (2) amounts on deposit in the related distribution account (including, without limitation, amounts available from the spread account) available to be distributed therefor on such payment date and (B) the related Guaranteed Principal Amount.

     "Final Payment Date" means, with respect to the Class A-1 Notes, the payment date in June 2030 and, with respect to the Class A-2 Notes, the payment date in June 2021.

     "Guaranteed Principal Amount" means (a) for any payment date and Class of Class A Notes (other than the Final Payment Date) the amount, if any, by which the aggregate note principal balance for such Class exceeds the related invested amount as of such payment date (after giving effect to all payments of principal on such Class of Notes on such payment date pursuant to the sale and servicing agreement) and (b) on the Final Payment Date, the outstanding aggregate note principal balance for such Class (after giving effect to all other payments of principal on such Class of Class A Notes on such payment date pursuant to the sale and servicing agreement).

     "Insured Payment" means (1) as of any payment date, any Deficiency Amount and (2) any Preference Amount.

     "Preference Amount" means any amount previously distributed to a noteholder on the Class A Notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

     Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the sale and servicing agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the sale and servicing agreement unless such amendment or modification has been approved in writing by the Insurer.

     The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Class A Notes.

     The Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

                                  POOL FACTOR

     The pool factor is a seven-digit decimal which the master servicer will compute monthly, expressing the note principal balance of a Class of Class A Notes as of each payment date, after giving effect to any payment of principal on that payment date, as a proportion of the original note principal balance of such Class. On the closing date, the pool factor for each Class of Class A Notes will be 1.0000000. Thereafter, the pool factor for each Class of Class A Notes will decline to reflect reductions in the related note principal balance resulting from payments of principal on such Class of Notes.

     Pursuant to the sale and servicing agreement, monthly reports concerning the invested amounts, pool factors and various other items of information will be made available to the noteholders. In addition, within 60 days after the end of each calendar year, beginning with the 2000 calendar year, information for tax reporting purposes will be made available to each person who has been a noteholder of record at any time during the preceding calendar year. See "Description of the Notes--Book-Entry Notes" and "Description of the Agreements--Reports to Noteholders" herein.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The agreements, except as otherwise described herein, provide that the noteholders will be entitled to receive on each payment date payments of principal until the related note principal balance is reduced to zero. During the Managed Amortization Period, holders of the Class A-1 Notes will receive amounts from principal collections on the Group 1 Loans based upon the Investor Fixed Allocation Percentage, subject to reduction as described below. During the Rapid Amortization Period, holders of the Class A-1 Notes will receive amounts from principal collections on the Group 1 Loans based solely upon the Investor Fixed Allocation Percentage. On each payment date, holders of the Class A-2 Notes will receive amounts from principal collections on the Group 2 Loans based on the Investor Fixed Allocation Percentage.

     To the extent obligors on the revolving credit-line loans make more draws than principal collections, the Group 1 Transferor Interest may increase. Because during the Rapid Amortization Period the Class A-1 noteholders' share of principal collections of the Group 1 Loans is based upon the Investor Fixed Allocation Percentage, an increase in the Group 1 Transferor Interest due to additional draws may also result in holders of the Class A-1 Notes receiving principal at a greater rate than would otherwise occur if the Investor Floating Allocation Percentage were used to determine the percentage of principal collections distributed to holders of the Class A-1 Notes. The sale and servicing agreement permits the transferor, at its option, but subject to the satisfaction of conditions specified in the sale and servicing agreement, including the conditions described below, to remove Group 1 Loans from the trust at any time during the life of the trust, so long as the Group 1 Transferor Interest, after giving effect to such removal, is not less than its Minimum Transferor Interest. Such removals may affect the rate at which principal is distributed to holders of the Class A-1 Notes by reducing the group 1 loan balance and thus the amount of principal collections. See "Description Of The Notes--Optional Transfers of Mortgage Loans to the Transferor."

     The Class A-2 noteholders will not experience the disproportionate allocation of principal that may be experienced by the holders of the Class A-1 Notes because all the Group 2 Loans are closed-end loans.

     The prepayment experience with respect to the mortgage loans in a loan group will affect the weighted average life of the related Class of Class A Notes.

     The rate of prepayment on the mortgage loans cannot be predicted. Provident is not aware of any publicly available studies or statistics that accurately predict or forecast the rate of prepayment of mortgage loans similar to the mortgage loans in the trust. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the mortgage loans will experience a higher rate of prepayment than purchase money first mortgage loans. Because the revolving credit-line loans will generally not amortize during the draw period--which in the case of the one-year draw period loans may automatically renew for extended periods as described herein--rates of principal payment on the mortgage loans may be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on the mortgage loans. The prepayment experience of the mortgage loans in the trust may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the revolving credit-line loans and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity loans. Substantially all of the mortgage loans contain due-on-sale provisions, and the master servicer intends to enforce the provisions, unless the enforcement is not permitted by applicable law. The enforcement of a due-on-sale provision will have the same effect as the prepayment of a mortgage loan. See "Certain Legal Aspects of Loans--Due-on-Sale Clauses in Mortgage Loans" in the prospectus.

     As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates, such as the fixed-rate closed-end loans, is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the interest rate on a mortgage loan, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing mortgage rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

     The yield to an investor who purchases the Class A Notes in the secondary market at a price other than par will vary from the anticipated yield if the rate of payment on the mortgage loans in the related loan group is actually different than the rate assumed by the investor at the time such notes were purchased.

     Collections on the mortgage loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for the month which, in the case of the revolving credit-line loans may be the related finance charge or as high as the entire outstanding principal balance plus accrued interest and the fees and charges. It is possible that borrowers may fail to make scheduled payments. Collections on the mortgage loans may vary due to seasonal purchasing and payment habits of borrowers.

     No assurance can be given as to the level of prepayments that will be experienced by the trust, but it can be expected that a portion of borrowers will not prepay their mortgage loans to any significant degree. See "Description Of The Securities--Weighted Average Life of the Securities" in the prospectus.

     The yield to investors on the Class A Notes will be sensitive to, among other things, the level of one-month LIBOR. As described herein, the interest rate on the Class A-1 Notes may in no event exceed the net funds cap for loan group 1, which depends, in large part, on the net loan rates on the Group 1 Loans. It is possible that an increased level of one-month LIBOR could occur simultaneously with a lower level of prevailing interest rates, which may result in faster prepayments of mortgage loans with relatively higher loan rates, resulting in a lower net funds cap. All of the Group 1 Loans bears interest at an adjustable rate, subject to a lifetime cap. Thus, the adjusted interest rate on a mortgage loan may not equal the Index plus the margin due to the constraint of the caps. In such event, the interest rate on the mortgage loan will be less than would have been the case in the absence of the cap. In addition, there may be a lag in time between an increase in the Index and a corresponding increase in the interest rate on the mortgage loan which will slow the adjustment of the net funds cap for loan group 1. See "Description of the Mortgage Loans" herein.

     Several of the interest rates on the Group 1 Loans adjust less frequently than the interest rate on the Class A-1 Notes and adjust by reference to the Index or, with respect to the Group 2 Loans, are fixed over the term of the mortgage loan. It is possible that an increased level of the one-month LIBOR could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Class A Notes.

                         DESCRIPTION OF THE AGREEMENTS

     The following summary describes certain terms of the sale and servicing agreement, the trust agreement and the indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the respective provisions of the sale and servicing agreement, the trust agreement and the indenture. Whenever particular defined terms in the indenture are referred to, the defined terms are incorporated by reference. See "The Agreements" in the Prospectus.

REPORTS TO NOTEHOLDERS

     Concurrently with each payment to the noteholders, the master servicer will forward to the indenture trustee and the indenture trustee will make available to the noteholders and the Insurer a statement setting forth among other items:

          (1) the Investor Floating Allocation Percentage for each Class for the preceding collection period;

          (2) the amount being distributed to noteholders of each Class;

          (3) the amount of interest included in such payment and the note rate for each Class;

          (4) the amount, if any, for each Class of overdue accrued interest and, with respect to the Class A-1 Notes, LIBOR carryover included in the payment;

          (5) the amount, if any, for each Class of the remaining overdue accrued interest after giving effect to the payment;

          (6) the amount, if any, of principal included in such payment to each Class;

          (7) the amount, if any, of the Liquidation Loss Amounts for each loan group incurred during the preceding collection period;

          (8) the master servicing fee for each loan group for the payment date;

          (9) the invested amount for each Class and the related note principal balance after giving effect to such payment;

          (10) the pool balance and each loan group balance as of the end of the preceding collection period;

          (11) the number and aggregate principal balances of the mortgage loans in each loan group as to which the minimum monthly payment is delinquent to 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the collection period;

          (12) the book value of any real estate which is acquired by the trust through foreclosure or grant of deed in lieu of foreclosure;

          (13) the amount of any draws on the policy in respect of each Class;

          (14) the amount on deposit in the spread account and the amount on deposit in each simple interest excess sub-account: and

          (15) the pool factor for each Class.

     In the case of information furnished pursuant to clauses (2), (3), (4) and
(8) above, the amounts shall be expressed as a dollar amount per note with a $1,000 denomination.

     The indenture trustee will make such reports (and, at its option, any additional files containing the same information in an alternative format) available each month to the noteholders, the master servicer, the seller, the Insurer and the other parties to the sale and servicing agreement via the indenture trustee's internet website. The indenture trustee's internet website shall initially be located at http://www-apps.gis.deutsche-bank.com/invr. Assistance in using the website or fax-on-demand service can be obtained by calling the indenture trustee's customer service desk at 800-735-7777. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The indenture trustee shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the indenture trustee shall provide timely and adequate notification to all above parties regarding any such changes.

     Each year commencing in 2001, the master servicer will be required to forward to the indenture trustee a statement containing the information set forth in clauses (3) and (4) above aggregated for the calendar year.

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

     The master servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the sale and servicing agreement, follow the same collection procedures as it follows from time to time with respect to the home equity loans in its servicing portfolio similar to the mortgage loans. Consistent with the above, the master servicer may in its discretion waive any prepayment penalty, late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the mortgage loans.

     The master servicer may arrange with a borrower a schedule for the payment of due and unpaid interest, provided that the arrangement is consistent with the master servicer's policies with respect to the home equity mortgage loans it owns or services and the terms of the sale and servicing agreement. In accordance with the terms of the sale and servicing agreement, the master servicer may consent under some circumstances to the placing of a subsequent senior lien in respect of a mortgage loan.

     Subject to applicable law and the terms of the sale and servicing agreement, the master servicer may change the terms of the credit line agreements at any time provided that the changes (1) do not adversely affect the interest of the noteholders or the Insurer, and (2) are consistent with prudent banking practice. In addition, the sale and servicing agreement permits the master servicer, within specified limitations, to increase or reduce the credit limit or the combined loan-to-value ratio and reduce the margin.

HAZARD INSURANCE

     The master servicer will cause to be maintained for each mortgage loan fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of the outstanding principal balance on the mortgage loan and any related mortgage loans secured by senior lien(s) and the maximum insurable value of the improvements securing the mortgage loan. Generally, if a mortgaged property is in an area identified in the Federal Register by the Flood Emergency Management Agency as FLOOD ZONE "A," flood insurance has been made available and the master servicer determines that the insurance is necessary in accordance with accepted mortgage servicing practices of prudent lending institutions, the master servicer will cause to be purchased a flood insurance policy with a generally acceptable insurance carrier. The flood insurance policy will be in an amount representing coverage not less than the lesser of the outstanding principal balance of the mortgage loan and any related mortgage loans secured by senior lien(s) and the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. Any amounts collected by the master servicer under the policies, other than amounts to be applied to the restoration or repair of the mortgaged property, or to be released to the mortgagor in accordance with customary mortgage servicing procedures, will be deposited in the related collection account in accordance with the sale and servicing agreement.

     In the event that the master servicer obtains and maintains a blanket policy as provided in the sale and servicing agreement insuring against fire and hazards of extended coverage on all of the mortgage loans then, to the extent the policy names the master servicer or its designee as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance of the mortgage loans without coinsurance, and otherwise complies with the requirements of the first paragraph of this subsection, the master servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The master servicer will foreclose upon or otherwise comparably convert to ownership mortgaged properties securing the mortgage loans as they come into default when, in accordance with applicable servicing procedures under the sale and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with any foreclosure or other conversion of ownership, the master servicer will follow practices as it deems necessary or advisable and as are in keeping with its general mortgage servicing activities. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or other conversion, correction of default on any related senior mortgage loans or restoration of any property unless, in its sole judgment, the foreclosure, correction or restoration will increase net liquidation proceeds. The master servicer will be reimbursed out of liquidation proceeds for advances of its own funds as liquidation expenses before any net liquidation proceeds are distributed to noteholders or the transferor.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     With respect to each collection period, the master servicer will receive from interest collections in respect of the mortgage loans a portion of the interest collections as a monthly master servicing fee in the amount equal to 0.50% per annum on the aggregate principal balances of the mortgage loans as of the first day of the related collection period. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the master servicer as additional servicing compensation.

     Prior to each payment date, the master servicer is required to remit to each collection account without any right of reimbursement, for each loan group, an amount equal to the sum of (1) the lesser of (a) any prepayment interest shortfalls on the mortgage loans in such loan group with respect to the related collection period and (b) the aggregate master servicing fee received by the master servicer in respect of such loan group in the most recently ended collection period, and (2) the lesser of (a) Net Simple Interest Shortfalls, if any, for such loan group and collection period remaining after withdrawing available amounts from the related simple interest excess sub-account, and
(b) the amount of the aggregate master servicing fee remaining, if any, in respect of such loan group after application thereof as provided in clause (1). However, these amounts will be in addition to any monthly advances on the mortgage loans. With respect to each mortgage loan as to which a prepayment in full was received during the collection period, the prepayment interest shortfall is the excess, if any, of 30 days interest on the principal balance of the mortgage loan at the net loan rate, over the amount of interest actually paid by the related mortgagor in connection with the principal prepayment.

     The master servicer will pay some of the ongoing expenses associated with the trust and incurred by it in connection with its responsibilities under the sale and servicing agreement. In addition, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted mortgage loans and in connection with the restoration of mortgaged properties. This right of reimbursement is prior to the rights of noteholders to receive any related net liquidation proceeds.

EVIDENCE AS TO COMPLIANCE

     The sale and servicing agreement provides for delivery on or before May 31 in each year, beginning on May 31, 2001, to the indenture trustee, the rating agencies and the Insurer of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its material obligations under the sale and servicing agreement throughout the preceding fiscal year, except as specified in the statement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

     The sale and servicing agreement provides that the master servicer may not resign from its obligations and duties, except in connection with a permitted transfer of servicing, unless:

          o the performance of the duties and obligations by the master servicer are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its subsidiaries or affiliates or

          o upon the satisfaction of the following conditions: (a) the master servicer has proposed a successor master servicer to the indenture trustee and the Insurer in writing and the proposed successor master servicer is reasonably acceptable to the indenture trustee and the Insurer; (b) the rating agencies have confirmed to the indenture trustee and the Insurer that the appointment of the proposed successor master servicer as the master servicer will not result in the reduction or withdrawal of the then current rating of the notes; and (c) the proposed successor master servicer is acceptable to the Insurer.

No resignation will become effective until the indenture trustee or a successor master servicer has assumed the master servicer's obligations and duties under the sale and servicing agreement.

     The master servicer may perform any of its duties and obligations under the sale and servicing agreement through one or more subservicers or delegates, which may be affiliates of the master servicer. Notwithstanding this arrangement, the master servicer will remain liable and obligated to the indenture trustee, the owner trustee, the noteholders and the Insurer for the master servicer's duties and obligations for the servicing and administration of the mortgage loans under the sale and servicing agreement, without any diminution of those duties and obligations and as if the master servicer itself were performing those duties and obligations.

     Any person into which, in accordance with the sale and servicing agreement, the master servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor to the master servicer under the sale and servicing agreement.

     The sale and servicing agreement provides that the master servicer will indemnify the trust, the indenture trustee, the Insurer and the owner trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the master servicer's actions or omissions in connection with the servicing and administration of the mortgage loans which are not in accordance with the provisions of the sale and servicing agreement. The sale and servicing agreement provides that neither the master servicer nor its directors, officers, employees or agents will be under any other liability to the trust, the indenture trustee, the owner trustee or the noteholders for any action taken by the master servicer in good faith pursuant to the sale and servicing agreement or for errors in judgment. However, the master servicer will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence of the master servicer in the performance of its duties under the sale and servicing agreement. In addition, the sale and servicing agreement provides that the master servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the sale and servicing agreement and which in its opinion may expose it to any expense or liability. The master servicer may, in its sole discretion, undertake any legal action which it may deem necessary or desirable with respect to the sale and servicing agreement and the rights and duties of the parties thereto and the interest of the noteholders and the Insurer thereunder.

EVENTS OF SERVICING TERMINATION

     "Events of Servicing Termination" are any of the following:

          o any failure by the master servicer to make any Monthly Advance when due, subject to the grace period described below, or any other failure by the master servicer to make any deposit required to be made under the sale and servicing agreement which continues unremedied for two business days after written notice of such failure is given to the master servicer by the indenture trustee or to the master servicer and the indenture trustee by the Insurer or by the holders of notes evidencing not less than 25% of the aggregate note principal balance;

          o any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the sale and servicing agreement which, in each case, materially and adversely affects the interests of the noteholders or the Insurer and continues unremedied for 30 days after written notice of such failure is given to the master servicer by the indenture trustee, or to the master servicer and the indenture trustee by the Insurer or noteholders evidencing not less than 25% of the aggregate note principal balance;

          o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the master servicer and certain actions by the master servicer indicating insolvency, reorganization or inability to pay its obligations;

          o the loss and deliquency performance of the mortgage loans exceeding levels specified in the sale and servicing agreement;

          o events relating to the financial condition of the master servicer set forth in the sale and servicing agreement: or

          o cumulative losses or delinquency levels exceed the levels specified in the sale and servicing agreement.

     If any Monthly Advance is not made by 4:00 P.M., New York City time, on the business day following written notice to the master servicer of its failure to do so as described above, the indenture trustee will, unless the Insurer instructs otherwise and no Insurer default exists and is continuing, immediately terminate the rights and obligations of the master servicer under the sale and servicing agreement and the indenture trustee, or any other successor master servicer appointed in accordance with the sale and servicing agreement, will make the monthly advance, in either case, as the successor master servicer.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under the first and second bullet points above for a period of ten or 30 Business Days, respectively, shall not constitute an Event of Servicing Termination if the delay or failure could not be prevented by the exercise of reasonable diligence by the master servicer and the delay or failure was caused by an act of God, or other similar occurrence. Upon the occurrence of any of these events, the master servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the sale and servicing agreement and the master servicer shall provide the indenture trustee and the noteholders prompt notice of its failure or delay, together with a description of its efforts to perform its obligations.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

     So long as an Event of Servicing Termination, other than an Event of Servicing Termination resulting from the failure of the master servicer to make a Monthly Advance (which will be subject to the rights and remedies described in the second preceding paragraph), remains unremedied, either the indenture trustee shall at the direction of the Insurer or may, with the consent of the Insurer, or noteholders evidencing at least 51% of the aggregate note principal balance with the consent of the Insurer, terminate all of the rights and obligations of the master servicer under the sale and servicing agreement and in and to the mortgage loans, whereupon the indenture trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. In the event that the indenture trustee would be obligated to succeed to the duties and obligations of the master servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution, bank or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the sale and servicing agreement and having a net worth of at least $15,000,000 and acceptable to the Insurer to act as successor to the master servicer under the sale and servicing agreement. Pending an appointment, the indenture trustee will be obligated to act as master servicer unless prohibited by law. The successor will be entitled to receive the same compensation that the master servicer would otherwise have received, or such lesser compensation as the indenture trustee and the successor may agree. A receiver or conservator for the master servicer may be empowered to prevent the termination and replacement of the master servicer where the only Event of Servicing Termination that has occurred is an insolvency event.

EVENTS OF DEFAULT UNDER THE INDENTURE

     "Events of Default" under the indenture include:

          (1) a default in the payment of any interest or principal payment when it becomes due and payable and continuance of the default for a period of five days;

          (2) failure on the part of the trust to perform in any material respect any covenant or agreement under the indenture, other than a covenant covered in clause (1) above, or the breach of a representation or warranty of the trust, which continues for a period of thirty days after notice is given; and

          (3) certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

REMEDIES ON EVENT OF DEFAULT UNDER THE INDENTURE

     If an Event of Default under the indenture has occurred and is continuing, either the indenture trustee will at the direction of the Insurer, or may, with the consent of the Insurer and the noteholders representing a majority of the then outstanding principal amount of the Class A Notes, declare the principal amount of the Class A Notes, due and payable immediately. This declaration may with the consent of the Insurer be rescinded by the noteholders representing a majority of the then outstanding principal amount of the Class A Notes.

     If the principal of the Class A Notes has been declared due and payable as described in the preceding paragraph, the indenture trustee may with the consent of the Insurer elect not to liquidate the assets of the trust provided that the assets are generating sufficient cash to pay interest and principal as it becomes due and payable to the noteholders.

     However, the indenture trustee may not sell or otherwise liquidate the assets of the trust following an Event of Default unless (a) the holders of 100% of the Class A Notes and the Insurer consent to the sale, or (b) the proceeds of the sale or liquidation are sufficient to pay all amounts due and owing to the noteholders and the Insurer, or (c) the indenture trustee determines that the assets of the trust would not be sufficient on an ongoing basis to make all payments on the Class A Notes as they become due and payable and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate note principal balance of the Class A Notes and the Insurer.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE OWNER TRUSTEE

     The indenture trustee will not be under any liability to the trust or the noteholders for taking any action or for refraining from the taking of any action in good faith pursuant to the indenture, or for errors in judgment made in good faith; provided, that the indenture trustee will not be protected against any liability that would otherwise be imposed by reason of willful misconduct or negligence in the performance of its duties or by reason of its negligent disregard of its obligations and duties under the indenture. Subject to the limitations set forth in the indenture, the indenture trustee will be indemnified by the master servicer and held harmless against any loss, liability or expense incurred in connection with any of its duties under the agreements other than any loss, liability or expense incurred by reason of its own willful misconduct, bad faith or negligence in the performance of its duties under the indenture, or by reason of its reckless disregard of its obligations and duties under the indenture. All persons into which the indenture trustee may be merged or with which it may be consolidated, or any person resulting from such merger or consolidation, will be the successor to the indenture trustee under the indenture.

     The owner trustee, the indenture trustee and any of their respective affiliates may hold notes in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the owner trustee and the indenture trustee acting jointly, or in some instances, the owner trustee or the indenture trustee acting alone, will have the power to appoint co-trustees or separate trustees of all or any part of the trust. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the owner trustee by the sale and servicing agreement and the trust agreement and the indenture trustee by the indenture will be conferred or imposed upon the owner trustee and the indenture trustee, respectively, and in each case that separate trustee or co-trustee jointly, or, in any jurisdiction in which the owner trustee or indenture trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform the rights, powers, duties and obligations solely at the direction of the owner trustee or the indenture trustee, respectively.

     The owner trustee may resign at any time, in which event the indenture trustee will be obligated to appoint a successor acceptable to the Insurer. The indenture trustee may also remove the owner trustee if it ceases to be eligible under the trust agreement or becomes legally unable to act or becomes insolvent. Any resignation or removal of the owner trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by the successor.

DUTIES OF THE OWNER TRUSTEE AND INDENTURE TRUSTEE

     The owner trustee will make no representations as to the validity or sufficiency of the trust agreement, the Class A Notes, or of any mortgage loan or related documents, and will not be accountable for the use or application by Provident or the master servicer of any funds paid to Provident or the master servicer in respect of the Class A Notes, or the mortgage loans, or the investment of any monies by the master servicer before the monies are deposited into a collection account or a distribution account. The owner trustee will be required to perform only those duties specifically required of it under the trust agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee under the trust agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the trust agreement.

     The indenture trustee will make no representations as to the validity or sufficiency of the indenture, the Class A Notes, other than their execution and authentication, or of any mortgage loans or related documents, and will not be accountable for the use or application by Provident or the master servicer of any funds paid to Provident or the master servicer in respect of the Class A Notes or the mortgage loans, or the use or investment of any monies by the master servicer before the monies are deposited into a collection account or a distribution account. So long as no Event of Default has occurred and is continuing, the indenture trustee will be required to perform only those duties specifically required of it under the indenture. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the indenture trustee under the indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the indenture. The indenture trustee will not be charged with knowledge of a failure by the master servicer to perform its duties under the trust agreement or sale and servicing agreement which failure constitutes an Event of Servicing Termination unless the indenture trustee obtains actual knowledge of the failure, as will be specified in the indenture.

AMENDMENT

     The sale and servicing agreement may be amended from time to time by the parties to the agreement and with the consent of the Insurer, but without the consent of the noteholders, to cure any ambiguity, to correct or supplement any provisions which may be inconsistent with any other provisions of the agreement, or to add or amend any provisions of the agreement as required by the rating agencies in order to maintain or improve any rating of the Class A Notes--it being understood that, after obtaining the ratings in effect on the closing date, none of the transferor, the indenture trustee, the owner trustee or the master servicer is obligated to obtain, maintain, or improve any rating--or to add any other provisions with respect to matters or questions arising under the agreement which shall not be inconsistent with the provisions of that agreement, provided that the action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any noteholder or the Insurer; provided, that any amendment will not be deemed to materially and adversely affect the noteholders and no opinion will be required to be delivered if the person requesting the amendment obtains confirmation from the rating agencies indicating that the amendment would not result in a downgrading or a withdrawal of the then current rating of the Class A Notes. The sale and servicing agreement may also be amended from time to time by the parties to the agreement, with the consent of each

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Class of affected noteholders evidencing at least 51% of the aggregate note principal balance of each such Class and the Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement or of modifying in any manner the rights of the noteholders, provided that the amendment will not reduce in any manner the amount of, or delay the timing of, collections of payments on the Class A Notes or payments under the policy which are required to be made on any Class A Note without the consent of the holder of that note and the Insurer or reduce the aforesaid percentage required to consent to the amendment, without the consent of the holders of all Class A Notes then outstanding.

     The indenture provides that, without the consent of the holders of any Class A Notes, but with the consent of the Insurer and prior notice to the rating agencies, the indenture trustee, when authorized by a request of the trust pursuant to the indenture, at any time and from time to time, may enter into one or more supplemental indentures--which will conform to the provisions of the Trust Indenture Act of 1939, as amended, as in force at the date of the execution--in form satisfactory to the indenture trustee, for any of the following purposes:

     o to correct or amplify the description of any property at any time subject to the lien of the indenture, or better to assure, convey and confirm unto the indenture trustee any property subject or required to be subjected to the lien of the indenture, or to subject to the lien of the indenture additional property;

     o to evidence the succession, in compliance with the applicable provisions of the indenture, of another entity to the trust, and the assumption by any successor of the covenants of the trust contained in the Class A Notes and the indenture;

     o to add to the covenants of the trust for the benefit of the holders of the Class A Notes or the Insurer, or to surrender any right or power conferred upon the trust in the indenture;

     o to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

     o to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture;

     o to make any other provisions with respect to matters or questions arising under the indenture or in any supplemental indenture; provided, that this action will not adversely affect the interests of the noteholders or the Insurer;

     o to evidence and provide for the acceptance of the appointment under the indenture by a successor trustee with respect to the Class A Notes and to add to or change any of the provisions of the indenture as will be necessary to facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of the indenture; or

     o to modify, eliminate or add to the provisions of the indenture to the extent necessary to effect the qualification of the indenture under the Trust Indenture Act or under any similar Federal statute enacted after the date of the indenture and to add to the indenture other provisions as may be expressly required by the Trust Indenture Act; provided, however, that no supplemental indentures will be entered into unless the indenture trustee shall have received an opinion of counsel to the effect that entering into the supplemental indenture will not have any material adverse tax consequences to the noteholders.

     The indenture also provides that the parties to the indenture, when authorized by a written request of the trust, also may, with prior consent of to the Insurer, each rating agency and the holders of each Class of Class A Notes affected thereby representing not less than a majority of the aggregate note principal balance of each such Class, enter into a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or of modifying in any manner the rights of the noteholders; provided, that the supplemental indenture may not, without the consent of the holder of each Class A Note affected thereby:

     o change the date of payment of any installment of principal of or interest on any Class A Note, or reduce the principal amount or the interest rate on any Class A Note, change the provisions of the indenture relating to the application of collections on, or the proceeds of the sale of, the corpus of the trust to payment of principal of or interest on the Class A Notes, or change any place of payment where, or the coin or currency in which, any Class A Note or the interest on any Class A Note is payable, or impair the right to institute suit for the enforcement of the provisions of the indenture requiring the application of funds available to the payment of any amount due on the Class A Notes on or after the respective dates such amounts become due;

     o reduce the percentage of the note principal balances of the Class A Notes, the consent of the holders of which is required for any supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences provided for in the indenture;

     o modify or alter the provisions of the proviso to the definition of the term "outstanding" in the indenture;

     o reduce the percentage of the note principal balances of the Class A Notes required to direct the indenture trustee to direct the trust to sell or liquidate the corpus of the trust pursuant to the indenture;

     o modify any provision of the amendment provisions of the indenture except to increase any percentage specified in the indenture or to provide that additional provisions of the indenture or the other agreements cannot be modified or waived without the consent of the holder of each Class A Note affected;

     o modify any of the provisions of the indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any Class A Note on any payment date; or

     o permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the trust estate or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive the holder of any Class A Note of the security provided by the lien of the indenture; and provided, further, that the action will not, as evidenced by an opinion of counsel, cause the trust to be subject to an entity level tax.

TERMINATION; RETIREMENT OF THE NOTES

     The trust will terminate on the payment date following the later of
(A) payment in full of all amounts owing to the indenture trustee, owner trustee and the Insurer and (B) the earliest of (1) the payment date on which the aggregate note principal balance of the Class A Notes has been reduced to zero,
(2) the final payment or other liquidation of the last mortgage loan in the trust or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any mortgage loan, (3) the optional transfer to the transferor of all remaining mortgage loans in the trust, as described below and
(4) the payment date in June 2030.

     The mortgage loans in each loan group will be subject to an optional transfer to the owner of the related transferor interest on any payment date on or after the payment date on which the aggregate note principal balance of the related Class of Class A Notes is reduced to an amount less than or equal to 10% of the original note principal balance of such Class and all amounts due and owing to the indenture trustee, the owner trustee and the Insurer in respect of such group, including unreimbursed draws on the policy, together with interest thereon, as provided under the insurance agreement, have been paid. The transfer price will be equal to the sum of the aggregate note principal balance of the related Class of Class A Notes and accrued and unpaid interest thereon through the day preceding the transfer. In no event, however, will the trust created by the trust agreement continue for more than 21 years after the death of individuals named in the sale and servicing agreement. Written notice of termination of the sale and servicing agreement will be given to each noteholder, and the final payment will be made only upon surrender and cancellation of the Class A Notes at an office or agency appointed by the indenture trustee which will be specified in the notice of termination.

THE INDENTURE TRUSTEE

     Bankers Trust Company of California, N.A., a national banking association, with its principal place of business in Santa Ana, California, has been named indenture trustee pursuant to the sale and servicing agreement and the indenture.

     The indenture trustee may own notes and have normal banking relationships with the master servicer, the transferors and the Insurer and/or their affiliates.

     The indenture trustee may resign at any time, in which event the trust will be obligated to appoint a successor indenture trustee, with the consent of the Insurer, which consent shall not be unreasonably withheld. The Insurer may also remove the indenture trustee if the indenture trustee ceases to be eligible under the agreements or if the indenture trustee becomes insolvent or is otherwise incapable of acting as indenture trustee. Upon becoming aware of these circumstances, the trust will be obligated to appoint a successor indenture trustee, as approved by the Insurer. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

     No holder of a Class A Note will have any right under the agreements to institute any proceeding with respect to the sale and servicing agreement or the indenture unless the Insurer has consented in writing and the holder previously has given to the indenture trustee written notice of default and unless noteholders evidencing an aggregate, undivided interest in the trust of at least 25% of the aggregate note principal balance have made written requests upon the indenture trustee to institute such proceeding in its own name as indenture trustee and have offered to the indenture trustee reasonable indemnity and the indenture trustee for 60 days has failed to institute the proceeding. The indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the agreements or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the noteholders, unless the noteholders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby and the Insurer has consented to the action, which consent shall not be unreasonably withheld.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Class A Notes will be applied by Provident towards the origination and purchase of the mortgage loans and for general corporate and banking purposes.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following discussion, which summarizes certain U.S. federal income tax aspects of the purchase, ownership and disposition of the notes, is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to note owners in light of their personal investment circumstances or to certain types of note owners subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the notes.

CHARACTERIZATION OF THE NOTES AS INDEBTEDNESS

     Based on the application of existing law to the facts as set forth in the agreements and other relevant documents and assuming compliance with the terms of the agreements as in effect on the date of issuance of the notes, Brown & Wood LLP, special tax counsel to the trust ("Tax Counsel") and counsel to the Underwriters, is of the opinion that (i) the Class A Notes will be treated as debt instruments for federal income tax purposes as of such date and (ii) the trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool within the meaning of Section 7701(i) of the Code. Accordingly, upon issuance, the notes will be treated as "Debt Securities" as described in the prospectus. See "Federal Income Tax Consequences" in the prospectus.

     The transferor and the noteholders express in the sale and servicing agreement their intent that, for applicable tax purposes, each Class A Note will be indebtedness secured by the mortgage loans in the related loan group. The transferor and the noteholders, by accepting the notes, and each note owner by its acquisition of a beneficial interest in a note, have agreed to treat the notes as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the transferor intends to treat this transaction as a sale of an interest in the principal balances of the mortgage loans for financial accounting and certain regulatory purposes.

     In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service (the "IRS") and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the mortgage loans has been retained by the transferor and has not been transferred to the note owners.

     In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Class A Notes as debt or otherwise makes the rationale of those cases inapplicable to this situation.

TAXATION OF INTEREST INCOME OF NOTE OWNERS

     Assuming that the note owners are holders of debt obligations for U.S. federal income tax purposes, the notes generally will be taxable as debt securities. See "Federal Income Tax Consequences" in the prospectus.

     While it is not anticipated that the notes will be issued at a greater than de minimis discount, under Treasury regulations (the "OID Regulations") it is possible that the Class A Notes could nevertheless be deemed to have been issued with original issue discount ("OID") if the interest were not treated as unconditionally payable under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Class A Notes would be includible in income of note owners as OID, but would not be includible again when the interest is actually received. See "Federal Income Tax Consequences--Taxation of Debt Securities; Interest and Acquisition Discount" in the prospectus for a discussion of the application of the OID rules if the notes are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations. For purposes of calculating OID, it is likely that the Class A Notes will be treated as Pay-Through Securities.

POSSIBLE CLASSIFICATION OF THE TRUST AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

     The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that for purposes of the Code, the transaction contemplated by this prospectus with respect to the notes constitutes a sale of the mortgage loans (or an interest therein) to the note owners and that the proper classification of the legal relationship between the transferor and the note owners resulting from this transaction is that of a partnership (including a publicly traded partnership), a publicly traded partnership treated as a corporation, or an association taxable as a corporation. Since Tax Counsel has advised that the Class A Notes will be treated as indebtedness in the hands of the noteholders for U.S. federal income tax purposes, the transferor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would not apply if the notes were treated as indebtedness.

     If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the trust would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the mortgage loans, which would reduce the amounts available for payment to the note owners. Cash payments to the note owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits. If the transaction were treated as creating a partnership between the note owners and the transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the transferor and each note owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the note owner could differ if the notes were held to constitute partnership interests rather than indebtedness.

FOREIGN INVESTORS

     In general, subject to certain exceptions, interest (including OID) paid on a Class A Note to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United States and the note owner provides the required foreign person information certification. See "Federal Income Tax Consequences--Tax Treatment of Foreign Investors" in the prospectus.

     If the interests of the note owners were deemed to be partnership interests, the partnership, if it were considered to be engaged in a U.S. trade or business, would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

     If the trust were taxable as a corporation, payments to foreign persons, to the extent treated as dividends (or if the trust were characterized as a partnership that was not engaged in a trade or business, all interest payments), would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

     If, contrary to the opinion of Tax Counsel, the Class A Notes are recharacterized as equity interests in a partnership, or in an association or publicly traded partnership taxable as a corporation, any taxes required to be so withheld will be treated for all purposes of the Class A Notes and the policy as having been paid to the related noteholder.

BACKUP WITHHOLDING

     Certain note owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Class A Notes if the note owners, upon issuance, fail to supply the indenture trustee or his broker with his taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) property, or, under certain circumstances, fail to provide the indenture trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding.

     The indenture trustee will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid (and OID accrued, if any) on the Class A Notes (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "noteholder" of record is Cede, as nominee for DTC, note owners and the IRS will receive tax and other information including the amount of interest paid on the Class A Notes from participants and indirect participants rather than from the indenture trustee. (The indenture trustee, however, will respond to requests for necessary information to enable participants, indirect participants and certain other persons to complete their reports.) Each non-exempt note owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt note owner fail to provide the required certification, the participants or indirect participants (or the paying agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability.

     Final regulations dealing with backup withholding and information reporting on income paid to a foreign person and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules. The discussion set forth above does not take the New Withholding Regulations into account. Prospective note owners are strongly urged to consult their own tax advisor with respect to the New Withholding Regulations.

TAX-EXEMPT ENTITIES

     If contrary to the opinion of tax counsel, the notes were treated as partnership interests in a tax partnership, a tax-exempt note owner may be subject to less favorable tax treatment. This may result because an interest in a partnership may generate "unrelated business taxable income" and thereby subject the note owner to the "unrelated business, taxable income" provisions of the Code.

                                  STATE TAXES

     Except as described below, Provident makes no representations regarding the tax consequences of purchase, ownership or disposition of the Class A Notes under the tax laws of any state. Investors considering an investment in the Class A Notes should consult their own tax advisors regarding such tax consequences.

     All investors should consult their own tax advisors regarding the Federal, state, local, foreign or any other income tax consequences of the purchase, ownership and disposition of the notes.

OHIO STATE TAX CONSEQUENCES

     The following is a summary of the material Ohio tax consequences to the trust and of the purchase, ownership and disposition of the Class A Notes. This discussion does not address every aspect of the Ohio tax laws that may be relevant to noteholders in light of their specific circumstances or their special treatment under the Ohio tax laws. Therefore, prospective investors are urged to consult their own tax advisors in determining the Ohio tax consequences to them as a result of purchasing and owning the Class A Notes.

     The following summary is based upon existing provisions of the Ohio Revised Code pertaining to Ohio taxation, the administrative rules promulgated thereunder, relevant judicial rulings and administrative decisions and pronouncements, all of which are subject to change, which change may be retroactive. There are no Ohio authorities addressing similar transactions or involving a trust that issues interests with terms similar to those of the notes and no ruling addressing the matters discussed herein will be sought from Ohio tax officials. Accordingly, there can be no assurance that such officials will agree with this summary.

     Except as noted below, in the opinion of Keating, Muething & Klekamp, P.L.L., special Ohio tax counsel ("Ohio Tax Counsel"), the trust will not be subject to the Ohio personal income tax, Ohio corporate franchise tax, or the Ohio tax on dealers in intangibles as those taxes generally do not apply to the type of Trust used in this transaction. Furthermore, unless the noteholders are Ohio residents or are otherwise subject to the Ohio personal income tax, Ohio corporate franchise tax, or the Ohio tax on dealers in intangibles, the Noteholders will not be subject to the foregoing taxes solely as a result of purchasing and owning the Class A Notes.

     For purposes of determining Ohio taxable income, Ohio has adopted the Code and the regulations thereunder. Therefore, the Ohio tax consequences to the noteholders who are Ohio residents or are otherwise subject to the Ohio personal income tax, Ohio corporate franchise tax, or the Ohio tax on dealers in intangibles, will be the same as the tax consequences to the noteholders for federal income tax purposes. Accordingly, the stated interest on the Class A Notes will be taxable as ordinary interest income, and a gain or loss on the sale or disposition of the Class A Notes will be capital gain or loss. See "Federal Income Tax Consequences" in this Prospectus Supplement.

     Effective generally for tax years beginning on or after January 1, 1998, an Ohio tax may be levied on a "qualifying investor's" distributive share of the Ohio apportioned income of a "qualifying pass-through entity." As described in "Federal Income Tax Consequences--Possible Classification of the Trust as a Partnership or Association Taxable as a Corporation" in this prospectus supplement, if the transaction is recharacterized as creating a partnership, then the trust may be subject to the Ohio tax on qualifying pass-through entities if the notes were held by any qualifying investors. A "qualifying investor," in general, is an individual or entity not otherwise subject to the Ohio personal income, Ohio corporate franchise, or Ohio dealers in intangible taxes. A "qualifying pass-through entity" is defined as, among other things, a partnership. Thus, in the event that the transaction is characterized as a partnership for federal income tax purposes, Ohio tax counsel believes that Ohio tax officials would likely treat the trust as a partnership for Ohio tax purposes and, therefore, as a qualifying pass-through entity. The result of this is that if the trust has non-individual qualifying investors as noteholders, the trust will pay an 8.5% entity level tax on the net sum of such noteholders' distributive share of the trust's income apportioned to Ohio. If the trust has individual qualifying investors as noteholders, it will be required to withhold 5% of the net sum of such individual noteholders' distributive share of the trust's income apportioned to Ohio. The amount of tax paid or withheld may be claimed as a credit against the qualifying investor's Ohio franchise or income tax liability in an amount equal to the qualifying investor's proportionate share of the lesser of the tax due or paid.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code impose certain restrictions on employee benefit plans subject to ERISA and plans or arrangements subject to Section 4975 of the Code ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as

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governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Class A Notes without regard to the ERISA considerations described below, subject to other applicable Federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Class A Notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Class A Notes. See "ERISA Considerations" in the prospectus. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the Class A Notes--for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager." There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the Class A Notes, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions may not apply to transactions by the trustee or the master servicer involving the trust's assets if, as described below, the assets of the trust were considered to include Plan assets.

PLAN ASSET REGULATION

     The United States Department of Labor ("Labor") has issued final regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the "Plan Asset Regulation"). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security" (as defined therein) nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions apply. If the Class A Notes were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the trust could be considered to hold plan assets by reason of a Plan's investment in the Class A Notes. Such plan assets would include an undivided interest in any assets held by the trust. In such an event, the master servicer and other persons, in providing services with respect to the trust's assets, may be parties in interest with respect to such Plans, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA, and Section 4975 of the Code with respect to transactions involving the trust's assets. Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Asset Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, Labor has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Asset Regulation, Labor declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services. Brown & Wood LLP has rendered its opinion that the Class A Notes will be classified as indebtedness for tax purposes and Provident believes that the Class A Notes will be classified as indebtedness without substantial equity features for ERISA purposes. However, if the Class A Notes are deemed to be equity interests in the trust and no statutory, regulatory or administrative exemption applies, the trust could be considered to hold plan assets by reason of a Plan's investment in the notes.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any Class A Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Class A Notes, a fiduciary of a Plan should make its own determination as to whether the trust, as obligor on the Class A Notes, is a party in interest with respect to the Plan, the application of the Plan Asset Regulations and the availability of any prohibited transaction exemptions. Purchasers should analyze whether the decision may have an impact with respect to purchases of the Class A Notes.

                        LEGAL INVESTMENT CONSIDERATIONS

     Although, as a condition to their issuance, the notes will be rated in the highest rating category of the rating agencies, the notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 because not all of the mortgages securing the mortgage loans are first mortgages and not all of the mortgage loans were originated by entities that satisfy SMMEA originator requirements. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the notes, because they are not "mortgage related securities". See "Legal Investment" in the prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement among Provident and the underwriters named below, Provident has agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase from Provident the principal amount of Class A Notes set forth below opposite their respective names.

UNDERWRITER                                                                         CLASS A-1 NOTES    CLASS A-2 NOTES
---------------------------------------------------------------------------------   ---------------    ---------------
Lehman Brothers Inc..............................................................    $  56,521,600      $  70,356,800
Prudential Securities Incorporated...............................................    $  14,130,400      $  17,589,200
                                                                                     -------------      -------------
     Total.......................................................................    $  70,652,000      $  87,946,000
                                                                                     =============      =============

     In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Class A Notes offered hereby if any of the Class A Notes are purchased.

     Provident has been advised by the underwriters that they presently intend to make a market in the Class A Notes offered hereby; however, the underwriters are not obligated to do so. Any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Class A Notes will develop.

     The underwriting agreement provides that Provident will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

     Some expenses of the underwriters incurred in connection with this offering will be paid by Provident.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for Provident by Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio. Federal income tax consequence with respect to the notes will be passed upon for the trust by Brown & Wood LLP. Certain legal matters with respect to the notes will be passed upon for the Underwriters by Brown & Wood LLP, New York, New York. Certain legal matters will be passed upon for the Insurer by Kutak Rock LLP Omaha, Nebraska.

                                    EXPERTS

     The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1999 and December 31, 1998 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1999, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    RATINGS

     It is a condition to issuance that the notes be rated "AAA" by Standard & Poor's and "Aaa" by Moody's.

     A securities rating addresses the likelihood of the receipt by noteholders of payments on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural and legal aspects associated with the notes. The ratings on the notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the possibility that noteholders might realize a lower than anticipated yield.

     The ratings assigned to the notes will depend primarily upon the creditworthiness of the Insurer. Any reduction in a rating assigned to the financial strength of the Insurer below the ratings initially assigned to the notes may result in a reduction of one or more of the ratings assigned to the notes.

     The ratings assigned to the notes do not address the likelihood of the payment of any LIBOR carryover.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             INDEX OF DEFINED TERMS

TERM                                          PAGE
----------------------------------------   ----------
Alternative Principal Payment...........      S-46
Code....................................      S-63
Deficiency Amount.......................      S-50
Eligible Account........................      S-41
ERISA...................................      S-66
Events of Default.......................      S-58
Events of Servicing Termination.........      S-57
Final Payment Date......................      S-50
Guaranteed Principal Amount.............      S-50
Index...................................      S-21
Insured Payment.........................      S-50
Insurer.................................      S-12
Investor Fixed Allocation Percentage....      S-43
Investor Floating Allocation
  Percentage............................      S-43
Investor Interest Collections...........      S-43
Investor Loss Amount....................      S-43
IRS.....................................      S-63
Labor...................................      S-67
Liquidation Loss Amount.................      S-43
Managed Amortization Period.............      S-46
Maximum Principal Payment...............      S-46

TERM                                          PAGE
----------------------------------------   ----------
Minimum Transferor Interest.............      S-40
Monthly Advance.........................      S-41
Net Simple Interest Excess..............      S-42
Nonrecoverable Advance..................      S-42
OID Regulations.........................      S-63
Plan Asset Regulation...................      S-67
Plans...................................      S-66
Policy..................................   S-12, S-49
Preference Amount.......................      S-50
Rapid Amortization Event................      S-48
Rapid Amortization Period...............   S-46, S-48
Scheduled Principal Collections Payment
  Amount................................      S-46
Servicing Advance.......................      S-42
Simple Interest Excess..................      S-42
Simple Interest Qualifying Loan.........      S-42
Simple Interest Shortfall...............      S-42
Tax Counsel.............................      S-63
Telerate Screen Page 3750...............      S-46
Transfer Deficiency.....................      S-39
Transfer Deposit Amount.................      S-39

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Home Equity Loan Asset-Backed Notes, Series 2000-A (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedelbank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Home Equity Loan Asset-Backed Notes issues.

     Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Home Equity Loan Asset-Backed Notes issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Home Equity Loan Asset-Backed Notes issues in same-day funds.

     Trading between Cedelbank and/or Euroclear Participants. Secondary market trading between Cedelbank Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedelbank or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedelbank Participant or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions selling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedelbank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under their procedure, Cedelbank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedelbank Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedelbank or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedelbank Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedelbank or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedelbank Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Note Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Note). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer altenatively files Form W-8. Form 1001 may be filed by the Note Owners or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Note Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                      [This page intentionally left blank]

Prospectus

                            Asset Backed Securities
                              (Issuable in Series)

                                  ------------


Consider carefully the risk
factors beginning on page 1
of this prospectus.

The Provident Bank may periodically issue securities, which may be in the form of asset-backed certificates or asset-backed notes. Each issue of securities will have its own series designation and will evidence interests in or obligations of a trust established by The Provident Bank.

Each trust will consist of:

     o mortgage loans secured by senior or junior liens on one- to four-family residential properties; and

     o closed-end or revolving home equity loans secured by senior or junior liens on one- to four-family residential properties.

Each series of securities:

     o will either evidence beneficial ownership of a trust or be secured by the assets of a trust; and

     o will be issued in one or more classes of securities. A class of securities:

     o will be entitled to anywhere from 0% to 100% of the interest payments and principal payments on the assets of the trust;

     o    may be senior or subordinate in right of payment to other classes; and

     o may receive payments from an insurance policy, cash account, or other form of credit enhancement to cover losses on the trust assets.

The securities may be offered to the public through different methods as described in "Method of Distribution" in this prospectus.

     Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

February 7, 2000

                      [This page intentionally left blank]

              Important Notice About Information Presented In This
             Prospectus and the Accompanying Prospectus Supplement

     We provide information to you about the securities in two separate documents that progressively provide more detail:

     o this prospectus, which provides general information, some of which may not apply to your series of securities and

     o the accompanying prospectus supplement, which describes the specific terms of your series of securities.

     The terms of any particular series of securities as generally described in this prospectus will be supplemented by the disclosure in the accompanying prospectus supplement, which must be read in conjunction with this prospectus. This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

     We have authorized the use of only the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

     We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

     You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Defined Terms" beginning on page 115.

                               Table Of Contents
RISK FACTORS.............................  1

THE TRUST FUND...........................  2
General..................................  2
The Loans................................  4
Substitution of Trust Fund Assets........  7

USE OF PROCEEDS..........................  7

THE PROVIDENT BANK.......................  7
General..................................  7
Available Information....................  8
Incorporation of Certain Documents by
Reference................................  8

LOAN PROGRAM.............................  8
Underwriting Standards...................  8
Qualifications of Provident.............. 10
Representations by Provident;
Repurchases.............................. 10

DESCRIPTION OF THE SECURITIES............ 11
General.................................. 11
Distributions on Securities.............. 12
Advances................................. 14
Reports to Securityholders............... 15
Categories of Classes of Securities...... 16
Book-Entry Registration of Securities.... 18

CREDIT ENHANCEMENT....................... 21
General.................................. 21
Subordination............................ 22
Letter of Credit......................... 23
Insurance Policies, Surety Bonds, and
Guaranties............................... 23
Over-Collateralization................... 23
Reserve Accounts......................... 23
Pool Insurance Policies.................. 25
Cross-Collateralization.................. 26

YIELD AND PREPAYMENT
CONSIDERATIONS........................... 26

THE AGREEMENTS........................... 28
Assignment of the Trust Fund Assets...... 28
Payments on Loans; Deposits to Security
Account.................................. 29
Pre-Funding Account...................... 31
Sub-Servicing............................ 32
Collection Procedures.................... 32
Hazard Insurance......................... 33
Realization Upon Defaulted Loans......... 34
Servicing and Other Compensation and
Payment of Expenses...................... 35
Evidence as to Compliance................ 35
Matters Regarding the Master Servicer and
Provident................................ 35
Events of Default; Rights Upon Event of
Default.................................. 36
Amendment................................ 38
Termination; Optional Termination........ 39
The Trustee.............................. 40

LEGAL ASPECTS OF THE LOANS............... 40
General.................................. 40
Foreclosure and Repossession............. 41
Environmental Risks...................... 42
Rights of Redemption..................... 43
Anti-Deficiency Legislation; Bankruptcy
Laws; Tax Liens.......................... 43
Due-on-Sale Clauses...................... 44
Enforceability of Prepayment and Late
Payment Fees............................. 45
Applicability of Usury Laws.............. 45
Soldiers' and Sailors' Civil Relief Act.. 45
Junior Mortgages; Rights of Senior
Mortgagees............................... 46
Consumer Protection Laws................. 47

FEDERAL INCOME TAX
CONSEQUENCES............................. 47
General.................................. 47
Taxation of Debt Securities.............. 48
Taxation of the REMIC and its Holders.... 52
REMIC Expenses; Single Class REMICs...... 53
Taxation of the REMIC.................... 53
Taxation of Holders of Residual Interest
Securities............................... 54
Administrative Matters................... 57
Tax Status as a Grantor Trust............ 57
Sale or Exchange......................... 60
Miscellaneous Tax Aspects................ 60
Tax Treatment of Foreign Investors....... 61
Tax Characterization of the Trust Fund
as a Partnership......................... 62
Tax Consequences to Holders of the Notes. 62
Tax Consequences to Holders of the
Certificates............................. 64
Taxation of Trust as FASIT............... 68
Treatment of FASIT Regular Securities.... 70
Treatment of High-Yield Interests........ 70
Tax Treatment of FASIT
Ownership Securities..................... 71
State Tax Considerations................. 71
ERISA Considerations..................... 71
Legal Investment......................... 76
Method of Distribution................... 77
Legal Matters............................ 78
Financial Information.................... 78
Rating................................... 78
Index of Defined Terms................... 80

                                       ii

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                                  Risk Factors

     Please carefully consider the following risk factors in deciding whether to purchase any of the securities.

Limited Resale Market For Securities

     No market will exist for the securities of any series before they are issued. We cannot assure you that a resale market will develop following the issuance and sale of any series of the securities. Consequently, you may not be able to sell your securities at prices that will enable you to realize your desired yield.

Limited Source of Payments--No Recourse to Provident or Master Servicer

     The securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement. Moreover, at the times specified in the related prospectus supplement, some assets of the trust may be released to The Provident Bank, the master servicer, a credit enhancement provider, or other person. Once released, those assets will no longer be available to make payments to you.

     The securities will not represent an interest in The Provident Bank, the master servicer, or any of their respective affiliates, nor will the securities represent an obligation of any of them. Our only obligation with respect to a trust is the obligation to repurchase a trust asset if we breach a representation and warranty concerning that trust asset. You will not have any recourse against us or the master servicer if any required distribution on the securities is not made. Consequently, if payments on the trust assets are insufficient to make all payments required on the securities you may incur a loss of your investment.

Limitations on the Effectiveness of Credit Enhancement

     Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. However, the amount of any credit enhancement may decline or be depleted before the securities are paid in full. As a result, you may suffer losses. In addition, credit enhancement may not cover all potential sources of loss, such as a loss from fraud or negligence by a loan originator or other party.

Nature of Mortgages Securing the Loans

     o Decline in Property Values May Increase Loan Losses. Because your securities represent an interest in mortgage loans or are secured by mortgage loans, your investment may be affected by a decline in property values. If the outstanding balance of a mortgage loan and any secondary financing on the underlying property is greater than the value of the property, the risk of delinquency, foreclosure, and loss increases. A decline in property values could extinguish the value of a junior mortgagee's interest in a property.

     o Delays Due to Liquidation. Substantial delays may occur before defaulted loans are liquidated and the proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses that characterize lawsuits if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete and their proceeds may not cover the defaulted loan amount. Some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds.

     We refer you to "Legal Aspects of the Loans--Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens" for additional information.

     o Junior Liens Satisfied After Senior Liens. Some of the loans in the trust may be junior loans. Mortgages or deeds of trust securing junior loans will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a junior mortgage lender may only foreclose subject to any related senior mortgage. As a result, the junior mortgage lender generally must either pay the related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on it, the trust's ability as a practical matter to foreclose on any junior mortgage will be limited.

     o Regulated by Consumer Protection Laws. Most states have laws and public policies for the protection of consumers that regulate interest rates and other loan changes, require licensing of loan originators and servicers, and prohibit unfair and deceptive practices in making, servicing, and collecting loans. Violations of these laws may limit the ability of the master servicer to collect interest or principal on the loans and may entitle the borrowers to a refund of amounts previously paid.

     The loans may also be subject to federal laws relating to the origination and underwriting of loans. These laws

     o    require disclosures of the terms of the loans to the borrowers;

     o prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance, or the exercise of any right under the consumer credit protection act in the extension of credit;

     o regulate the use and reporting of information related to the borrower's credit experience; and

     o require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent, and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to enumerated events.

     Some violations of these federal laws may render the master servicer unable to collect all or part of the principal or interest on the loans. The trust also could be subject to damages and administrative enforcement.

     We refer you to "Legal Aspects of the Loans" for additional information.

Trust Subject to Environmental Risks

     Under the laws of some states, contamination of a property may create a lien on the property to assure the costs of cleanup. In several states, that lien has priority over the lien of an existing mortgage. In addition, the holder of a mortgage, such as a trust, may be held responsible for the costs associated with the clean up of hazardous substances released at a property. These costs could result in your incurring a loss on your investment.

     We refer you to "Legal Aspects of the Loans--Environmental Risks" for additional information.

Value of Trust Assets

     We cannot assure you that the value of the trust assets for any series of securities at any time will equal or exceed the principal amount of the outstanding securities of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust, including the trustee, the master servicer, and any credit enhancer, generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to investors. As a result, you may not receive the full amount of interest and principal due on your investment.

                                 The Trust Fund

General

     The Asset-Backed Certificates and the Asset--Backed Notes that may be issued from time to time in one or more series will represent interests in the assets of the related trust fund. The notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the holders of the related securities. Each trust fund will consist of a pool of loans as specified in the related prospectus supplement, together with payments on the loans, as specified in the related prospectus supplement. The pool of loans will be created on the first day of the month of the issuance of the related series of securities or another date specified in the related prospectus supplement (the "Cut-Off Date"). The securities will be entitled to payment from the assets of the related trust fund or other assets pledged for the benefit of the securityholders as specified in the related prospectus supplement and will not be entitled to payments from the assets of any other trust fund established by Provident.

     Each loan will have been originated or acquired by The Provident Bank ("Provident") in accordance with the underwriting criteria specified under "Loan Program--Underwriting Standards" or as otherwise described in the related prospectus supplement. The trust fund assets will be conveyed without recourse by Provident to the related trust fund.

     Provident will assign the trust fund assets to the trustee named in the related prospectus supplement for the benefit of the securityholders. The master servicer named in the related prospectus supplement will service the trust fund assets, either directly or through sub-servicers, pursuant to a pooling and servicing agreement between Provident, the master servicer, and the trustee with respect to a series consisting of certificates, or a master servicing agreement between the trustee and the master servicer with respect to a series consisting of certificates and notes, and will receive a fee for its services. See "Loan Program" and "The Agreements." With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the master servicer alone were servicing the loans.

     As used in this prospectus, agreement means the pooling and servicing agreement when used with reference to a series consisting of certificates, and means the trust agreement, the indenture, and the master servicing agreement when used with reference to a series consisting of certificates and notes.

     If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between Provident and the trustee of the trust fund.

     A trust fund will have no assets or liabilities before the initial offering of its related series of securities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related trust fund assets and other specified assets contemplated in this prospectus and in the related prospectus supplement and their proceeds, issuing securities and making payments and distributions on them, and other related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

     The only obligations of Provident with respect to a series of securities will be to make specified representations and warranties to the trustee for the series. Provident will be obligated to cure any breach of a representation or warranty that materially and adversely affects the interests of a securityholder or to repurchase or substitute for the affected loans. See "The Agreements--Assignment of the Trust Fund Assets." The obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related agreement and its obligation, if any, to make specified cash advances upon delinquencies in payments on the loans in the amounts described in this prospectus under "Description of the Securities--Advances." The obligations of the master servicer under the related agreement include its obligation to enforce the obligations of the sub-servicers or Provident, or both, as more fully described in this prospectus under "Loan Program-Representations by Provident; Repurchases" and "The Agreements--Sub-Servicing" and "--Assignment of the Trust Fund Assets." The obligations of the master servicer to make advances may be subject to limitations to the extent provided in this prospectus and in the related prospectus supplement.

     The following is a brief description of the assets expected to be included in the trust funds. If specific information about trust fund assets is not known at the time the related series of securities initially is offered, more general information of the nature described under "The Loans" will be provided in the related prospectus supplement, and specific information will be provided in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities. A copy of the agreement for each series of securities will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to the series will be attached to the agreement delivered to the trustee on delivery of the securities.

The Loans

     General. Loans will consist of mortgage loans and home equity loans. As more fully described in the related prospectus supplement, the loans will be conventional loans.

     The loans in a pool will have monthly payments due on the first day of each month or on another day of the month specified in the related prospectus supplement. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, or combinations of them:

Interest may be payable at

     o    a fixed rate,

     o    an adjustable rate based on an index,

     o a rate that is fixed for a period of time or under specified circumstances and is followed by an adjustable rate,

     o    a rate that otherwise varies, or

     o    a rate that is convertible from an adjustable rate to a fixed rate.

     Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates, or a combination of these limitations. Accrued interest may be deferred and added to the principal of a loan for periods and under circumstances specified in the related prospectus supplement. A loan may provide for the interest to be paid by the borrower to be at a rate lower than the specified interest rate borne by the loan for a period of time or for the life of the loan. In these cases, the amount of any difference would be contributed from funds supplied by the seller of the property or another source.

Principal may be payable:

     o at an amortization rate calculated on the basis of level debt service calculated to amortize the loan fully over its term,

     o at an amortization rate calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity,

     o at an amortization rate calculated on the basis of an interest rate that is different from the interest rate provided for in the mortgage loan note,

     o at an amortization rate that may not amortize principal during all or a portion of the original term,

     o as a balloon payment where all or a substantial portion of the principal may be due on maturity, or

     o as negative amortization where interest that has been deferred is added to the principal balance of the loan.

     Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time, or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time. Also prepayments may be prohibited for the life of the loan or for specified periods commonly called lockout periods. Some loans may permit prepayments after expiration of a lockout period and may require the payment of a prepayment fee in connection with that subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include due-on-sale clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or specified transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable standards in the agreement.

     A trust fund may contain loans commonly called buydown loans where a third party partially subsidizes the monthly payments of the borrowers on the loans during their early years, the difference being made up from a buydown fund contributed by the third party when the loan is made. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information about limitations on the interest rate paid by the borrower initially, the annual increases in the interest rate, and the length of the buydown period for any buydown loans.

     The real property that secures repayment of a loan is referred to as the mortgaged property. Each loan will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, the liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. The mortgaged properties relating to loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured homes, and other single family properties. The mortgaged properties may include vacation and second homes, investment properties, and dwellings situated on land that is leased rather than owned. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years, unless otherwise specified in the related prospectus supplement. The mortgaged properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico, or any other territory of the United States.

     Loans with specified loan-to-value ratios or specified principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent, and duration of the insurance coverage will be described in the applicable prospectus supplement.

     The aggregate principal balance of loans secured by mortgaged properties that are owner-occupied may be disclosed in the related prospectus supplement. The basis for a representation that a given percentage of the loans is secured by single family properties that are owner-occupied will be either:

     o a representation by the borrower at origination of the loan either that the underlying property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the property as a primary residence or

     o a finding that the address of the underlying property is the borrower's mailing address.

     Home Equity Loans. As more fully described in the related prospectus supplement, interest on each revolving credit line loan or some of their balances is computed and payable monthly on the average daily outstanding principal balance of the loan, except for introduction rates offered from time to time during promotional periods. Principal amounts up to a maximum amount on a revolving credit line loan may be drawn down or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. As specified in the related prospectus supplement, the trust fund may include any amounts borrowed under a revolving credit line loan after the Cut-Off Date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal, or substantially equal, installments of an amount to amortize the loan fully at its stated maturity or is a balloon loan.

     As more fully described in the related prospectus supplement, interest on each closed-end loan is calculated on the basis of the outstanding principal balance of the loan multiplied by its interest rate and then by a factor for the period involved. The factor for the period involved is either the fraction 30 divided by 360 or a fraction whose numerator is the number of days in the period elapsed since the preceding payment of interest was made and whose denominator is the number of days in the annual period for which interest accrues on the loan.

     Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans generally will not exceed 360 months. Under specified circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest that accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     Additional Information. Each prospectus supplement will contain information, about its loan pool, including:

     o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable Cut-Off Date,

     o the type of property securing the loan, e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, or other real property,

     o    the original terms to maturity of the loans,

     o the largest principal balance and the smallest principal balance of any of the loans,

     o the earliest origination date and latest maturity date of any of the loans,

     o the loan-to-value ratios or combined loan-to-value ratios, as applicable, of the loans,

     o the interest rates provided for in the mortgage loan notes or annual percentage rates or range of interest rates provided for in the mortgage loan notes or APR's borne by the loans,

     o the maximum and minimum per annum interest rate provided for in the mortgage loan notes, and

     o    the geographical location of the loans.

     This information will be as of the date of the prospectus supplement and to the extent then specifically known to Provident. If specific information about the loans is not known to Provident at the time the related securities are initially offered, more general information of this nature will be provided in the related prospectus supplement, and specific information will be provided in a subsequent 8-K filing with the SEC.

     Generally, the loan-to-value ratio of a loan at any given time is equal to a fraction whose numerator is the original principal balance of the related loan and whose denominator is the collateral value of the related mortgaged property. Generally, the combined loan-to-value ratio of a loan at any given time is the ratio of:

     o    the sum of:

          o the original principal balance of the loan, or, in the case of a revolving credit line loan, its maximum available amount and

          o the outstanding principal balance at the date of origination of the loan of any senior mortgage loans or, in the case of any open-ended senior mortgage loan, its maximum available line of credit, to

     o    the collateral value of the related mortgaged property.

The collateral value of a mortgaged property, other than particular loans the proceeds of which are used to refinance an existing mortgage loan, is the lesser of the appraised value determined in an appraisal obtained at origination of the loan and the sales price for the mortgaged property. The collateral value of a mortgaged property securing a refinance loan is its appraised value determined in an appraisal obtained at the time of refinancing.

     The residential real estate market could experience an overall decline in property values. That decline could be so large that the sum of the outstanding principal balances of the loans and any primary or secondary financing on the mortgaged properties, in a particular pool becomes greater than the value of the mortgaged properties. In that case, the actual rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures, and losses in any pool. To the extent that these losses are not covered by subordination provisions or alternative arrangements, they will be borne, at least in part, by the holders of the securities of the related series.

Substitution of Trust Fund Assets

     The sellers of assets that wind up in the trust fund make representations and warranties about those assets. If the representations and warranties turn out to be untrue or if the documentation for a trust fund asset is determined to be incomplete, new assets may be substituted for the defective trust fund assets. The period during which substitution will be permitted generally will be indicated in the related prospectus supplement.

                                Use Of Proceeds

     The net proceeds to be received by Provident from the sale of trust fund assets will be applied by Provident to the purchase of additional trust fund assets or will be used by Provident for general corporate purposes. Provident expects to sell securities in series issued by the related trust fund from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust fund assets originated or acquired by Provident and sold to the trust fund, prevailing interest rates, availability of funds, and general market conditions.

                               The Provident Bank

General

     Provident, an Ohio banking corporation, is the principal banking subsidiary of Provident Financial Group, Inc., a Cincinnati-based bank holding company registered under the Bank Holding Company Act. Provident Financial Group, Inc. operates throughout Ohio, Northern Kentucky, Southeastern Indiana and Florida. The principal executive offices of Provident are located at One East Fourth Street, Cincinnati, Ohio 45202 (Telephone: (513) 579-2000).

     The securities represent obligations of the trust only and do not represent an interest in or obligation of The Provident Bank, the master servicer, or any of their affiliates. Neither Provident nor any of Provident's affiliates will insure or guarantee distributions on the securities of any series.

Available Information

     Provident has filed with the Securities and Exchange a registration statement under the Securities Act of 1933 covering the Securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain descriptions of the material terms of the documents referred to in the registration statement, but do not contain all of the information in the registration statement. For further information, reference is made to the registration statement and its exhibits. The registration statement, exhibits, and the information incorporated by reference described under "Incorporation of Certain Documents by Reference" can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. Information on the operation of Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site at http://www.sec.gov from which the registration statement and exhibits may be obtained.

Incorporation of Certain Documents by Reference

     All documents subsequently filed by or on behalf of the trust fund referred to in the accompanying prospectus supplement with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and before the termination of any offering of the securities issued by the trust fund are incorporated by reference in this prospectus and a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus shall be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus or in the accompanying prospectus supplement or in any other subsequently filed document that also is incorporated by reference modifies or replaces the statement. The statement so modified or superseded shall not constitute a part of this prospectus, except as so modified or superseded. Neither Provident nor the master servicer for any series intends to file with the SEC periodic reports with respect to the related trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934.

     The trustee or another entity specified in the related prospectus supplement on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of the person, a copy of any of the documents referred to in the previous paragraph that have been incorporated by reference in this prospectus. Exhibits to the information that is incorporated by reference will not be provided unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests should be directed to the corporate trust office of the trustee or the address of the other entity specified in the accompanying prospectus supplement. Included in the accompanying prospectus supplement is the name, address, telephone number, and, if available, facsimile number of the office or contact person at the corporate trust office of the trustee or the other entity.

                                  Loan Program

     The loans will have been originated or purchased by Provident, either directly or through affiliates. The loans will have been originated in accordance with the underwriting criteria specified under "Underwriting Standards" and as further described in the related prospectus supplement.

Underwriting Standards

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history of any senior mortgage, which will be verified by Provident. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source, typically the borrower's employer, which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition, and, if applicable, verify construction has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income, if considered applicable by the appraiser, and the cost of replacing the property. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed $750,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history, and the nature of the underlying first mortgage loan, if applicable.

     Provident's underwriting standards generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower, and debt-to-income ratio.

     After obtaining all applicable employment, credit, and property information, Provident will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The debt-to-income ratio is the ratio of the borrower's total monthly obligations (including principal and interest on each mortgage, tax assessments, other loans, charge accounts, all other scheduled indebtedness) to the borrower's gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program but will not generally exceed 60%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related prospectus supplement.

     If specified in the related prospectus supplement, a portion of the loans in a trust fund may have been originated under a limited documentation program. Under a limited documentation program, more emphasis is placed on the value and adequacy of the property as collateral and other assets of the borrower than on credit underwriting. Under a limited documentation program, some credit underwriting documentation concerning income or income verification or employment verification is waived.

     In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, Provident will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the loan.

     Some of the types of loans that may be included in a trust fund may involve uncertainties not present in traditional types of loans. For example, some of the loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued loan payments as the payments increase. These types of loans may also be underwritten primarily on the basis of loan-to-value ratios or other favorable credit factors.

Qualifications of Provident

     Provident will be required to satisfy the following qualifications. Provident is, and each entity from which it acquires loans must be, an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Provident is a seller-servicer approved by the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation. Provident is a mortgagee approved by the Federal Housing Authority and is an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation.

Representations by Provident; Repurchases

     Provident will have made representations and warranties about the loans sold by Provident to the trust fund and evidenced by all, or a part, of a series of securities. These representations and warranties may include, among other things:

     o that title insurance, or in the case of mortgaged properties located in areas where title policies are generally not available, an attorney's certificate of title, and any required hazard insurance policy were effective at origination of each loan and that each policy, or certificate of title, as applicable, remained in effect on the date of purchase of the loan from Provident;

     o that Provident had good title to each loan and the loan was subject to no offsets, defenses, counterclaims, or rights of rescission except to the extent that any buydown agreement may forgive specified indebtedness of a borrower;

     o that each loan constituted a valid lien on, or a perfected security interest in, the property, subject only to disclosed permissible liens, title insurance exceptions, and other exceptions described in the agreement;

     o the property is not damaged by waste, fire, earthquake, earth movement, windstorm, flood, tornado, or other casualty, so as to affect adversely the value of the mortgaged property;

     o that there were no delinquent tax or assessment liens against the mortgaged property;

     o that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

     o that each loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects.

     The master servicer or the trustee will promptly notify Provident of any breach of any representation or warranty made by it about a loan that materially and adversely affects the interests of the securityholders in the loan. If Provident cannot cure the breach within the number of days specified in the related prospectus supplement following notice from the master servicer or the trustee, as the case may be, then Provident will be obligated either to substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement or to repurchase the loan from the trust fund at a purchase price equal to 100% of its unpaid principal balance as of the date of the repurchase plus unpaid accrued interest on it to the first day of the month following the month of repurchase at the interest rate provided for in the mortgage loan note, less any servicer advances or amount payable as related servicing compensation if Provident is the master servicer. If a trust fund is to elect status as a real estate mortgage investment conduit, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax that may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by Provident.

     Neither the trustee nor the master servicer (unless the master servicer is Provident) will be obligated to purchase or substitute a loan if Provident defaults on its obligation to do so, and we cannot assure you that Provident will carry out its respective repurchase or substitution obligations.

                         Description of the Securities

     Each series of certificates will be issued pursuant to a pooling and servicing agreement or a trust agreement between Provident, the master servicer, and the trustee. A form of pooling and servicing agreement and trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as trustee for the series, and the related loans will be serviced by the master servicer pursuant to a master servicing agreement. A form of indenture and master servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

     A series of securities may consist of both notes and certificates. Each agreement will be between Provident, the master servicer, and the trustee for the benefit of the holders of the securities of the series and will be dated as of the related Cut-Off Date. The provisions of each agreement will vary depending upon the nature of the securities to be issued under it and the nature of the related trust fund. The following are descriptions of the material provisions that may appear in each agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreement for each series of securities and the applicable prospectus supplement. Provident will provide a copy of the agreement, without exhibits, relating to any series of securities without charge upon written request of a holder of record of a security of the series addressed to The Provident Bank, One East Fourth Street, Cincinnati, Ohio 45202, Attention: Secretary.

General

     As described in the related prospectus supplement, the securities of each series:

     o    will be issued in book-entry or fully registered form,

     o will be in the authorized denominations specified in the related prospectus supplement,

     o will, in the case of certificates, evidence specified beneficial ownership interests in, the assets of the related trust fund,

     o will, in the case of notes, be secured by the assets of the related trust fund, and

     o will not be entitled to payments on the assets included in any other trust fund established by Provident.

Unless otherwise specified in the related prospectus supplement, the securities will not represent obligations of Provident or any affiliate of Provident. Some of the loans may be guaranteed or insured as set forth in the related prospectus supplement. Each trust fund will consist of:

     o    the trust fund assets, which may exclude specified retained interests,

     o the assets required to be deposited in the related security account, as described under "The Agreements--Payments on Loans; Deposits to Security Account,"

     o property acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure, and

     o any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the trust fund assets, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties, or similar instruments.

     Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage of future interest payments and a specified percentage of future principal payments on the related trust fund assets. Some classes may have no interest in future interest payments, and others may have no interest in future principal payments. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities in the series. Some series or classes of securities may be covered by insurance policies, surety bonds, or other forms of credit enhancement, in each case as described under "Credit Enhancement" in this prospectus and in the related prospectus supplement. Distributions on some classes of a series of securities may be made before distribution on other classes, and the priority of distributions may be established or changed after the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related trust fund assets, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

     Distributions of principal or interest or both will be made by the trustee on each distribution date in proportion to the percentages specified in the related prospectus supplement. The distribution dates may be monthly, quarterly, semi-annually, or at other intervals and on the dates specified in the related prospectus supplement. Whoever the securities are registered to at the close of business on the record dates specified in the related prospectus supplement will be entitled to receive distributions. Except for the final distribution, distributions will be made to the persons entitled thereto at the address appearing in the security register maintained for securityholders in the manner specified in the related prospectus supplement. The final distribution in retirement of the securities will be made only on presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

     The securities will be freely transferable and exchangeable at the corporate trust office of the trustee specified in the related prospectus supplement. No service charge will be imposed for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     As to each series, an election may be made to treat the related trust fund or designated portions of it as a REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the agreement for a series of securities may provide that a REMIC election may be made at the discretion of Provident or the master servicer and may only be made if specified conditions are satisfied. As to that series, the terms applicable to a REMIC election will be specified in the related prospectus supplement, if a REMIC election is made for a series of securities, one of the classes will be designated as evidencing the sole class of residual interests in the REMIC, as defined in the Code. All other classes of securities in the series will constitute regular interests in the REMIC, as defined in the Code. As to each series of securities for which a REMIC election is to be made, the master servicer, the trustee, or a holder of the related residual certificate will be obligated to take all actions required to comply with applicable laws and regulations.

Distributions on Securities

     General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used for the series. See "Credit Enhancement." Various methods that may be used to determine the amount of distributions on the securities of a particular series are described under this heading. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of the series.

     Distributions on the securities entitled to distributions will be made monthly, semi-annually, or at other intervals and on the distribution date specified in the related prospectus supplement. Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. Likewise, the related prospectus supplement will specify how distribution will be allocated between distributions of principal payments and scheduled payments of principal. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class.

     Available Funds. All distributions on the securities of each series on each distribution date will be made from the available funds, in accordance with the terms described in the related prospectus supplement and specified in the agreement. Available funds for a distribution date will generally equal the amount on deposit in the related security account on the distribution date, net of related fees and expenses payable by the related trust fund, other than specified amounts to be held in the related security account for distribution on future distribution dates.

     Distributions of Interest. Interest will accrue on the aggregate principal balance of each class of securities entitled to interest at the pass-through rate or interest rate, as applicable for the periods specified in the prospectus supplement. Securities entitled only to distributions allocable to interest will use an aggregate notional amount instead of a principal balance to compute interest. The pass-through rates and the interest rates may be a fixed rate or an adjustable rate as specified in the prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest currently will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate current principal balance of the class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of the securities is reduced to zero, or for the period of time designated in the related prospectus supplement. The original current principal balance of the class of each security will equal the aggregate distributions allocable to principal to which the security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for other specified purposes.

     Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. If interest accrues over a period ending two or more days before a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding the distribution date, and the effective yield at par to securityholders will be less than the indicated coupon rate.

     Accrual securities provide for interest that accrues but is not paid currently. If specified in the related prospectus supplement, any interest on securities that has accrued but is not paid on a given distribution date will be added to the aggregate current principal balance of that class of securities on that distribution date. Distributions of interest on any class of accrual securities will begin only after the conditions specified in the prospectus supplement have been satisfied. Before that time, the beneficial ownership interest in the trust fund or the principal balance, as applicable, of the class of accrued securities, as reflected in the aggregate current principal balance of the class of the class of accrual securities, will increase on each distribution date by the amount of interest that accrued on the class of accrual securities during the preceding interest accrual period but that was not required to be distributed to the class on the distribution date. A class of accrual securities will thereafter accrue interest on its outstanding current principal balance of the class as so adjusted.

     Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate current principal balance of the class of any class of securities entitled to distributions of principal generally will be the original aggregate current principal balance of the class of the class of securities reduced by all distributions to the holders of the securities allocable to principal. Additionally, the aggregate class security balance of accrual securities will be increased by interest accrued but not then distributable and the aggregate class security balance of adjustable rate securities may increase if they experience negative amortization.

     Principal prepayments occur when payments of principal are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments. If so provided in the related prospectus supplement, some classes of securities will be entitled to receive all or a disproportionate percentage of principal prepayments in the percentages and under specified circumstances or for the specified periods. Disproportionate allocations of principal prepayments to particular classes of securities will have the effect of accelerating their amortization while increasing the interests evidenced by the other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of the accelerated securities is intended to preserve the availability of the subordination provided by the other securities. See "Credit Enhancement--Subordination."

     Unscheduled Distributions. If specified in the related prospectus supplement, the securities may receive distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal, including principal prepayments, on the trust fund assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, any reserve account, may be insufficient to make required distributions on the securities on the distribution date. Unless otherwise specified in the related prospectus supplement, the amount of that unscheduled distribution allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. Unless otherwise specified in the related prospectus supplement, the unscheduled distributions will include interest at any applicable pass-through rate or interest rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

     To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date an amount equal to the aggregate of payments of interest or principal that were delinquent on the related determination date subject to the master servicer's determination that the advances may be recoverable out of late payments by borrowers, liquidation proceeds, insurance proceeds, or otherwise. These advances may come from its own funds, funds advanced by sub-servicers, or funds held in the security account for future distributions to the holders of securities of the related series.

     The purpose of servicing advances is to maintain a regular flow of scheduled interest and principal payments to securityholders, rather than to guarantee or insure against losses. If servicing advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds by the following distribution dates to the extent that funds in the applicable security account on any following distribution date would be less than the amount required to be available for distributions to securityholders on that date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made, e.g., late payments made by the related borrower, any related insurance proceeds, liquidation proceeds, or proceeds of any loan purchased by Provident or a sub-servicer pursuant to the related agreement. Advances by the master servicer or a sub-servicer also will be reimbursable to the master servicer or sub-servicer from cash otherwise distributable to junior and senior securityholders to the extent that the master servicer determines that any of them would not otherwise be recovered. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, for some taxes and insurance premiums not paid by borrowers on a timely basis to the extent recoverable out of insurance proceeds, liquidation proceeds, or otherwise. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond, or other arrangement of the type described in this prospectus under "Credit Enhancement," in each case as described in the related prospectus supplement.

     If the master servicer or a sub-servicer fails to make a required advance, the trustee will be obligated to make the advance in its capacity as successor servicer if it is acting in that capacity. If the trustee makes an advance, it will be entitled to be reimbursed for the advance just as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "Description of the Securities-Distributions on Securities."

Reports to Securityholders

     Before or concurrently with each distribution on a distribution date, the master servicer or the trustee will furnish to each securityholder of record of a series a statement of each of the following that is applicable to any class in the series:

          (1) the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if so specified in the related prospectus supplement, any applicable prepayment penalties included therein;

          (2)  the amount of the distribution allocable to interest;

          (3)  the amount of any servicing advance;

          (4)  the aggregate amount


          o otherwise allocable to the holders of subordinated securities on the distribution date, and

          o withdrawn from the reserve account, that is included in the amounts distributed to the holders of senior securities;

          (5) the outstanding principal balance or notional amount of each class of the series after giving effect to the distribution of principal on the distribution date;

          (6) the percentage of principal payments on the loans that each class will be entitled to receive on the following distribution date not including principal prepayments;

          (7) the percentage of any principal prepayments on the loans that each class will be entitled to receive on the following distribution date;

          (8) the related amount of the servicing compensation retained or withdrawn from the security account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds, and other similar items;

          (9) the number and aggregate principal balances of loans as to which the minimum monthly payment is delinquent 30-59 days, 60-89 days, and 90 or more days, respectively, as of the close of business on the last day of the calendar month preceding the distribution date;

          (10) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (11) the pass-through rate or interest rate, as applicable, of the class expected to be applicable to the next distribution to the class if the rate has changed from the date of the last statement;

          (12) the amount remaining in any reserve account at the close of business on the distribution date;

          (13) the pass-through rate or interest rate, as applicable, as of the day before the preceding distribution date; and

          (14) any amounts remaining under letters of credit, pool policies, or other forms of credit enhancement.

     Where applicable, any of these amounts may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to the listed information.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during the calendar year a report as to the aggregate of amounts reported pursuant to (1) and (2) above for the calendar year or, if the person was a securityholder of record only during a portion of the calendar year, for the applicable portion of the year and any other customary information deemed appropriate for securityholders to prepare their tax returns.

Categories of Classes of Securities

     The securities of any series may be comprised of one or more classes. The classes, in general, fall into different categories. The following chart identifies and briefly explains some of the more typical categories. The prospectus supplement for a series of securities may identify the classes that comprise the series by reference to the following categories:

Categories of Classes                                         Definition

                                                            Principal Types

Accretion Directed..................... A class that receives principal payments from the accreted interest from specified classes of accrual securities. An
                                        accretion directed class also may receive principal payments from principal paid on the underlying trust fund assets for the related series.

Component Securities................... A class consisting of components. The components of a class of component securities may have different principal and
                                        interest payment characteristics but together constitute a single class. Each component of a class of component
                                        securities may be identified as falling into one or more of the categories in this chart.


Notional Amount Securities............. A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class, also sometimes
referred to as PACs.................... A class that is designed to receive principal payments using a predetermined principal balance schedule derived by
                                        assuming two constant prepayment rates for the underlying
                                        trust fund assets. These two rates are the endpoints for the structuring range for the planned principal class. The planned principal classes in any series of securities may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes, and so forth)
                                        having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of securities will be narrower than that for the primary planned principal class of the series.


Scheduled Principal Class................... A class that is designed to receive principal payments using a predetermined principal balance schedule but is not
                                             designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming
                                             two constant prepayment rates for the underlying trust fund assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Sequential Pay.............................. Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a
                                             Sequential Pay class.


Strip....................................... A class that receives a constant proportion, or "strip," of the principal payments on the underlying trust fund assets.

Support Class, also sometimes referred to as
companion classes........................... A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes, and scheduled principal classes.

Targeted Principal Class, also sometimes
referred to as TACs......................... A class that is designed to receive principal payments using a predetermined principal balance schedule derived by
                                             assuming a single constant prepayment rate for the
                                             underlying trust fund assets.



                                                                       Interest Types



Fixed Rate.................................. A class with an interest rate that is fixed throughout the life of the class.

Floating Rate............................... A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

Inverse Floating Rate....................... A class with an interest rate that resets periodically based upon a designated index and that varies inversely with
                                             changes in the index.

Variable Rate............................... A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest
                                             applicable to specified assets or instruments, e.g., the interest rate borne by the underlying mortgage loans.

Interest Only............................... A class that receives some or all of the interest payments made on the underlying trust fund assets and little or no
                                             principal. Interest only classes have either a nominal
                                             principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions in respect of principal.




Principal Only.............................. A class that does not bear interest and is entitled to receive only distributions in respect of principal.

Partial Accrual.............................  A class that accretes a portion of the amount of accrued interest on it, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed
                                              currently as interest on the class. The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual.....................................  A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as
                                              principal to the principal balance of the class on each
                                              applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.


Book-Entry Registration of Securities

     As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry certificates. Persons acquiring beneficial ownership interests in the securities will hold their securities through The Depository Trust Company ("DTC") in the United States, or the European depositaries, Cedel Bank ("CEDEL") or the Euroclear System ("Euroclear"), in Europe, if they are participants of those systems, or indirectly through organizations that are participants in those systems. The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear. Except in limited circumstances, no person acquiring a book-entry security will be entitled to receive a physical certificate representing the security. Until definitive securities are issued, Cede & Co., as nominee of DTC, is the only anticipated securityholder of the securities. Security owners are only permitted to exercise their rights indirectly through clearing system participants and DTC.

     The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution, or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of the book-entry security will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of CEDEL or Euroclear, as appropriate.

     Security owners will receive all distributions of principal of, and interest on, the securities from the trustee through DTC and DTC participants. While the book-entry securities are outstanding, under the rules, regulations, and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers between clearing system participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Clearing system participants and indirect participants with whom security owners have securities accounts are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective security owners. Accordingly, although security owners will not possess certificates, the clearing system rules provide a mechanism by which security owners will receive distributions and will be able to transfer their interest.

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

     Security owners will not receive or be entitled to receive certificates representing their interests in the securities, except under limited circumstances. Until definitive securities are issued, security owners who are not clearing system participants may transfer ownership of securities only through clearing system participants and indirect participants by instructing the clearing system participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of the securities. The purchaser's account must be maintained with clearing system participants. Under the clearing system rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective clearing system participants at DTC will be debited and credited. Similarly, the clearing system participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing security owners.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a clearing system participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in the securities settled during that processing will be reported to the relevant CEDEL or Euroclear participants on that business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement with DTC.

     Transfers between clearing system participants will occur in accordance with DTC rules. Transfers between CEDEL participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary. However, the cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL participants and Euroclear participants may not deliver instructions directly to the European depositaries.

     DTC is a New York-chartered limited purpose trust company that performs services for its participants. Some of the participants or their representatives or both own interests in DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulations, and procedures governing DTC and DTC participants as in effect from time to time.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between CEDEL participants through electronic book-entry changes in accounts of CEDEL participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of [28] currencies, including United States dollars. CEDEL provides to its CEDEL participants, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers, and dealers, banks, trust companies, clearing corporations, and other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a CEDEL participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of [32] currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ("Morgan Guaranty") under contract with Euroclear Clearance Systems S.C. ("Euroclear Clearance Systems"), a Belgian cooperative corporation. All operations are conducted by Morgan Guaranty, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance Systems. Euroclear Clearance Systems establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Morgan Guaranty is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with Morgan Guaranty are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These provisions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these provisions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions on securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences-Tax Treatment of Foreign Investors" and "-Tax Consequences to Holders of the Notes-Backup Withholding" in this prospectus. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system may be limited due to the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

     Monthly and annual reports on the trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations, and procedures creating and affecting the Depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

     DTC has advised the trustee that, until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable agreement only at the direction of the financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities.

CEDEL or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the agreement on behalf of a CEDEL participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of its related clearing system participants, with respect to some securities which conflict with actions taken with respect to other securities.

     Definitive certificates will be issued to beneficial owners of the book-entry certificates, or their nominees, rather than to DTC, only if:

     o DTC or Provident advises the trustee in writing that DTC is no longer willing, qualified, or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and Provident or the Trustee is unable to locate a qualified successor,

     o Provident, in its sole option, with the consent of the trustee, elects to terminate a book-entry system through DTC, or

     o after the occurrence of an event of default, beneficial owners representing not less than 51% of the principal balance of the book-entry Class A Certificates advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of definitive securities. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue definitive securities, and thereafter the trustee will recognize the holders of the definitive securities as securityholders under the applicable agreement.

     Although DTC, CEDEL, and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities between participants of DTC, CEDEL, and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

     None of the master servicer, Provident, or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising, or reviewing any records relating to the beneficial ownership interests.

     According to DTC, this information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

                               Credit Enhancement

General

     Credit enhancement may be provided for one or more classes of a series of securities or for the related trust fund assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of the series, the establishment of one or more reserve accounts, the use of a cross-collateralization feature, the use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated in this prospectus and described in the related prospectus supplement, or any combination of the foregoing. Unless otherwise specified in the related prospectus supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on them. If losses occur that exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

     If specified in the related prospectus supplement, the coverage provided by one or more of the forms of credit enhancement described in this prospectus may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit enhancement relates and the manner of determining the amount of coverage provided to the trust funds by it and of the application of the coverage to the identified trust funds.

Subordination

     Protection afforded to holders of one or more classes of securities of a series by a subordination feature may be accomplished by the preferential right of holders of one or more other classes of the series to distributions of scheduled principal, principal prepayments, interest, or any combination of them that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of senior securities of a series by reducing the ownership interest of the related subordinated securities, a combination of ownership reduction and preferential payment rights, or as otherwise described in the related prospectus supplement.

     The related prospectus supplement may provide that delays in receipt of scheduled payments on the loans and losses on defaulted loans will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities under specified circumstances. The related prospectus supplement may limit the aggregate distributions of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses on defaulted loans that must be borne by the subordinated securities by virtue of subordination, and the amount of the distributions otherwise distributable to the holders of subordinated securities that will be distributable to senior securityholders on any distribution date. If aggregate distributions of delinquent payments on the loans or aggregate losses on defaulted loans were to exceed an amount specified in the related prospectus supplement, the holders of senior securities would experience losses on their securities.

     In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to subordinated securityholders on any distribution date may instead be distributed to senior securityholders or deposited into one or more reserve accounts established with the trustee. The deposits may be made on each distribution date for specified periods, until the balance in the reserve account has reached a specified amount, or to restore the balance in the reserve account to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve account may be released to the holders of specified classes of securities at the times and under the circumstances specified in the prospectus supplement.

     If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive specified distributions to other classes of senior and subordinated securities, respectively, through a cross-collateralization mechanism or otherwise. As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among the classes:

     o    in the order of their scheduled final distribution dates,

     o    in accordance with a schedule or formula,

     o    in relation to the occurrence of events, or

     o otherwise, in each case as specified in the related prospectus supplement.

     As between classes of subordinated securities that would otherwise have been entitled to the payments, the redirection of payments to holders of senior securities on account of delinquencies or losses or to payments to any reserve account will be allocated as specified in the related prospectus supplement.

Letter of Credit

     The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. Under the letter of credit, the letter of credit bank will be obligated to honor drawings under its letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under its letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related Cut-Off Date or of one or more classes of securities. If so specified in the related prospectus supplement, the letter of credit may permit drawings against losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under it. The obligations of the letter of credit bank under its letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements--Termination: Optional Termination." A copy of any letter of credit for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

Insurance Policies, Surety Bonds, and Guaranties

     The prospectus supplement for a series of securities, may provide that deficiencies in amounts otherwise payable on the securities or specified classes of them will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance, or guaranties:

          o to maintain timely payments or provide additional protection against losses on the assets included in the trust fund,

          o    to pay administrative expenses, or

          o to establish a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.

These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the prospectus supplement. A copy of the instrument providing this enhancement for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the securities of the related series.

Over-Collateralization

     The prospectus supplement for a series of securities may provide that a portion of the interest payment on each loan will be applied as an additional distribution in respect of principal to reduce the principal balance of a specified class or classes of securities and, thus, accelerate the rate of payment of principal on the class or classes of securities relative to the principal balance of the loans in the related trust fund.

Reserve Accounts

     The related prospectus supplement may provide that credit support for a series of securities will be provided by establishing and maintaining with the trustee for the series, in trust, of one or more reserve accounts for the series. The reserve account for a series will be funded:

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

o by depositing in it cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments on United States Treasury securities, letters of credit, demand notes, certificates of deposit, or a combination of them,

o by depositing in it from time to time specified amounts to which subordinated securityholders would otherwise be entitled, or

o    in any other manner specified in the related prospectus supplement.

     Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments. Permitted investments may include:

o direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, if the obligations are backed by the full faith and credit of the United States;

o repurchase agreements on obligations specified in the first item in this list maturing not more than three months from the date of their acquisition, if the short-term unsecured debt obligations of the party agreeing to repurchase the obligations are at the time rated by each rating agency in its highest short-term rating category;

o certificates of deposit, time deposits, and bankers' acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any of its states and subject to supervision and examination by federal or state banking authorities, if the unsecured short-term debt obligations of the depository institution or trust company at the date of their acquisition have been rated by each rating agency in its highest unsecured short-term debt rating category, and that, in the case of bankers' acceptances, shall not have an original maturity of more than 365 days and, if Moody's is a rating agency, shall each have an original maturity of not more than 90 days;

o commercial paper of any corporation incorporated under the laws of the United States or any of its states that on the date of acquisition has been rated by the rating agencies in their highest short-term rating categories having original maturities of not more than 90 days;

o short-term investment funds sponsored by any trust company or bank incorporated under the laws of the United States or any of its states that on the date of acquisition has been rated by the rating agencies in their respective highest rating category of long-term unsecured debt;

o interests in any money market fund that at the date of acquisition of the interests in the fund and throughout the time the interest is held in the fund has the rating specified in the related prospectus supplement by each rating agency; and

o other obligations or securities that are acceptable to each rating agency as a permitted investment and will not result in a reduction in the then current rating of the securities, as evidenced by a letter to that effect from the rating agency.

A permitted investment may not evidence either the right to receive only interest on the obligations underlying the instrument or both principal and interest payments derived from obligations underlying the instrument and the interest and principal payments on the instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations. In addition, no permitted investment may be purchased at a price greater than par if the instrument may be prepaid or called at a price less than its purchase price before its stated maturity. Unless otherwise specified in the related prospectus supplement, any instrument deposited in the reserve accounts will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities of the related series. The related prospectus supplement will contain additional information about the instruments deposited in the reserve accounts.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve account for distribution to the holders of securities of the related series for the purposes, in the manner, and at the times specified in the related prospectus supplement.

Pool Insurance Policies

     The related prospectus supplement, may provide that a separate pool insurance policy will be obtained for the pool and issued by the insurer named in the prospectus supplement. Each pool insurance policy will, subject to specified limitations, cover loss from default in payment on loans in the pool in an amount equal to a specified percentage of the aggregate principal balance of the loans on the Cut-Off Date that are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. The master servicer will present claims under that insurance to the pool insurer on behalf of itself, the trustee, and the holders of the securities of the related series. However, the pool insurance policies are not blanket policies against loss, since claims under them may only be made against particular defaulted loans and only on satisfaction of specified conditions precedent. The pool insurance policies generally will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

     The pool insurance policies generally will provide that no claims may be validly presented unless

          o any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under it has been submitted and settled;

          o hazard insurance on the related property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

          o if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

          o the insured has acquired good and merchantable title to the property free of liens except specified permitted encumbrances.

On satisfaction of these conditions, the pool insurer will have the option either to purchase the property securing the defaulted loan at a price equal to its principal balance plus accrued and unpaid interest and specified expenses incurred by the master servicer on behalf of the trustee and securityholders, or to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the interest rate provided for in the mortgage loan note to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of specified amounts paid or assumed to have been paid under the related primary mortgage insurance policy. If any property securing a defaulted loan is damaged and any proceeds from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

     The pool insurance policies generally will not insure, and many primary mortgage insurance policies do not insure, against loss sustained by reason of a default arising from, among other things, failure to construct a property in accordance with plans and specifications, or fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator, or persons involved in its origination. A failure of coverage attributable to one of these events might result in a breach of Provident's representations and in that case might obligate Provident to repurchase the defaulted loan if the breach cannot be cured by Provident. No pool insurance policy will cover, and many primary mortgage insurance policies do not cover, a claim on a defaulted loan occurring when the servicer of the loan, at the time of default or thereafter, was not approved by the applicable insurer.

     The original amount of coverage under each pool insurance policy generally will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer on disposition of all foreclosed properties. The amount of claims paid will include specified expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim or another date set forth in the related prospectus supplement. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the related securityholders.

Cross-Collateralization

     The related prospectus supplement may provide that the beneficial ownership of separate groups of assets included in a trust fund will be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature that requires that distributions be made to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund before distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within the trust fund. Cross-collateralization may be provided by the allocation of specified excess amounts generated by one or more asset groups to one or more other asset groups within the same trust fund or by the allocation of losses from one or more asset groups to one or more other asset groups within the same trust fund. The prospectus supplement for a series of securities that includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

                       Yield And Prepayment Considerations

     The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on the trust fund assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included in it. Each prospectus supplement will contain information about the type and maturities of the loans in the related pool. The related prospectus supplement will specify any circumstances under which the related loans will be subject to prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

     The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and Provident is not aware of any publicly available studies or statistics on the rate of prepayment of those loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, the loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses, and purchases of consumer durables such as automobiles. Accordingly, these loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a due-on-sale provision will have the same effect as a prepayment of the related loan. See "Legal Aspects of the Loans--Due-on-Sale Clauses."

     The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

     Collections on home equity loans may vary because, among other things, borrowers may make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges or make payments during any month as low as the minimum monthly payment for the month that for some loans is only the interest and the fees and charges for the month. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

     Some of the conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or some transfers by the borrower of the related mortgaged property. Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the property and reasonably believes that it is entitled to do so under applicable law. See "The Agreements--Collection Procedures" and "Legal Aspects of the Loans" for a description of each agreement and legal developments that may affect the prepayment experience on the loans.

     The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the interest rate in the mortgage loan notes, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the interest rate in the mortgage loan notes. Conversely, if prevailing interest rates rise appreciably above the interest rate in the mortgage loan notes, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rate in the mortgage loan notes. However, we cannot assure you that that will continue to be the case.

     When a full prepayment is made on a loan, the borrower is charged interest on the principal amount prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. Generally, neither full nor partial prepayments will be passed through or paid until the month following receipt.

     Even assuming that the properties provide adequate security for the loans, substantial delays could be encountered in liquidating defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a property securing a loan is regulated by state law and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a sale of mortgaged property by the secured party. Upon a default by a borrower, these restrictions, among other things, may impede the ability of the master servicer to foreclose on or sell the property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance as it would in the case of a

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

defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the defaulted mortgage loan having a large remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require various disclosures, and require licensing of some originators and servicers of loans. In addition, most have other laws, public policy, and general principles of equity relating to the protection of consumers, unfair and deceptive practices, and practices that may apply to originating, servicing, and collecting loans. Depending on the applicable law and the specific circumstances involved, violations of these laws, policies, and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid, and, in addition, could subject the master servicer to damages and administrative sanctions.

     If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different interest rates will affect the yield on the securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of interest will not be made earlier than the month following the month of accrual.

     Under specified circumstances, the master servicer, the holders of the residual interests in a REMIC, or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund and thereby affect earlier retirement of the related series of securities. See "The Agreements-Termination; Optional Termination."

     The relative contribution of the various factors affecting prepayment may vary from time to time. We cannot provide you assurances about the rate of payment of principal of the trust fund assets at any time or over the lives of the securities.

     The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments, including prepayments, delinquencies, and losses on the yield, weighted average lives, and maturities of the securities.

                                 The Agreements

     A description of the material provisions of each agreement that are not described elsewhere in this prospectus follows. The description is subject to, and qualified in its entirety by reference to, the provisions of each agreement. Where particular terms used in the agreements are referred to, those terms are as specified in the agreements.

Assignment of the Trust Fund Assets

     Assignment of the Loans. When a series of securities is issued, Provident will assign the loans comprising the related trust fund to the trustee, without recourse, together with all principal and interest due after the Cut-Off Date and received by Provident on the loans after the Cut-Off Date, other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to Provident in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the Cut-Off Date, as well as information about the APR or the interest rate provided for in the mortgage loan note, the maturity of the loan, the loan-to-value ratios or combined loan-to-value ratios, as applicable, at origination, and other information.

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

     Unless otherwise specified in the related prospectus supplement, the agreement will require that Provident will also deliver or cause to be delivered to the trustee or to the custodian a loan file for each mortgage loan or home equity loan. Among other things, the loan file contains:

          o the mortgage note or contract endorsed without recourse in blank or to the order of the trustee,

          o the mortgage, deed of trust, or similar instrument with evidence of recording indicated on it, except for any mortgage not returned from the public recording office, in which case Provident will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office,

          o an assignment of the mortgage to the trustee, which assignment will be in recordable form in the case of a mortgage assignment, and

          o other security documents, including those relating to any senior interests in the mortgaged property, specified in the related prospectus supplement or the related agreement.

Unless otherwise specified in the related prospectus supplement, Provident will not promptly cause the assignments of the mortgages to be recorded in the appropriate public office for real property records. If specified in the related prospectus supplement, some or all of the loan documents may not be delivered to the trustee until after the occurrence of events specified in the related prospectus supplement.

     The trustee or the custodian will review the loan documents after their receipt, and the trustee will hold them in trust for the benefit of the related securityholders. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or defective in any material respect, the trustee or the custodian will notify the master servicer and Provident. If Provident cannot cure the omission or defect within the appropriate time period after receipt of the notice, Provident will be obligated either to purchase the related loan from the trust fund at the purchase price or if so specified in the related prospectus supplement, to remove the loan from the trust fund and substitute in its place one or more other loans that meets specified requirements. We cannot assure you that Provident will fulfill this purchase or substitution obligation. Unless otherwise specified in the related prospectus supplement, this obligation to cure, purchase, or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

     Notwithstanding these provisions, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code for a trust fund for which a REMIC election is to be made.

     No Recourse to Provident or Master Servicer. As described under "--Assignment of the Loans," Provident will assign the loans comprising the related trust fund to the trustee, without recourse. However, Provident will be obligated to repurchase or substitute for any loan as to which particular representations and warranties are breached or for failure to deliver particular documents relating to the loans as described in this prospectus under "Assignment of the Loans" and "Loan Program--Representations by Provident; Repurchases." These obligations to purchase or substitute constitute the sole remedy available to the securityholders or the trustee for a breach of a representation or warranty or failure to deliver a constituent document.

Payments on Loans; Deposits to Security Account

     The master servicer will establish and maintain or cause to be established and maintained for the related trust fund a separate security account or accounts for the collection of payments on the related trust fund assets in the trust fund that, unless otherwise specified in the related prospectus supplement, must be either

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

o maintained with a depository institution whose short-term debt obligations and long-term debt obligations at the time of any deposit and throughout the time the interest is maintained are rated as specified in the related prospectus supplement by the rating agencies, and the deposits in the account or accounts are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund and that is any of

     o a federal savings and loan association duly organized, validly existing, and in good standing under the applicable banking laws of any state,

     o an institution duly organized, validly existing, and in good standing under the applicable banking laws of any state,

     o a national banking association duly organized, validly existing, and in good standing under the federal banking laws,

     o  a principal subsidiary of a bank holding company,

o a segregated trust account maintained with the corporate trust department of a federal or state chartered depository or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity, or

o an account otherwise acceptable to each rating agency as evidenced by a letter from each rating agency to the trustee, without reduction or withdrawal of the then current ratings of the securities.

The collateral eligible to secure amounts in the security account is limited to permitted investments. A security account may be maintained as an interest bearing account or its funds may be invested pending each succeeding distribution date in permitted investments. Unless otherwise specified in the related prospectus supplement, the master servicer or its designee will be entitled to receive the interest or other income earned on funds in the security account as additional compensation and will be obligated to deposit in the security account the amount of any loss immediately as realized. The security account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the required standards.

     The master servicer will deposit or cause to be deposited in the security account for each trust fund, to the extent applicable and unless otherwise specified in the related prospectus supplement, the following payments and collections received or advances made by or on behalf of it after the Cut-Off Date, other than specified payments due on or before the Cut-Off Date and exclusive of any amounts representing retained interest:

     o all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

     o all payments on account of interest on the loans, net of applicable servicing compensation;

     o all net proceeds of the hazard insurance policies and any primary mortgage insurance policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other net cash amounts received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure, netted against these items generally are unreimbursed expenses associated with them;

     o all proceeds of any loan or the property associated with it purchased by Provident as described under "Loan Program--Representations by Provident; Repurchases" or "--Assignment of Trust Fund Assets" and all proceeds of any loan repurchased as described under "--Termination; Optional Termination";

     o all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance";

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

     o any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the security account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

     o all other amounts required to be deposited in the security account pursuant to the agreement.

     The master servicer may from time to time direct the institution that maintains the security account to withdraw funds from the security account for the following purposes:

     o to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction), and, as additional servicing compensation, earnings or investment income on funds in the security account;

     o to reimburse the master servicer for advances, limited in amount to amounts received that represent late recoveries of payments of principal or interest on the loan with respect to which the servicing advance was made, whether the receipt is a payment by the obligor or insurance proceeds or liquidation proceeds;

     o to reimburse the master servicer for any servicing advances previously made which the master servicer has determined to be nonrecoverable;

     o to reimburse the master servicer from insurance proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

     o to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs incurred by the master servicer in the performance of its servicing obligations, limited to amounts received representing late recoveries of the payments for which the servicing advances were made;

     o to reimburse the master servicer or Provident for expenses incurred and reimbursable pursuant to the agreement;

     o to withdraw any amount deposited in the security account that was not required to be deposited in it; and

     o to clear and terminate the security account upon termination of the agreement.

     In addition, unless otherwise specified in the related prospectus supplement, by the business day before each distribution date, the master servicer shall withdraw from the security account the amount of available funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

     The applicable agreement may require the master servicer to establish and maintain one or more escrow accounts into which mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums, or comparable items. Withdrawals from the escrow accounts maintained for mortgagors may be made to effect timely payment of taxes, assessments, and hazard insurance premiums or comparable items; to reimburse the master servicer out of related assessments for maintaining hazard insurance; to refund to mortgagors amounts determined to be overages; to remit to mortgagors, if required, interest earned, if any, on balances in any of the escrow accounts; to repair or otherwise protect the property; and to clear and terminate any of the escrow accounts. The master servicer will be solely responsible for administration of the escrow accounts and will be expected to make advances to the accounts when a deficiency exists in any of them.

Pre-Funding Account

     The related prospectus supplement may provide that the master servicer will establish and maintain an account, in the name of the related trustee on behalf of the related securityholders, into which Provident will

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

deposit cash in an amount equal to the pre-funded amount on the related closing date. The pre-funding account will be maintained with the trustee for the related series of securities and is designed solely to hold funds to be applied by the trustee during the funding period specified in the related prospectus supplement to pay to Provident the purchase price for subsequent loans. Monies on deposit in the pre-funding account will not be available to cover losses on loans. The pre-funded amount will not exceed 50% of the initial aggregate principal amount of the securities of the related series. The pre-funded amount will be used by the related trustee to purchase subsequent loans from Provident from time to time during the funding period. Any funding period for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which will not be later than the date that is one year after the related closing date. Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on investment of funds in the pre-funding account will be deposited into the related security account or another trust account specified in the related prospectus supplement and losses will be charged against the funds on deposit in the pre-funding account. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

     In addition, if so provided in the related prospectus supplement, on the related closing date Provident will deposit in a capitalized interest account cash in an amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the pre-funding account. The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover these interest shortfalls. Monies on deposit in the capitalized interest account will not be available to cover losses on loans. To the extent that the entire amount on deposit in the capitalized interest account has not been applied to cover shortfalls in interest on the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to Provident.

Sub-Servicing

     The master servicer may enter into an agreement with any servicing entity that will act as the sub-servicer for the related loans, which sub-servicing agreement will not contain any terms inconsistent with the related agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the master servicing agreement as if the master servicer alone were servicing the loans.

Collection Procedures

     The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will follow customary collection procedures for loans comparable to the loans that are consistent with each agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond, or alternative arrangements. Consistent with that, the master servicer may waive any assumption fee, late payment, or other charge in connection with a loan and arrange with a borrower a schedule for the liquidation of delinquencies consistent with the master servicer's policies with respect to the mortgage loans it owns and services for others and consistent with any applicable coverage of the loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond, or alternative arrangements. To the extent the master servicer is obligated to make or cause to be made servicing advances, the obligation will remain during any period of an arrangement.

     In any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will exercise or cause to be exercised its rights to accelerate the maturity of the loan under any applicable due-on-sale clause if it has knowledge of the conveyance or proposed conveyance, but only if permitted by applicable law. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property

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

has been or is about to be conveyed, pursuant to which the person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor also remains liable. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of the Loans--Due-on-Sale Clauses." The terms of the related loan may not be changed in connection with an assumption.

Hazard Insurance

     Except as otherwise specified in the related prospectus supplement, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of property in the state in which the property is located. The coverage will be in an amount that is at least equal to the lesser of

     o the maximum insurable value of the improvements securing the loan from time to time,

     o the combined principal balance owing on the loan and any mortgage loan senior to the loan, and

     o the minimum amount required to compensate for damage or loss on a replacement cost basis.

All amounts collected by the master servicer under any hazard policy will be deposited in the related security account except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures. If the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, that will satisfy its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related security account the amounts that would have been deposited therein but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike, and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms, their basic terms are dictated by state laws, and most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft, some cases of vandalism, and earth movement, including earthquakes, landslides, and mud flows. This list is merely indicative of some kinds of uninsured risks and is not intended to be all inclusive. If the property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer may require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the loans typically contain a clause that in effect requires the insured at all times to carry insurance of a specified percentage of the full replacement value of the insured property in order to recover the full amount of any partial loss. That percentage is generally 80% to 90%. If the insured's coverage falls below this specified percentage, then the insurer's liability upon partial loss will not exceed the larger of the actual cash value of the improvements damaged or destroyed and the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Actual cash value of improvements is generally defined as replacement cost at the time and place of loss, less physical depreciation. Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing the loans decreases, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement upon partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. The related prospectus supplement may require that a special hazard insurance policy be obtained to insure against some of the uninsured risks. See "Credit Enhancement."

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

     If the property securing a defaulted loan is damaged and any proceeds from the related hazard insurance policy are insufficient to restore the damaged mortgaged property, the master servicer is not required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

     If recovery on a defaulted loan under any related insurance policy is not available, or if the defaulted loan is not covered by an insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures it deems appropriate to realize upon the defaulted loan. If the proceeds of any liquidation of the property securing the defaulted loan are less than the principal balance of the loan plus its accrued interest that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of recovery expenses incurred by the master servicer that are reimbursable under the agreement. In the unlikely event that the proceedings result in a total recovery that is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the loan plus its accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to the loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

     If the master servicer or its designee recovers insurance proceeds that, when added to any related liquidation proceeds and after deduction of expenses reimbursable to the master servicer, exceed the principal balance of the loan plus its accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to the loan. If the master servicer has expended its own funds to restore the damaged property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the security account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and particular expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund that exceeds the principal balance of the defaulted loan together with its accrued interest. See "Credit Enhancement."

     The proceeds from any liquidation of a loan will be applied in the following order of priority:

     o first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related property and any unreimbursed servicing compensation payable to the master servicer with respect to the loan;

     o second, to reimburse the master servicer for any unreimbursed servicing advances with respect to the loan;

     o third, to accrued and unpaid interest on the loan to the extent no servicing advance has been made for that amount; and

     o   fourth, as a recovery of principal of the loan.

Realization Upon Defaulted Loans

     Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained in full force a primary mortgage insurance policy on each loan for which coverage is required. Primary mortgage insurance policies reimburse specified losses sustained due to defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the replacement primary mortgage insurance policy for

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

the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

Servicing and Other Compensation and Payment of Expenses

     The principal servicing compensation to be paid to the master servicer for its master servicing activities for each series of securities will be equal to the percentage per annum of the outstanding principal balance of each loan, and that compensation will be retained by it from collections of interest on the loan in the related trust fund. The master servicing fee percentage may vary under specified circumstances, and it will be described in the related prospectus supplement. As compensation for its servicing duties, any sub-servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, the master servicer or sub-servicer will retain all prepayment charges, assumption fees, and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable security account, unless otherwise specified in the related prospectus supplement.

     The master servicer will pay or cause to be paid some ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related agreement, including and if so specified in the related prospectus supplement, payment of any fee or other amount payable with respect to any credit enhancement arrangements; payment of expenses incurred in enforcing the obligations of sub-servicers; and payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar, and any paying agent. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers under limited circumstances.

Evidence as to Compliance

     Each agreement will provide that by a specified date in each year a firm of independent public accountants will furnish a statement to the trustee on the basis of the examination by the firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac. The statement will be to the effect that the servicing by or on behalf of the master servicer of the trust fund assets pursuant to the agreement was conducted in compliance with the servicing agreement except for any significant exceptions or errors in records that in its opinion it is required to report under the Audit Program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers. In rendering its statement the firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements not more than a year old for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac of firms of independent public accountants with respect to the related sub-servicer.

     Each agreement will also provide for delivery to the trustee, by a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders of the related series without charge on written request to the master servicer at the address in the related prospectus supplement.

Matters Regarding the Master Servicer and Provident

     The master servicer under each pooling and servicing agreement or master servicing agreement, as applicable, will be named in the related prospectus supplement. Any of Provident, an affiliate of Provident, or another entity may serve as master servicer.

     Each agreement will provide that the master servicer may not resign from its obligations under the agreement except upon appointment of a successor servicer and receipt by the trustee of a letter from the rating

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

agency that the resignation and appointment will not result in a downgrade of the securities or a determination that its duties under the agreement are no longer permissible under applicable law. The master servicer may, however, be removed from its obligations as set forth in the agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations under the agreement.

     Each agreement will further provide that neither the master servicer, Provident, nor any director, officer, employee, or agent of the master servicer or Provident will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the master servicer, Provident, nor the other person will be protected against any liability that would otherwise be imposed for willful misfeasance, bad faith, or negligence in the performance of duties under the agreement or for reckless disregard of obligations under the agreement. Each agreement will further provide that the master servicer, Provident, and any director, officer, employee, or agent of the master servicer or Provident will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability, or expense related to any specific loan or loans, except any loss, liability or expense otherwise reimbursable pursuant to the agreement, and any loss, liability or expense incurred for willful misfeasance, bad faith, or negligence in the performance of duties under the agreement or for reckless disregard of obligations under the agreement. In addition, each agreement may provide that neither the master servicer nor Provident will be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its respective responsibilities under the agreement and that in its opinion may involve it in any expense or liability. The master servicer or Provident may, however, in its discretion undertake any action that it deems appropriate with respect to the agreement and the rights and duties of the parties to the agreement and the interests of the securityholders under the agreement. In that case, the legal expenses and costs of the action and any liability resulting from it will be costs and liabilities of the trust fund, and the master servicer or Provident, as the case may be, will be entitled to be reimbursed for them out of funds otherwise distributable to securityholders.

     Except as otherwise specified in the related prospectus supplement, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement, if the person is qualified to service mortgage loans and meets the net worth requirement specified in the agreement and if the merger, consolidation, or succession does not adversely affect the then current rating or ratings of the class or classes of securities of the series that have been rated.

Events of Default; Rights Upon Event of Default

     Pooling and Servicing Agreement; Master Servicing Agreement. Except as otherwise specified in the related prospectus supplement, events of default under each agreement will consist of:

     o any failure by the master servicer to make any required deposit pursuant to the related agreement other than a servicing advance that continues unremedied for five days after written notice of the failure to the master servicer by the trustee, or to the master servicer and the trustee by a holder of the securities of the related series;

     o any failure by the master servicer to make a servicing advance as required under the agreement;

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement that continues unremedied for thirty days after written notice of the failure to the master servicer by the trustee, or to the master servicer and the trustee by a holder of the securities of the related series; and

     o events of insolvency, readjustments of debt, marshalling of assets and liabilities, or similar proceedings and particular actions by or on behalf of the master servicer indicating its insolvency, reorganization, or inability to pay its obligations.

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

     If specified in the related prospectus supplement, the agreement will permit the trustee to sell the trust fund assets if payments from them are insufficient to make payments required in the agreement. The trust fund assets will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, so long as an event of default under an agreement remains unremedied, the trustee may terminate all of the rights and obligations of the master servicer under the agreement relating to the trust fund and in the related trust fund assets. At the direction of holders of securities evidencing not less than 51% of the aggregate of the percentage interests of all the holders and under other circumstances specified in the agreement, the trustee must take that action if an event of default under an agreement remains unremedied. Upon the removal of the master servicer the trustee will succeed to all of the duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make servicing advances, and will be entitled to similar compensation arrangements. If the event of default results from the master servicer's failure to make a servicing advance, the trustee shall terminate the master servicer. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $50,000,000 to act as successor to the master servicer under the agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which may not be greater than the compensation payable to the master servicer under the agreement.

     Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of its status as a securityholder, will have any right under any agreement to institute any proceeding with respect to the agreement, unless the securityholder previously has given to the trustee written notice of default and unless the holders of securities of any class of the series evidencing not less than 51% of the aggregate of the percentage interests of all the holders constituting the class have requested that the trustee institute the proceeding in its own name as trustee under the agreement and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute a proceeding.

     Indenture. Except as otherwise specified in the related prospectus supplement, events of default under the indenture for each series of notes include:

     o a default in the payment of any principal of or interest on any note of the series that continues unremedied for five days after written notice of the default is given as specified in the related prospectus supplement;

     o failure to perform in any material respect any other covenant of Provident or the trust fund in the indenture that continues for a period of thirty days after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

     o events of bankruptcy, insolvency, receivership, or liquidation of Provident or the trust fund; or

     o any other event of default provided with respect to notes of that series including specified defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

     If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. If any notes of that series have an interest rate of 0%, the acceleration of principal shall relate to a portion of the principal amount specified in the terms of that series, as provided in the related prospectus supplement. The declaration may, under some circumstances, be rescinded by the holders of more than 50% of the percentage interests of all the holders of the notes of the series.

     If, following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if no declaration of acceleration had occurred if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of the series that continues unremedied for five days after written notice of the default is given as specified in the related prospectus supplement, unless

     o the holders of 100% of the percentage interests of all the holders of the notes of the series consent to the sale,

     o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale, or

     o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66% of the of the percentage interests of all the holders of the notes of the series.

     If the trustee liquidates the collateral in connection with an event of default involving a default in the payment of principal of or interest on the notes of a series that continues unremedied for five days after written notice of the default is given as specified in the related prospectus supplement, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for enforcement of its lien except in connection with a proceeding for enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of such an event of default.

     Except as otherwise specified in the related prospectus supplement, if the principal of the notes of a series is declared due and payable after an event of default, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to their unpaid principal amount less the amount of the discount that is unamortized.

     Subject to the provisions of the indenture relating to the duties of the trustee, although an event of default occurs and is continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of the series unless the holders offered to the trustee security or indemnity satisfactory to it against the costs and liabilities that might be incurred by it in complying with the request or direction. Subject to the provisions for indemnification and limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of a majority of the then aggregate outstanding amount of the notes of the series may, in some cases, waive any default with respect to them, except a default in the payment of principal or interest or a default with respect to a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the series affected by it.

Amendment

     Except as otherwise specified in the related prospectus supplement, each agreement may be amended by Provident, the master servicer, and the trustee, without the consent of any of the securityholders, to cure any ambiguity; to correct or supplement any provision in it that may be defective or inconsistent with any other provision in it; or to make any other revisions with respect to matters or questions arising under the agreement that are not inconsistent with its provisions, if the action will not adversely affect in any material respect the

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

interests of any securityholder. An amendment will be considered not to adversely affect in any material respect the interests of the securityholders if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of securities of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the securities. In addition, to the extent provided in the related agreement, an agreement may be amended without the consent of any of the securityholders to change the manner in which the security account is maintained, if that change does not adversely affect the then current rating on the class or classes of securities of the series that have been rated. In addition, if a REMIC election is made for a trust fund, the related agreement may be amended to modify, eliminate, or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification.

     Each agreement may also be amended by Provident, the master servicer, and the trustee with the consent of holders of securities of the series evidencing not less than 51% of the aggregate of the percentage interests of all the holders of each class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the holders of the related securities. However, no amendment may reduce the amount of or delay the timing of, payments received on loans that are required to be distributed on any security without the consent of the holder of that security, or reduce the percentage of securities of any class the holders of which are required to consent to that amendment, without the consent of the holders of all securities of the class covered by the agreement then outstanding. If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

Termination; Optional Termination

     Pooling and Servicing Agreement; Trust Agreement. Unless otherwise specified in the related agreement, the obligations created by each pooling and servicing agreement and trust agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the security account by the master servicer and required to be paid to them pursuant to the agreement following the later of:

     (1) the final payment of or other liquidation of the last of the trust fund assets or the disposition of all property acquired upon foreclosure of any trust fund assets remaining in the trust fund and

     (2) the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC or any other party specified to have that right from the related trust fund of all of the remaining trust fund assets and all property acquired in respect of the trust fund assets. See "Federal Income Tax Consequences."

     Unless otherwise specified by the related prospectus supplement, any purchase of trust fund assets and property acquired in respect of trust fund assets evidenced by a series of securities will be made at the option of the master servicer, another specified person, or, if applicable, the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of that right will affect early retirement of the securities of that series, but the right of the master servicer, the other specified person, or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related trust fund assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust fund assets at the Cut-Off Date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (2) above will be made only in connection with a qualified liquidation of the REMIC within the meaning of Section 860F(g)(4) of the Code.

     Indenture. The indenture will be discharged with respect to a series of notes on the delivery to the trustee for cancellation of all the notes of the series or, with specified limitations, upon deposit with the trustee

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

of funds sufficient for the payment in full of all of the notes of the series. The discharge does not apply with respect to limited continuing rights specified in the indenture.

     In addition to discharge, the indenture may provide that for the notes of any series, the related trust fund will be discharged from all obligations in respect of the notes of the series through defeasance although generally discharged, the obligations relating to temporary notes and exchange of notes; to register the transfer of or exchange notes of the series; to replace stolen, lost, or mutilated notes of the series; to maintain paying agencies; and to hold monies for payment in trust will continue. Defeasance will require the deposit with the trustee, in trust, of money or direct obligations of or obligations guaranteed by the United States of America that through the payment of their interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of the series. Upon defeasance and discharge of notes of the series, holders of notes of the series would be able to look only to that money and those deposited obligations for payment of principal and interest, if any, on their notes until maturity.

The Trustee

     The trustee under each agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with Provident, the master servicer, and any of their respective affiliates.

                           Legal Aspects of the Loans

     The following discussion contains summaries, which are general in nature, of legal matters relating to the loans. The legal aspects applicable to the loans, the mortgages, and the mortgaged properties are governed primarily by applicable state laws that may differ substantially from state to state. The descriptions, therefore, will not be exact for every jurisdiction the loans are found, and do not reflect the laws of any particular state except where so stated. Nor do the descriptions encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

General

     The loans for a series may be secured by deeds of trust, mortgages, security deeds, or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. California uses almost exclusively deeds of trust instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not before the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. A mortgage has two parties, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor, similar to a mortgagor, a lender, similar to a mortgagee, called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage, and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

Foreclosure and Repossession

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust that authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust, and to some other persons. In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. In Ohio, judicial foreclosure is mandatory for residential property. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Ohio requires judicial foreclosure, which includes the issuance of a decree in foreclosure, a statutorily required appraisal process, and public advertising for at least one month in a newspaper of general circulation providing adequate notice of a public auction to be conducted by the sheriff generally on one or more pre-established days each month, depending on the county in which the foreclosure occurs. In Ohio, the procedure, if uncontested, will take approximately six months assuming successful service of process (one month), motion for summary judgment (two months), decree in foreclosure and appraisal (one month), advertising (one month), and sheriff's sale and confirmation (one month). A contested case will take longer.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings, and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest, and the expenses of foreclosure, in which case the mortgagor's debt will be extinguished. On the other hand, the lender may purchase for a lesser amount to preserve its right against a borrower to seek a deficiency judgment in states where a deficiency judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making the repairs necessary to render the property suitable for sale at its own expense. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions,

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

the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     Courts have imposed general equitable principles upon foreclosure that are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower. Ohio law places a two year limitations period, following the sheriff's sale and confirmation order, in which a deficiency judgment may be obtained and enforced.

     When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees."

Environmental Risks

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage against the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency (the "EPA") may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states and under CERCLA, a secured lender conceivably could be held liable as an owner or operator for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for these costs on all responsible parties, including owners or operators. However, CERCLA excludes from the definition of owner or operator a secured creditor who holds indicia of ownership primarily to protect its security interest but without actually participating in the management of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an owner or operator under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including when it fails to market the property in a timely fashion or holds the facility or property as an investment, including leasing the facility or property to third party.

     Whether actions taken by a lender would constitute actual participation in the management of a mortgaged property or the business of a borrower so as to render the secured creditor exclusion unavailable to a lender is a matter of judicial interpretation, on a case-by-case basis. The term "participation in the management" was not defined until certain amendments to CERCLA were enacted, as part of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996. Under those amendments, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. If a lender is or becomes liable, it can bring an action for contribution against any other responsible parties, including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. Securityholders could conceivably realize a loss from the costs arising from these circumstances.

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

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in, or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. Liability for cleanup of petroleum contamination may, however, be governed by state law, which may not provide for any specific protection for secured creditors, or, alternatively, may not impose liability on secured creditors at all.

     Except as otherwise specified in the related prospectus supplement, at the time the loans were originated, no environmental assessments or very limited environmental assessments of the mortgaged properties were conducted.

Rights of Redemption

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In other states, including California, this right of redemption applies only to sales following judicial foreclosure and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest, and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender after foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust. In Ohio, the right of redemption is dual in nature, arising both from equity and from statute. By customary practice in the Court of Common Pleas, the judgment of foreclosure allows a three day grace period for the defendant to pay amounts owed before foreclosure of the equity of redemption. By statute, the debtor's common law equity of redemption actually continues until the time of confirmation of sale. The judgment debtor may redeem the property by depositing the amount of the judgment plus costs with the Clerk of Court of Common Pleas where the execution was made.

Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens

     Some states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or some other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

     Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising other

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remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, upon waste of the property. Ohio law does not limit the amount of the deficiency judgment, but does impose a two year limitations period on the enforcement of the judgment. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest, and alter the mortgage loan repayment schedule. The effect of any proceedings under the federal Bankruptcy Code, including any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of the payments.

     The federal tax laws provide priority to some tax liens over the lien of a mortgage or secured party.

Due-on-Sale Clauses

     Each conventional loan generally will contain a due-on-sale clause that will generally provide that if the mortgagor or obligor sells, transfers, or conveys the mortgaged property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restrictions on the right of lenders to enforce these clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to some exceptions, preempts state constitutional, statutory, and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses are generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of these clauses with respect to mortgage loans that were originated or assumed during the window period under the Garn-St Germain Act that ended in all cases not later than October 15, 1982, and that were originated by lenders other than national banks, federal savings institutions, and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven window period states, five states (Arizona, Michigan, Minnesota, New Mexico, and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to specified categories of window period loans. Also, the Garn-St Germain Act does encourage lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being

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

assumed by a new home buyer, that may affect the average life of the loans and the number of loans that may extend to maturity.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under some circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

     Forms of notes, mortgages, and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid before maturity. In some states, specific limitations exist on the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under some state laws, prepayment charges may not be imposed after a specified period following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, we anticipate that prepayment charges may not be imposed with respect to many of the loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate loans having high interest rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to specified types of residential first mortgage loans originated by specified lenders after March 31, 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title
V. Title V authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law before the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Soldiers' and Sailors' Civil Relief Act

     Generally, under the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's loan may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise on application of the lender. A borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty is included in this status. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on some of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of this Act could result in losses to securityholders. This Act also imposes limitations that would impair the ability of the master servicer to foreclose on an affected loan during the borrower's period of active duty status. Moreover, the Act permits the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, if such a loan goes into default, the inability to realize upon the property in a timely fashion may occasion delays in payment and losses.

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Junior Mortgages; Rights of Senior Mortgagees

     To the extent that the loans in the trust fund for a series are secured by mortgages that are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund as mortgagee under the junior mortgage are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply these proceeds and awards to any indebtedness secured by the mortgage, in the order the mortgagee determines. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under a senior mortgage will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges, and liens on the property that appear before the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property, and not to commit or permit any waste, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under some mortgages to perform the obligation itself, at its election, with the mortgagor reimbursing the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage generally used by most institutional lenders that make revolving credit line loans typically contains a future advance clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the Cut-Off Date with respect to any mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens that intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, including Ohio, the trust deed or mortgage lien securing mortgage loans of the type that includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, if the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage and except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

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

Consumer Protection Laws

     Numerous federal and state consumer protection laws impose substantive requirements on mortgage lenders in connection with originating, servicing, and enforcing loans secured by single family properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, the Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, and related statutes and regulations. In particular, Regulation Z requires disclosures to borrowers regarding terms of the loans. The Equal Credit Opportunity Act and Regulation B promulgated under it prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance, or the exercise of any right under the Consumer Credit Protection Act. The Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Some provisions of these laws impose specific statutory liabilities on lenders who fail to comply with them. In addition, violations of those laws may limit the ability of Provident to collect all or part of the principal of or interest on the loans and could subject Provident and in some cases its assignees to damages and administrative enforcement.

     The Reigle Act. Some loans may be subject to the Reigle Community Development Regulatory Improvement Act of 1994 that incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of this Act apply on a mandatory basis to all loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities on creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the loans.

                         Federal Income Tax Consequences

General

     The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of Brown & Wood LLP, special counsel to the trust fund. The summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated under the Code, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and the change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with some types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily on investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of the securities.

     The federal income tax consequences to securityholders will vary depending on whether

     o    the securities of a series are classified as indebtedness;

     o an election is made to treat the trust fund relating to a particular series of securities as a REMIC under the Code;

     o the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

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

     o an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to the series. Before issuance of each series of securities, the trust fund shall file with the SEC a Form 8-K on behalf of the related trust fund containing an opinion of Brown & Wood LLP with respect to the validity of the information under "Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.

Taxation of Debt Securities

     Interest and Acquisition Discount. Securities representing regular interests in a REMIC ("Regular Interest Securities") are generally taxable to securityholders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the securityholder's normal accounting method. Interest other than original issue discount on securities other than Regular Interest Securities that are characterized as indebtedness for federal income tax purposes will be includible in income by its securityholders in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to collectively as "Debt Securities."

     Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID that are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued under the Code on February 2, 1994, as amended on June 11, 1996, (the "OID Regulations"). A securityholder should be aware, however, that the OID Regulations do not adequately address some issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a debt security and its issue price. A securityholder of a debt security must include the OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a debt security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters, or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or before the related Closing Date, the issue price for the class will be treated as the fair market value of that class on the Closing Date. The issue price of a debt security also includes the amount paid by an initial holder of a debt security for accrued interest that relates to a period before the issue date of the debt security. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate if the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Some Debt Securities may provide for default remedies upon late payment or nonpayment of interest. The interest on those Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the debt security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate


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appropriately takes into account the length of the interval between payments.
Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of the Debt Securities includes all distributions of interest as well as its principal. Where the interval between the issue date and the first distribution date on a debt security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of Debt Securities are encouraged to consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

     Under the de minimis rule, OID on a debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, whose numerator is the amount of each distribution included in the stated redemption price at maturity of the debt security and whose denominator is the stated redemption price at maturity of the debt security. Securityholders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the debt security is held as a capital asset. However, accrual method securityholders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally,

     o    the interest is unconditionally payable at least annually,

     o the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

     o interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of Compound Interest Securities, some Interest Weighted Securities, and some of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     Treasury regulations governing the calculation of OID on instruments having contingent interest payments (the "Contingent Regulations") specifically do not apply for purposes of calculating OID on debt instruments subject to Code
Section 1272(a)(6), such as the debt security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), we cannot assure you that this methodology represents the correct manner of calculating OID.

     The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of the OID. The amount of OID includible in income by a securityholder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a debt security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a securityholder for an accrual

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period will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. An accrual period is generally the period over which interest accrues on the debt instrument. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a securityholder of a debt instrument, such as certain classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing the instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors:

     o the original yield to maturity of the Pay-Through Security, determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period,

     o    events that have occurred before the end of the accrual period, and

     o the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

The effect of this method is to increase the portions of OID required to be included in income by a securityholder to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease the portions of OID for any period required to be included in income by a securityholder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. The decrease may not be a decrease below zero for any period in the portions of OID required to be included in income by a securityholder of a Pay-Through Security. Although OID will be reported to securityholders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to securityholders that loans will be prepaid at that rate or at any other rate.

     Provident may adjust the accrual of OID on a Class of Regular Interest Securities or other regular interests in a REMIC in a manner that it believes to be appropriate to take account of realized losses on the loans, although the OID Regulations do not provide for the adjustments. If the Internal Revenue Service were to require that OID be accrued without the adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

     Some classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a debt security will also be required to include OID in gross income, but a subsequent securityholder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled to offset the OID by comparable economic accruals of portions of the excess, as will an initial securityholder who pays more than a debt security's issue price.

     Effects of Defaults and Delinquencies. Securityholders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income including OID reported by a securityholder of

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

such a security in any period could significantly exceed the amount of cash distributed to the securityholder in that period. The securityholder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the securities is deducted as a result of a loan default. However, the timing and character of the losses or reductions in income are uncertain and, accordingly, securityholders are encouraged to consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of the OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities, the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the securityholder for the security over its stated principal amount, if any. Under this approach, a securityholder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by the securityholder. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities. See "--Tax Status as a Grantor Trust; Discount or Premium on Pass-Through Securities."

     Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index ("Variable Rate Debt Securities"), it appears that the yield to maturity of the Variable Rate Debt Securities and in the case of Pay-Through Securities, the present value of all payments remaining to be made on the Variable Rate Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of Variable Rate Debt Securities are encouraged to consult their own tax advisers regarding the appropriate treatment of the securities for federal income tax purposes.

     Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A securityholder that acquires a debt security with more than a prescribed de minimis amount of "market discount" will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. Market discount is generally the excess of the principal amount of the debt security over the purchaser's purchase price. The market discount would accrue in a manner to be provided in Treasury regulations but, until the regulations are issued, the market discount would in general accrue either on the basis of a constant yield in the case of a Pay-Through Security, taking into account a Prepayment Assumption or in the ratio of

     o in the case of securities (or in the case of a Pass-Through Security, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or

     o in the case of securities (or, in the case of a Pass-Through Security, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a Pass-Through Security, the loans), the excess of interest paid or accrued to purchase or carry a security (or, in the case of a Pass-Through Security, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the

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deferred portion of any interest expense will be deductible when the market discount is included in income, including on the sale, disposition, or repayment of the security (or in the case of a Pass-Through Security, an underlying loan). A securityholder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the securityholder during the taxable year the election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A securityholder who purchases a debt security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security on a constant yield method and not as a separate deduction item. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the Prepayment Assumption used in pricing the class. If a securityholder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the securityholder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the securityholder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities are encouraged to consult their tax advisers regarding the election to amortize premium and the method to be employed.

     On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities are encouraged to consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a debt security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the debt security acquires during the year of the election or thereafter. Similarly, a holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

Taxation of the REMIC and its Holders

     General. In the opinion of Brown & Wood LLP, special counsel to the trust fund, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related prospectus supplement.

     Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities,

        (1) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at

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least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and

     (2) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets).

If less than 95% of the REMIC's assets consist of assets described in (1) or
(2) above, then a security will qualify for the tax treatment described in (1) or (2) in the proportion that the REMIC assets are qualifying assets.

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

REMIC Expenses; Single Class REMICs

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including some pass-through entities, but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other "miscellaneous itemized deductions" of the securityholder, exceed 2% of the securityholder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, adjusted for inflation, will be reduced by the lesser of 3% of the excess of adjusted gross income over the applicable amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to the a securityholder. In general terms, a single class REMIC is one that either

     o would qualify under existing Treasury regulations as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or

     o is similar to the a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise specified in the related prospectus supplement, the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities.

Taxation of the REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of Residual Interests. The Regular Interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and deductions, including stated interest and OID accrued on Regular Interest Securities, amortization of any premium with respect to loans, and Servicing Fees and other expenses of the REMIC. A holder of a Residual

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Interest Security that is an individual or a "pass-through interest holder"
(including some pass-through entities, but not including real estate investment trusts) will be unable to deduct Servicing Fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that the expenses, when aggregated with the securityholder's other miscellaneous itemized deductions for that year, do not exceed two percent of the securityholder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the Regular Interests and the Residual Interests on the Startup Day, which is generally, the day that the interests are issued. That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on those loans will be equivalent to the method under which holders of Pay-Through Securities accrue OID, i.e., under the constant yield method taking into account the Prepayment Assumption. The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include the discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities." However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

     o subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

     o subject to limited exceptions, the sale or other disposition of a cash flow investment;

     o the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

     o the receipt of any fees or other compensation for services rendered by the REMIC.

We do not anticipate that a REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of those taxes imposed on the REMIC. To the extent not paid by the securityholders or otherwise, however, those taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of Residual Interest Securities

     The holder of a security representing a Residual Interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year in which the holder held the Residual Interest Security. The daily portion is determined by allocating to

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

each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders on that day of the Residual Interest Securities in proportion to their respective holdings on that day.

     The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in some REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on Regular Interests issued without any discount or at an insubstantial discount. If this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of some REMIC issues because interest expense deductions, as a percentage of outstanding principal on Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a Residual Interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a securityholder may take into account currently is limited to the securityholder's adjusted basis at the end of the calendar quarter in which the loss arises. A securityholder's basis in a Residual Interest Security will initially equal the securityholder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the securityholder, and decreased by the amount of distributions made and the amount of the REMIC's net loss allocated to the securityholder, but not below zero. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of securityholders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which the securityholders are encouraged to consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security will generally not result in any additional taxable income or loss to a securityholder of a Residual Interest Security whether they occur at their scheduled times or as a result of prepayments. If the amount of the payment exceeds a securityholder's adjusted basis in the Residual Interest Security, however, the securityholder will recognize gain to the extent of the excess. That gain will be treated as gain from the sale of the Residual Interest Security.

     Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and the securityholder's adjusted basis in the Residual Interest Security at the time of the sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling securityholder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after the disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the securityholder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, the securityholder's excess inclusion income will be treated as unrelated business taxable income of the securityholder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or some cooperatives were to own a Residual Interest Security, a portion of dividends or other distributions paid by the real estate investment trust or other entity

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

would be treated as excess inclusion income. If a Residual Interest Security is owned by a Foreign Person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest," and is subject to additional limitations. See "Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of the holder of a Residual Interest Security. First, alternative minimum taxable income for the holder of a Residual Interest Security is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a Residual Interest Security holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a holder of a Residual Interest Security elects to have the rules apply only to tax years beginning after August 20, 1996.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for the quarterly period of 120% of the long-term applicable federal rate on the Startup Day multiplied by the adjusted issue price of the Residual Interest Security at the beginning of the quarterly period. The adjusted issue price of a Residual Interest Securities at the beginning of each calendar quarter will equal its issue price which is calculated in a manner analogous to the determination of the issue price of a Regular Interest, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased by the amount of loss allocated to a securityholder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter, but not below zero. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in some circumstances, transfers of Residual Interest Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors."

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a Residual Interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable pooling and servicing agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee has furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization in violation of these restrictions, a substantial tax will be imposed on the transferor of the Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. Pass-through entity includes, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee.

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

     The Taxpayer Relief Act of 1997 adds provisions to the Code that will apply to an "electing large partnership." If an electing large partnership holds a Residual Interest Security, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

     Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless at the time of the transfer

     o the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and

     o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

If a transfer of a Residual Interest is disregarded, the transferor would be liable for any federal income tax imposed on taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to some transfers of Residual Interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

     Mark to Market Rules. Prospective purchasers of a Residual Interest Security should be aware that a Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market.

Administrative Matters

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

     General. As specified in the related prospectus supplement if a REMIC or partnership election is not made, in the opinion of Brown & Wood llp, special counsel to Provident, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E,
Part I of Subchapter J of the Code and not as an association taxable as a corporation (the securities of that series, "Pass-Through Securities"). In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a securityholder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases ("Stripped Securities"), sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

     Each securityholder must report on its federal income tax return its share of the gross income derived from the loans not reduced by the amount payable as fees to the trustee and the servicer and similar fees (collectively, the "Servicing Fees"), at the same time and in the same manner as those items would have been reported under the securityholder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, the income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the securityholder owns an interest. The securityholder will generally be entitled to deduct the Servicing Fees under Section 162 or Section 212 of the Code to the extent that the Servicing Fees represent "reasonable" compensation for the services rendered by the trustee and the Servicer, (or third parties that are compensated for the performance of services). In the case of a noncorporate securityholder, however, Servicing Fees, to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation, will be deductible in computing the securityholder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the securityholder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, adjusted for inflation, will be reduced by the lesser of 3% of the excess of adjusted gross income over the applicable amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     Discount or Premium on Pass-Through Securities. The securityholder's purchase price of a Pass-Through Security is to be allocated among the loans in proportion to their fair market values determined as of the time of purchase of the securities. In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan, other than to a right to receive any accrued interest thereon and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a securityholder will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the certificate, rather than with respect to the security. A securityholder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount will be required to include accrued market discount in income. Market discount is generally the excess of the principal amount of the loan over the purchaser's allocable purchase price. See "--Taxation of Debt Securities; Market Discount" and "--Premium."

     In the case of market discount on a Pass-Through Security attributable to loans originated on or before July 18, 1984, the securityholder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. That treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive specified payments of both interest and principal. Some Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an

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

obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

     Servicing Fees in excess of reasonable Servicing Fees will be treated under the stripped bond rules. If those excess Servicing Fees are less than 100 basis points on the loan principal balance or the securities are initially sold with a de minimis discount (assuming no Prepayment Assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable Servicing Fees be calculated on a loan-by-loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

     The Code, OID Regulations, and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to Stripped Securities and other Pass-Through Securities. Under the described method for Pay-Through Securities (the "Cash Flow Bond Method"), a Prepayment Assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during the period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities, which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. For tax years beginning after August 5, 1997, the Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to the Strip Securities and other Pass-Through Securities because it provides that that method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, we believe that the Cash Flow Bond Method is a reasonable method of reporting income for the securities, and we expect that OID will be reported on that basis unless otherwise specified in the related prospectus supplement. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a securityholder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each loan underlying a security.

     Under some circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a securityholder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a securityholder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to securityholders as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The described characterizations of the Stripped Securities are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

     o in some series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

     o the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

     o each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

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

     Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities in those circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be, considered to represent "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code. Interest income attributable to these securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

     Subject to the discussion under "Tax Characterization of the Trust Fund as a Partnership" with respect to trust funds as to which a partnership election is made, a securityholder's tax basis in its security is the price the securityholder pays for a security, plus amounts of original issue or market discount included in income and reduced by any amortized premium and any payments received, other than qualified stated interest payments. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of the amount that would have been includible in the securityholder's income if the yield on the Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of the securityholder's holding period, over the amount of ordinary income actually recognized by the securityholder with respect to the Regular Interest Security. The maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains for individual taxpayers is 20%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%. Prospective investors are encouraged to consult their own tax advisors concerning these tax law changes.

Miscellaneous Tax Aspects

     Backup Withholding. Subject to the discussion under "Tax Characterization of the Trust Fund as a Partnership" with respect to trust funds as to which a partnership election is made, a securityholder, other than a holder of a Residual Interest Security, may, under some circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or OID on the securities. This withholding generally applies if the securityholder

     o fails to furnish the trustee with its taxpayer identification number;

     o furnishes the trustee an incorrect taxpayer identification number;

     o    fails to report properly interest, dividends, or other
          "reportable payments" as defined in the Code; or


     o under specified circumstances, fails to provide the trustee or the securityholder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the securityholder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to some payments made to securityholders, including payments to some exempt recipients and to some Nonresidents. Securityholders are encouraged to consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

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

     The trustee will report to the securityholders and to the Servicer for each calendar year the amount of any "reportable payments" during the year and the amount of tax withheld, if any, with respect to payments on the securities.

Tax Treatment of Foreign Investors

     Subject to the discussion under "Tax Characterization of the Trust Fund as a Partnership" with respect to trust funds as to which a partnership election is made, under the Code, unless interest including OID paid on a security other than a Residual Interest Security is considered to be "effectively connected" with a trade or business conducted in the United States by "Foreign Holder," the interest will normally qualify as portfolio interest and will be exempt from federal income tax. This interest will not qualify as portfolio interest where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from the interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless that rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Foreign Holders. Foreign Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

     Interest and OID of securityholders who are Foreign Holders are not subject to withholding if they are effectively connected with a United States business conducted by the securityholder. They will, however, generally be subject to the regular United States income tax.

     Payments to Foreign Holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% United States withholding tax or the lower treaty rate. Securityholders should assume that that income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Foreign Holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the Residual Interest Security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require the amounts to be taken into account at an earlier time to prevent the avoidance of tax. Those regulations could, for example, require withholding before the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion, and that the amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Foreign Holder transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."

     For purposes of this section, a "Foreign Holder" is defined for United States federal income tax purposes as any securityholder other than:

     o    any individual who is a citizen or resident of the United
          States,

     o a corporation or partnership (including any entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States,

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

          any state thereof or the District of Columbia unless, in the case of a partnership, Treasury regulations provide otherwise,

          o an estate the income of which is subject to United States federal income tax regardless of its source,

          o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, or

          o certain trusts in existence on August 20, 1996, and treated as United States persons (as defined in Code Section 7701(a)(30)) before the date that elect to continue to be so treated.

Tax Characterization of the Trust Fund as a Partnership

     Brown & Wood LLP, special counsel to Provident, will deliver its opinion that a trust fund for which a partnership election is made will not be an association or a publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that some publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. That corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any such tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

     Treatment of the Notes as Indebtedness. The trust fund will agree, and the securityholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Brown & Wood LLP, special counsel to Provident, will, except as otherwise provided in the related prospectus supplement, advise Provident that the notes will be classified as debt for federal income tax purposes. The following discussion assumes this characterization of the notes is correct.

     OID, Indexed Securities, etc. The discussion following assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed Securities or Strip Securities. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the notes does not exceed a de minimis amount, all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on them will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. Any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a "Short-Term Note") may be subject to special rules. An accrual basis noteholder of a Short-Term Note and

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

some cash method noteholders, including regulated investment companies, as set forth in Section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis noteholders of a Short-Term Note would, in general, be required to report interest income as interest is paid or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis noteholder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a noteholder sells a note, the noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the noteholder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the noteholder's cost for the note, increased by any market discount, acquisition discount, OID, and gain previously included by the noteholder in income with respect to the note and decreased by the amount of any bond premium previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. That gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made or accrued to a noteholder who is a Foreign Holder generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Holder and the Foreign Holder is not actually or constructively a "10 percent shareholder" of the trust fund or Provident (including a Holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust fund or Provident is a "related person" within the meaning of the Code and provides the Owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8 or a similar form, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent. In that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement, or other taxable disposition of a note by a Foreign Holder will be exempt from United States federal income and withholding tax, if the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Holder and in the case of an individual Foreign Holder, the Foreign Holder is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each noteholder except exempt noteholders will be required to provide, under penalties of perjury, a certificate containing the noteholder's name, address, correct federal taxpayer identification number, and a statement that the noteholder is not subject to backup withholding. Exempt noteholders are a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account, or nonresident alien who provides certification as to status as a nonresident. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold 31 percent of the amount otherwise payable to the noteholder, and remit the withheld amount to the IRS as a credit against the noteholder's federal income tax liability.

     New Withholding Regulations. Final regulations dealing with withholding tax on income paid to foreign persons, backup withholding, and related matters (the "New Withholding Regulations") were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations will generally be effective for payments made after December 31, 2000, subject to transition rules. Prospective investors are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Brown & Wood llp, special counsel to the trust fund, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to some noteholders. For example, income to some tax-exempt entities including pension funds would be "unrelated business taxable income," income to Foreign Holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of the trust fund's expenses.

Tax Consequences to Holders of the Certificates

     Treatment of the Trust Fund as a Partnership. The trust fund and the master servicer will agree, and the securityholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax, and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund, and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. That characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership. The following discussion assumes that the certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed Securities or Strip Securities, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

     Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account its allocated share of income, gains, losses, deductions, and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID, and bond premium) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions on collection or disposition of loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations, and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

     o the interest that accrues on the certificates in accordance with their terms for the month, including interest accruing at the pass-through rate for the month and interest on amounts previously due on the certificates but not yet distributed;

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

     o any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

     o    prepayment premium payable to the certificateholders for the month;
          and

     o any other amounts of income payable to the certificateholders for the month.

The allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to Provident. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although we cannot assure you that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of the amount. Thus, cash basis certificateholders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay the taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

     All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan, or other tax-exempt entity including an individual retirement account will constitute "unrelated business taxable income" generally taxable to a certificateholder under the Code.

     An individual taxpayer's share of expenses of the trust fund, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in the certificateholder being taxed on an amount of income that exceeds the amount of cash actually distributed to the certificateholder over the life of the trust fund.

     The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     Discount and Premium. We believe that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. The trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

     If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include that discount in income currently as it accrues over the life of the loans or to offset that premium against interest income on the loans. A portion of the market discount income or premium deduction may be allocated to certificateholders.

     Section 708 Termination. Pursuant to final Treasury regulations issued May 9, 1997 under section 708 of the Code a sale or exchange of 50 percent or more of the capital and profits in the trust fund within a 12-month period would cause a deemed contribution of assets of the trust fund (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Those interests would be deemed distributed to the partners of the old partnership in liquidation of it, which would not constitute a sale or exchange.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the certificateholder's cost increased by the securityholder's share of trust fund income includible in income and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the certificateholder's share of the notes and other liabilities of the trust fund. A certificateholder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

     Any gain on the sale of a certificate attributable to the certificateholder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the certificateholder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to the special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income not including income attributable to disallowed itemized deductions over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the certificates.

     Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, a securityholder purchasing certificates may be allocated tax items attributable to periods before the actual transaction that will affect its tax liability and tax basis.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. If a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. To avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make the election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

     Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to certificateholders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described in the next paragraph and the nominees will be required to forward the information to the beneficial owners of the certificates. Generally, certificateholders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the certificateholder notifies the IRS of all the inconsistencies.

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     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing information on the nominee, the beneficial owners, and the certificates so held. That information includes the name, address and taxpayer identification number of the nominee and as to each beneficial owner

     o    the name, address, and identification number of the person,

     o whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

     o information on certificates that were held, bought, or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish that information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers, and financial institutions that fail to provide the trust fund with this information may be subject to penalties.

     Provident or the trustee will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Foreign Holders because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although the trust fund is not expected to engage in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for Foreign Holders that are taxable as corporations and 39.6% for all other Foreign Holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a certificateholder's withholding status, the trust fund may rely on IRS Form W-8, IRS Form W-9, or the certificateholder's certification of nonforeign status signed under penalties of perjury.

     Each Foreign Holder might be required to file a U.S. individual or corporate income tax return on its share of the trust fund's income including, in the case of a corporation, the branch profits tax. Each Foreign Holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A Foreign Holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made or accrued to a certificateholder who is a Foreign Holder generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Foreign Holders will be subject to United States federal income

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

tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a Foreign Holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the certificateholder fails to comply with identification procedures, unless the certificateholder is an exempt recipient under applicable provisions of the Code.

     New Withholding Regulations. As discussed above, the New Withholding Regulations deal with withholding tax on income paid to foreign persons, backup withholding, and related matters. The New Withholding Regulations were issued by the Treasury Department on October 6, 1997 and will generally be effective for payments made after December 31, 2000, subject to transition rules. Prospective investors are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

Taxation of Trust as FASIT

     In the opinion of Brown & Wood llp, special tax counsel to the trust fund, if a FASIT election is made with respect to a series of securities, the trust fund will be formed to qualify as a FASIT. The Small Business and Job Protection Act of 1996 added Sections 860H through 860L to the Code (the "FASIT Provisions"), that provide for a new type of entity for federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance have been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Regular Securityholders. Investors should also note that the FASIT discussion contained in this prospectus constitutes only a summary of the U.S. federal income tax consequences to the holders of FASIT securities. With respect to each series of FASIT Regular Securities, the related prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

     FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for U.S. federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for the purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series FASIT. The prospectus supplement for each series of securities will indicate which securities of the series will be designated as FASIT Regular Securities, and which, if any, will be designated as FASIT Ownership Securities.

     Qualification as a FASIT. The trust fund will qualify under the Code as a FASIT in which FASIT Regular Securities (the "FASIT Regular Securities") and the Ownership Interest Security (the "FASIT Ownership Security") will constitute the "regular interests" and the "ownership interest," respectively, if:

     o    a FASIT election is in effect,

     o tests concerning the composition of the FASIT's assets and the nature of the securityholders' interests in the FASIT are met on a continuing basis, and

     o    the trust fund is not a regulated investment company as defined in section 851(a) of the Code.

     Asset Composition. For the trust fund to be eligible for FASIT status, substantially all of the assets of the trust fund must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include:

     o    cash or cash equivalents,

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

     o debt instruments with fixed terms that would qualify as regular interests if issued by a REMIC as defined in section 860D of the Code ("REMIC"), which are generally instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate,

     o    foreclosure property,

     o hedging instruments that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, which are generally interest and currency rate swaps and credit enhancement contracts,

     o contract rights to acquire qualifying debt instruments or qualifying hedging instruments,

     o    FASIT regular interests, and

     o    REMIC regular interests.

Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to the holder.

     Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT must meet other requirements. All of the interests in a FASIT must belong to either one or more classes of regular interests or a single class of ownership interest that is held by a fully taxable domestic C Corporation.

     A FASIT interest generally qualifies as a regular interest if

     (1)  it is designated as a regular interest,

     (2)  it has a stated maturity no greater than thirty years,

     (3)  it entitles its holder to a specified principal amount,

     (4) the issue price of the interest does not exceed 125% of its stated principal amount,

     (5) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and

     (6) if it pays interest, payable at either a fixed rate with respect to the principal amount of the regular interest or a permissible variable rate with respect to the principal amount.

Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests. Interest will be considered to be based on a permissible variable rate if generally, the interest is unconditionally payable at least annually, the issue price of the debt instrument does not exceed the total noncontingent principal payments, and interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the FASIT regular interest.

     If an interest in a FASIT fails to meet one or more of the requirements set out in clauses (3), (4), or (5) in the preceding paragraph, but otherwise meets all requirements to be treated as a FASIT, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if an interest in a FASIT fails to meet the requirement of clause (6), but the interest payable on the interest consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the interest will also qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire the interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from the interest. See "Federal Income Tax Consequences--Taxation of Trust as a FASIT--Treatment of High-Yield Interests."

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

     Consequences of Disqualification. If the trust fund fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and interests therein for U.S. federal income tax purposes is uncertain. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, those regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied. Nevertheless, in the opinion of Tax Counsel, if the Trust Fund fails to qualify as a FASIT, it will qualify as a partnership. See "Taxation of the Trust Fund as Partnership."

Treatment of FASIT Regular Securities

     Payments received by holders of FASIT Regular securities generally will be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Holders of FASIT Regular securities must report income from the securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Holder and a principal payment on the security will be treated as a return of capital to the extent that the securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on the securities in the same manner described for senior securities. See "Taxation of Trust as Partnership--Treatment of Senior Securities--OID, Indexed Securities." High-Yield securities may be held only by Eligible Corporations, other FASITs, and certain securities dealers. Holders of High-Yield securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those securities.

     If a FASIT Regular Security is sold, the securityholder generally will recognize gain or loss upon the sale [in the manner described for Offered Senior Securities]. See "Taxation of Trust as Partnership--Treatment of Senior Securities--Sale or Other Disposition." In addition, if a FASIT regular interest becomes wholly or partially worthless as a result of losses on the underlying assets, some holders of the security may be allowed to deduct the loss sustained.

Treatment of High-Yield Interests

     High-Yield Interests are subject to special rules regarding the eligibility of holders of the interest, and the ability of the holders to offset income derived from their FASIT security with losses. High-Yield Interests only may be held by Eligible Corporations, other FASITs, and dealers in securities who acquire the interests as inventory. If a securities dealer other than an Eligible Corporation initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the High-Yield Interest.

     The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular security that is held by a pass-through entity other than another FASIT that issues debt or equity securities backed by the FASIT Regular security and that have the same features as High-Yield Interests.

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

Tax Treatment of FASIT Ownership Securities

     A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Securities will be the same as the character of the income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Securities is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Regular Securities as are holders of High-Yield Interest. See "Federal Income Tax Consequences--FASIT Regular Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

     Rules similar to the wash sale rules applicable to REMIC residual securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where within six months before or after the disposition, the seller of the security acquires any other FASIT Ownership Security that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holders of the related FASIT Ownership Security was required to be marked-to-market under section 475 of the Code by the holder, then section 475 of the Code will continue to apply to the securities, except that the amount realized under the mark-to-market rules or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semi-annually.

     The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include:

     o the receipt of income derived from assets that are not permitted assets,

     o    some dispositions of permitted assets,

     o the receipt of any income derived from any loan originated by a FASIT, and

     o in some cases, the receipt of income representing a Servicing Fee or other compensation.

Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

                            State Tax Considerations

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA Considerations

     The following describes considerations under the Employee Retirement Income Security Act of 1974, as amended, and the Code, which apply only to securities of a series that are not divided into subclasses. If

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

securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the securities.

     ERISA imposes requirements on employee benefit plans subject to ERISA and on persons who are fiduciaries with respect to those plans and Section 4975 of the Code imposes requirements on other specified retirement plans and arrangements, including individual retirement accounts and annuities and certain Keogh plans, and on collective investment funds and separate accounts in which those plans, accounts, or arrangements are invested (collectively, "Plans"). Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority to control the assets of the Plans. ERISA also imposes duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority respecting the management of the assets of a Plan is considered to be a fiduciary of the Plan, subject to exceptions not relevant here. Some employee benefit plans, such as governmental plans, as defined in ERISA Section 3(32), and, if no election has been made under Section 410(d) of the Code, church plans, as defined in ERISA Section 3(33), are not subject to ERISA requirements. Accordingly, assets of these plans may be invested in securities without regard to these ERISA considerations, subject to the provisions of applicable state law. Any plan that is not subject to ERISA, but that is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules in Code Section 503.

     On November 13, 1986, the United States Department of Labor issued final regulations concerning the definition of what constitutes the assets of a Plan. See Labor Reg. Section 2510.3-101. Under this regulation, the underlying assets and properties of corporations, partnerships, trusts, and other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in specified circumstances. However, the regulation generally provides that, in addition to other technical exceptions, the assets of a corporation, partnership, or trust in which a Plan invests will not be deemed for purposes of ERISA to be assets of the Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the regulation, is a security that is widely held, freely transferable, and registered under the Securities Exchange Act of 1934, as amended.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the Code prohibit a broad range of transactions involving Plan assets and persons ("Parties in Interest") having specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to the Plan. Because the loans may be deemed Plan assets of each Plan that purchases securities, an investment in the securities by a Plan might be or cause a prohibited transaction under ERISA Sections 406 and 407 that is subject to an excise tax under Code Section 4975 unless a statutory, regulatory, or administrative exemption applies.

     In Prohibited Transaction Exemption 83-1 ("PTE 83-1") the DOL exempted from ERISA's prohibited transaction rules specified transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale, and holding of "mortgage pool pass-through certificates" in the initial issuance of the certificates. PTE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance, and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding by Plans of certain mortgage pool pass-through certificates representing an interest in the mortgage pools. If the general conditions of PTE 83-1 are satisfied, investments by a Plan in securities that represent interests in a pool consisting of loans ("Single Family Securities") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions

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

involving subordinate securities. Accordingly, no transfer of a subordinate security or a security that is not a Single Family Security may be made to a Plan unless specified in the related prospectus supplement.

     The discussion in this and the next succeeding paragraph applies only to Single Family Securities. Provident believes that, for purposes of PTE 83-1, the term mortgage pass-through certificate would include:

     (1) securities issued in a series consisting of only a single class of securities, and

     (2) senior securities issued in a series in which there is only one class of senior securities,

if the securities in the case of clause (1), or the senior securities in the case of clause (2) evidence the beneficial ownership of both a specified percentage greater than 0% of future interest payments and a specified percentage greater than 0% of future principal payments on the loans. It is not clear whether any of the following would be a mortgage pass-through certificate for purposes of PTE 83-1:

     o a class of securities that evidences the beneficial ownership of a specified percentage of interest payments only or principal payments only, or

     o a class of securities that evidences the beneficial ownership of payments of either principal or interest based on a notional amount.

     PTE 83-1 sets forth three general conditions that must be satisfied for any transaction to be eligible for exemption:

     o the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing the loans and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

     o the existence of a pool trustee who is not an affiliate of the pool sponsor; and

     o a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

Provident believes that the first of these general conditions will be satisfied with respect to the securities in a series issued without a subordination feature, or the senior securities only in a series issued with a subordination feature, if credit enhancement described under "Credit Enhancement" in this prospectus is maintained for a series of securities in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan. See "Description of the Securities" in this prospectus. In the absence of a ruling that the system of insurance or other protection with respect to a series of securities satisfies the first general condition referred to above, we cannot assure you that these features will be so viewed by the DOL. In any event, the trustee will not be affiliated with Provident.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraphs, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions.

     The DOL has granted to some underwriters individual administrative exemptions (the "Underwriter Exemptions") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain types of secured receivables, loans, and other obligations that meet the conditions and requirements of the Underwriter Exemptions.

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

     While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms that generally apply to the Underwriter Exemptions are substantially the following:

     o the acquisition of the certificates by a Plan is on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party, including the price for the certificates;

     o the interests evidenced by the certificates acquired by the Plan are not subordinated to the interests evidenced by other certificates of the trust fund;

     o the certificates acquired by the Plan have received a rating at the time of their acquisition that is one of the three highest generic rating categories from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co., or Fitch IBCA, Inc.;

     o the trustee must not be an affiliate of any other member of the Restricted Group;

     o the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;

     o the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of the loans;

     o the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for the person's services under the agreement pursuant to which the loans are pooled and reimbursements of the person's reasonable expenses in connection therewith; and

     o the Plan investing in the certificates is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended.

     The trust fund must also meet the following requirements:

     o the corpus of the trust fund must consist solely of assets of a type that have been included in other investment pools;

     o certificates in those other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch, or Duff & Phelps for at least one year before the Plan's acquisition of certificates; and

     o certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year before any Plan's acquisition of certificates.

     Moreover, the Underwriter Exemptions generally provide relief from specified self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary or its affiliate is an obligor, if, among other requirements:

     o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group;

     o the fiduciary or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

     o a Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

     o immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

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The Underwriter Exemptions do not apply to Plans sponsored by Provident, any
Underwriter, the trustee, the master servicer, any insurer with respect to the trust, any obligor with respect to loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of those parties (the "Restricted Group").

     The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

     On July 21, 1997, the DOL published in the Federal Register an amendment to the Underwriter Exemptions that extends exemptive relief to specified mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables (the "Obligations") supporting payments to holders of securities and having a value equal to no more than twenty-five percent of the total principal amount of the certificates being offered by the trust fund, to be transferred to the trust during the Funding Period instead of requiring that all the Obligations be either identified or transferred on or before the applicable Closing Date. The relief is available when the following conditions are met:

o The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "Pre-Funding Limit") must not exceed twenty-five percent.

o All Obligations transferred after the applicable Closing Date (the "Additional Obligations") must meet the same terms for eligibility as the original Obligations used to create the trust fund, which terms have been approved by the rating agency.

o The transfer of the Additional Obligations to the trust fund during the Funding Period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from the rating agency on termination of the Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund.

o Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the Obligations in the trust at the end of the Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations that were transferred to the trust fund on the Closing Date.

o The Funding Period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding account falls below the minimum level specified in the related agreement or an event of default occurs thereunder.

o Amounts transferred to the pre-funding account or Capitalized Interest Account used in connection with the pre-funding may be invested only in particular permitted investments.

o    The prospectus supplement for the related series must describe:

o the pre-funding account or Capitalized Interest Account used in connection with the pre-funding account;

o    the duration of the Funding Period;

o the percentage or dollar amount of the pre-funding limit for the trust fund; and

o that the amounts remaining in the pre-funding account at the end of the Funding Period will be remitted to holders of the securities specified in the prospectus supplement for the related series as repayments of principal.

o The related agreement must describe the permitted investments for the pre-funding account or Capitalized Interest Account and the terms and conditions for eligibility of Additional Obligations.

o To ensure that the characteristics of the Additional Obligations are substantially similar to the original Obligations that were transferred to the trust fund:

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     o    the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider that is independent of Provident; or

     o an independent accountant retained by Provident must provide Provident with a letter stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the prospectus supplement for the related series or the related agreement. A copy of the letter must be delivered to the underwriters, the rating agencies, and the trustee. In preparing that letter, the independent accountant must use the same type of procedures as were applicable to the Obligations that were transferred to the trust fund as of the Closing Date.

     Any Plan fiduciary that proposes to cause a Plan to purchase securities is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemption and the potential consequences in their specific circumstances, before making an investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                Legal Investment

     The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it are mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as mortgage related securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies, and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or those entities. Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to mortgage related securities, securities will constitute legal investments for entities subject to such legislation only to the extent provided in the legislation. Approximately twenty-one states adopted such legislation before the October 4, 1991 deadline.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in securities without limitations as to the percentage of their assets represented by them, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to any regulations the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth restrictions on investments by federal credit unions in mortgage related securities, in each case whether or not the class of securities under consideration for purchase constituted a mortgage related security.

     All depository institutions considering an investment in the securities, whether or not the class of securities under consideration for purchase constitutes a mortgage related security, should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities to the extent adopted by their respective regulators setting forth, in relevant part, particular securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for and restrictions on investing in mortgage derivative products, including mortgage related securities, that are high-risk mortgage securities as defined in the Supervisory Policy Statement on the Securities Activities. According to the

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Supervisory Policy Statement on the Securities Activities, high-risk mortgage securities include securities such as securities not entitled to distributions allocated to principal or interest, or subordinated securities. Under the Supervisory Policy Statement on the Securities Activities, it is the responsibility of each depository institution to determine, before purchase and at stated intervals thereafter, whether a particular mortgage derivative product is a high-risk mortgage security, and whether the purchase or retention of such a product would be consistent with the Supervisory Policy Statement on the Securities Activities.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including prudent investor provisions that may restrict or prohibit investment in securities that are not interest bearing or income paying.

     There may be other restrictions on the ability of some investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             Method of Distribution

     Securities are being offered by this prospectus and a related prospectus supplement in series from time to time, each series evidencing or relating to a separate trust fund, through any of the following methods:

     o By negotiated firm commitment underwriting and public reoffering by underwriters;

     o By agency placements through one or more placement agents primarily with institutional investors and dealers; and

     o    By placement directly by Provident with institutional investors.

     A prospectus supplement will be prepared for each series that will describe the method of offering being used for that series and will identify any underwriters thereof and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters, and the proceeds of the offering to Provident, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between Provident and any underwriter, and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any of them are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Underwriters and agents may be entitled under agreements entered into with Provident to indemnification by Provident against specified civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments that the underwriters or agents may be required to make with respect to those liabilities.

     If a series is offered other than through underwriters, the prospectus supplement relating to it will contain information regarding the nature of the offering and any agreements to be entered into between Provident and purchasers of securities of the series.

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                                 Legal Matters

     Specified legal matters relating to the securities of each series will be passed upon for Provident by Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio. Legal matters relating to some of the federal income tax consequences with respect to the securities will be passed upon for the trust fund by Brown & Wood LLP, New York, New York. Brown & Wood LLP, New York, New York, will act as counsel for the underwriter or underwriters specified in the prospectus supplement.

                             Financial Information

     A new trust fund will be formed for each series of securities and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements for any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     Rating

     The issuance of the securities of each series offered by this prospectus and a prospectus supplement is conditioned on their having been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

     Any rating would be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement for the class and will reflect the rating agency's assessment solely of the likelihood that Holders of a class of securities will receive payments to which the securityholders are entitled under the related agreement. A rating is not an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of the prepayments might differ from that originally anticipated, or the likelihood of early optional termination of the series of securities. A rating should not be considered a recommendation to purchase, hold, or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under some prepayment scenarios.

     We cannot assure you that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the trust fund assets or any credit enhancement for a series, the rating might also be lowered or withdrawn for other reasons, including an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long-term debt.

     The amount, type, and nature of credit enhancement, if any, established for a series of securities will be determined on the basis of criteria established by each rating agency rating classes of the series. The criteria are sometimes based on an actuarial analysis of the behavior of mortgage loans in a larger group. That analysis is often the basis on which each rating agency determines the amount of credit enhancement required for each class. We cannot assure you that the historical data supporting that actuarial analysis will accurately reflect future experience or assure you that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure, or loss experience of any particular pool of loans. We cannot assure you that values of any mortgaged properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the

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mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions that may or may not affect real property values may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures, and losses with respect to any trust fund. To the extent that these losses are not covered by credit enhancement, they will be borne, at least in part, by the Holders of one or more classes of the securities of the related series.

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                             Index of Defined Terms

Term                                    Page
----                                    ----
Additional Obligations.................   75
Amortizable Bond Premium Regulations...   52
Average Interest Rate..................   75
Cash Flow Bond Method..................   59
CERCLA.................................   42
Code...................................   47
Contingent Regulations.................   49
Cut-Off Date...........................    3
Disqualified Organization..............   56
Eligible Corporations..................   69
FASIT Ownership Security...............   68
FASIT Provisions.......................   68
FASIT Qualification Test...............   68
FASIT Regular Securities...............   68
FASIT..................................   68
Garn-St Germain Act....................   44
High-Yield Interest....................   69
Interest Weighted Securities...........   51
IO.....................................   69
NCUA...................................   76

Term                                     Page
----                                     ----
New partnership........................   65
Obligations............................   75
OID Regulations........................   48
OID....................................   48
Old partnership........................   65
Parties in Interest....................   72
Pay-Through Security...................   50
Plans..................................   72
Prepayment Assumption..................   50
Provident..............................    3
PTE 83-1...............................   72
Ratio Strip Securities.................   58
RCRA...................................   43
Regular Interest Securities............   48
Residual Interest Security.............   54
Restricted Group.......................   75
SMMEA..................................   76
Stripped Securities....................   57
thrift institutions....................   56
Underwriter Exemptions.................   73

                           $158,598,000 (APPROXIMATE)

                             PROVIDENT HOME EQUITY

                               LOAN TRUST 2000-A

                          $70,652,000 CLASS A-1 NOTES
                          $87,946,000 CLASS A-2 NOTES

                                HOME EQUITY LOAN
                               ASSET-BACKED NOTES
                                 SERIES 2000-A

                              THE PROVIDENT BANK,
                   AS SELLER, TRANSFEROR AND MASTER SERVICER

               _________________________________________________

                             PROSPECTUS SUPPLEMENT
                                 JUNE 28, 2000
               _________________________________________________

                                LEHMAN BROTHERS
                             PRUDENTIAL SECURITIES